Filed Pursuant to Rule 424(b)(3)
Registration No. 333-283279

COATUE INNOVATION FUND

Class S Shares
Class D Shares
Class I Shares

April 30, 2025, as revised June 10, 2025

Coatue Innovation Fund (the “Fund”) is a newly organized Delaware statutory trust registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), as a non-diversified, closed-end management investment company. Coatue Management, L.L.C. serves as the Fund’s investment adviser (“Coatue” or the “Adviser”) and is responsible for making investment decisions for the Fund’s portfolio.

The Fund’s investment objective is to seek to generate long-term capital appreciation. The Fund seeks to achieve its investment objective by investing, under normal circumstances, at least 80% of its net assets (plus the amount of any borrowings for investment purposes) in “Innovation Companies.” For these purposes, “Innovation Companies” include companies operating and investing in the technology, media and telecommunications sectors and/or other sectors disrupted by innovation, including, but not limited to the energy, healthcare, life science, consumer and retail, mobile internet, digital entertainment and ecommerce, cloud computing, machine learning, artificial intelligence, transportation, semiconductors, robotics, logistics and infrastructure (including electric vehicles and related technologies), defense, mobile gaming and financial services sectors. Innovation Companies include companies that the Adviser believes, at the time of investment, are innovating or enabling innovation, regardless of their primary industry classification. This includes companies that (i) operate in adjacent or secondary industries impacted by technological or process innovation, (ii) develop or implement novel approaches to improve existing products, services, or infrastructure, or (iii) are involved in supporting or facilitating innovation, whether through financing, infrastructure, or other means. This encompasses companies across industries, such as companies in the financial services sector (that are embracing financial innovation) or companies in the energy sector (that are benefiting from tailwinds or infrastructure enhancements due to technology adoption/advancement). Innovation Companies include U.S. and non-U.S. private and public companies, including companies in the pre-initial public offering stage of development. The Fund expects to invest in Innovation Companies that develop, deploy, or enable artificial intelligence or “AI” technologies, including generative AI, machine learning, and related innovations, which the Adviser believes have the potential to drive significant disruption and value creation across industries.

The Fund expects to focus on investing in equity securities of Innovation Companies, including common and preferred stock and other securities having equity-like characteristics such as convertible securities, warrants, options and similar equity-linked instruments. The Fund also may invest in debt instruments, including corporate notes, loans and other debt-like instruments, such as structured credit products and hybrid debt-equity investments with equity upside potential, such as asset-backed securities.

The Fund also may engage in more complex strategies by investing in derivative instruments, including options, swaps, forward and futures contracts, to manage risk or to protect the portfolio during periods of volatility, or to gain specific market exposure or enhance returns. The Fund intends to invest in currency-related instruments, including foreign currency forwards or foreign exchange hedges to mitigate currency risks arising from non-U.S. investments. The Fund may utilize both over-the-counter and exchange traded derivative instruments. Additionally, the Fund intends to engage in short sales against the box, which involve selling a security short while holding an equivalent long position in the same security. These transactions are typically undertaken to hedge downside risk, manage tax liabilities, or preserve portfolio value during periods of market volatility. There is no guarantee that any of the above types of complex strategies will be implemented, or if implemented, will be effective.

Depending on market conditions and other factors determined in the sole discretion of the Adviser, the Fund generally intends to allocate approximately 50-80% of its assets to Public Assets (as defined herein) and 20-50% of its assets to Private Assets (as defined herein). The Fund may maintain its assets in money market securities, cash or cash-equivalent instruments, pending investment, for defensive purposes or to manage liquidity. The Fund’s investments also may include those of other registered investment companies, such as exchange-traded funds (“ETFs”).

This prospectus (the “Prospectus”) applies to the offering of three separate classes of shares of beneficial interest of the Fund (“Shares”) designated as Class S, Class D and Class I Shares. The Shares are generally offered on the first business day of each month at the net asset value (“NAV”) per Share on that day. No person who is admitted as a shareholder of the Fund (a “Shareholder”) will have the right to require the Fund to redeem its Shares.

	Per Class S Share	Per Class D Share	Per Class I Share	Total
Public Offering Price(1)	Current NAV	Current NAV	Current NAV	Amount invested at NAV
Sales Load(2)	3.50%	1.50%	None
Proceeds to the Fund(2)	Current NAV less applicable Sales Load	Current NAV less applicable Sales Load	Current NAV	Amount invested at NAV

(1)	Foreside Fund Services, LLC (the “Distributor”) acts as principal underwriter for the Fund’s Shares and serves in that capacity on a reasonable best efforts basis, subject to various conditions. Class S Shares, Class D Shares and Class I Shares are or will be continuously offered at a price per share equal to the NAV per Share for such class, plus, in the case of Class S Shares and Class D Shares, a maximum sales load of up to 3.50% and 1.50%, respectively, of the offering price. Each share class will initially be offered at $10.00 per Share. Generally, the stated minimum investment by an investor in the Fund is $50,000 with respect to Class S Shares and Class D Shares and $1,000,000 with respect to Class I Shares. The stated minimum investment for Class I Shares may be reduced for certain investors as described under “Purchasing Shares.” The minimum additional investment in the Fund is $5,000 with respect to Class S Shares and Class D Shares and $250,000 with respect to Class I Shares. The Fund may, in its sole discretion, accept investments below these minimums.

(2)	Investments in Class S Shares and Class D Shares of the Fund are sold subject to a sales load of up to 3.50% and 1.50%, respectively, of the purchase amount. For some investors, the sales load may be waived or reduced. The full amount of the sales load may be reallowed to brokers or dealers participating in the offering. No upfront sales load will be paid with respect to Class I Shares. Your financial intermediary may impose additional charges when you purchase Shares of the Fund. Please consult your financial intermediary for additional information.

Investments in the Fund may be made only by eligible investors that are “qualified clients,” as defined in Rule 205-3 under the Investment Advisers Act of 1940, as amended.

An investment in the Fund is speculative with a substantial risk of loss. You should carefully consider these risks together with all of the other information contained in this Prospectus before making a decision to invest in the Fund.

●	The Fund has a limited operating history.

●	Shares are not listed on any securities exchange, and it is not anticipated that a secondary market for Shares will develop. Although the Fund may offer to repurchase Shares from time to time, Shares will not be redeemable at an investor’s option nor will they be exchangeable for shares of any other fund. As a result, an investor may not be able to sell or otherwise liquidate his or her Shares. The Adviser intends to recommend that, in normal market conditions, the Fund’s Board of Trustees conduct quarterly repurchase offers of no more than 5% of the Fund’s net assets.

●	A 2% early repurchase fee (an “Early Repurchase Fee”) may be charged by the Fund with respect to any repurchase of Shares from a Shareholder at any time prior to the day immediately preceding the one-year anniversary of the Shareholder’s purchase of the Shares.

●	The Fund may use leverage as, and to the extent, permitted by the Investment Company Act. The Fund is permitted to obtain leverage using any form of financial leverage instruments, including funds borrowed from banks or other financial institutions, margin facilities, notes or preferred stock and leverage attributable to reverse repurchase agreements or similar transactions. See “Leverage Risk” in “Risks” in the Prospectus.

●	An investment in the Fund may not be suitable for investors who may need the money they invested in a specified timeframe.

●	Investors in Class S or Class D Shares will pay a sales load of up to 3.50% and 1.50%, respectively, on the amounts they invest. If you pay the maximum aggregate of 3.50% or 1.50% for Class S and Class D Shares, respectively, based on a minimum investment of $50,000 you must experience a total return on your net investment of 3.63% and 1.52%, respectively, in order to recover these expenses.

●	Shares are subject to substantial restrictions on transferability and resale and may not be transferred or resold except as permitted under the Fund’s agreement and declaration of trust.

●	The amount of distributions that the Fund may pay, if any, is uncertain.

●	The Fund may pay distributions in significant part from sources that may not be available in the future and that are unrelated to the Fund’s performance, such as the sale of assets, borrowings, return of capital, offering proceeds or from temporary waivers or expense reimbursements borne by the Adviser or its affiliates that may be subject to reimbursement to the Adviser or its affiliates.

You should rely only on the information contained in this Prospectus and the Fund’s Statement of Additional Information. The Fund has not authorized anyone to provide you with different information. You should not assume that the information provided by this Prospectus is accurate as of any date other than the date of this filing. Neither the U.S. Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

You should read this Prospectus, which concisely sets forth information about the Fund, before deciding whether to invest in the Shares and retain it for future reference. A Statement of Additional Information, dated April 30, 2025, as revised May 5, 2025, containing additional information about the Fund (the “SAI”), has been filed with the SEC and, as amended from time to time, is incorporated by reference in its entirety into this Prospectus. You may request a free copy of the SAI, the table of contents of which is on page 98 of this Prospectus, as well as free copies of the Fund’s annual and semi-annual reports to Shareholders (when available), and other information about the Fund by calling State Street Bank and Trust Company at 617-662-7100, by writing to the Fund at 9 West 57th Street, 25th Floor, New York, NY 10019 or by visiting www.coatuectek.com. The Prospectus, the SAI, and the Fund’s annual and semi-annual reports to Shareholders will be published on the following website: www.coatuectek.com. You can get the same information for free from the SEC’s website, https://www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

You should not construe the contents of this Prospectus as legal, tax or financial advice. You should consult with your own professional advisors as to the legal, tax, financial or other matters relevant to the suitability of an investment in the Fund.

This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, a security in any jurisdiction or to any person to whom it is unlawful to make such an offer or solicitation in that jurisdiction.

The Fund’s Shares do not represent a deposit or an obligation of, and are not guaranteed or endorsed by, any bank or other insured depository institution, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency.

SUMMARY OF OFFERING TERMS

The following is only a summary and does not contain all of the information that you should consider before investing in the Fund. Before investing in the Fund, you should carefully read the more detailed information appearing elsewhere in this Prospectus, including the Statement of Additional Information (“SAI”) and the Fund’s Declaration of Trust, as amended, restated or supplemented from time to time (the “Declaration of Trust”).

The Fund

The Fund is a newly organized Delaware statutory trust that is registered under the Investment Company Act as a closed-end, non-diversified, management investment company.

The Fund sells its shares of beneficial interest (“Shares”) only to eligible investors that are “qualified clients,” as defined in Rule 205-3 under the Investment Advisers Act of 1940, as amended (the “Advisers Act”).

This Prospectus applies to the offering of three separate classes of Shares, designated as Class S, Class D and Class I Shares. Each class of Shares will be subject to different fees and expenses. The Fund may offer additional classes of Shares in the future.

The business operations of the Fund are managed and supervised under the direction of the Fund’s Board of Trustees (the “Board”), subject to the laws of the State of Delaware and the Declaration of Trust. The Board is comprised of four trustees, a majority of whom are not “interested persons” (as defined in the Investment Company Act) of the Fund (the “Independent Trustees”).

The Investment Adviser

Coatue Management, L.L.C. serves as the Fund’s investment adviser. The Adviser is registered as an investment adviser with the SEC under the Advisers Act.

The Adviser believes it has established itself as a leading investment management firm with broad global reach and approximately twenty-five years of experience investing in Innovation Companies.

Investment Objective and Principal Investment Strategy

The Fund’s investment objective is to seek to generate long-term capital appreciation. The Fund’s investment objective is a non-fundamental policy of the Fund and may be changed with the approval of the Board upon 60 days’ prior written notice to the Fund’s Shareholders.

The Fund seeks to achieve its investment objective by investing, under normal circumstances, at least 80% of its net assets (plus the amount of any borrowings for investment purposes) in “Innovation Companies.” For these purposes, “Innovation Companies” include companies operating and investing in the technology, media and telecommunications sectors and/or other sectors disrupted by innovation, including, but not limited to the energy, healthcare, life science, consumer and retail, mobile internet, digital entertainment and ecommerce, cloud computing, machine learning, artificial intelligence, transportation, semiconductors, robotics, logistics and infrastructure (including electric vehicles and related technologies), defense, mobile gaming and financial services sectors. Innovation Companies include companies that the Adviser believes, at the time of investment, are innovating or enabling innovation, regardless of their primary industry classification. This includes companies that (i) operate in adjacent or secondary industries impacted by technological or process innovation, (ii) develop or implement novel approaches to improve existing products, services, or infrastructure, or (iii) are involved in supporting or facilitating innovation, whether through financing, infrastructure, or other means. This encompasses companies across industries, such as companies in the financial services sector (that are embracing financial innovation) or companies in the energy sector (that are benefiting from tailwinds or infrastructure enhancements due to technology adoption/advancement).

Innovation Companies include U.S. and non-U.S. private and public companies, including companies in the pre-initial public offering stage of development. The Fund expects to invest in Innovation Companies that develop, deploy, or enable artificial intelligence or “AI” technologies, including generative AI, machine learning, and related innovations, which the Adviser believes have the potential to drive significant disruption and value creation across industries.

The Fund expects to focus on investing in equity securities of Innovation Companies, including common and preferred stock and other securities having equity-like characteristics such as convertible securities, warrants, options, and similar equity-linked instruments. The Fund also may invest in debt instruments, including corporate notes, loans and other debt-like instruments, such as structured credit products and hybrid debt-equity investments with equity upside potential, such as asset-backed securities.

The Fund also may engage in more complex strategies by investing in derivative instruments, including options, swaps, forward and futures contracts, to manage risk or to protect the portfolio during periods of volatility, or to gain specific market exposure or enhance returns. The Fund intends to invest in currency-related instruments, including foreign currency forwards or foreign exchange hedges to mitigate currency risks arising from non-U.S. investments. The Fund may utilize both over-the-counter and exchange traded derivative instruments. Additionally, the Fund intends to engage in short sales against the box, which involve selling a security short while holding an equivalent long position in the same security. These transactions are typically undertaken to hedge downside risk, manage tax liabilities, or preserve portfolio value during periods of market volatility. There is no guarantee that any of the above types of complex strategies will be implemented, or if implemented, will be effective.

Depending on market conditions and other factors determined in the sole discretion of the Adviser, the Fund generally intends to allocate approximately 50-80% of its assets to Public Assets (as defined herein) and 20-50% of its assets to Private Assets (as defined herein). The Fund may maintain its assets in money market securities, cash or cash-equivalent instruments, pending investment, for defensive purposes or to manage liquidity. The Fund’s investments also may include those of other registered investment companies, such as exchange-traded funds (“ETFs”).

Public Assets will primarily include long-biased public investments in markets in North America, Latin America, the Middle East, Europe and Asia. Private Assets, depending on market conditions and available opportunities that the Adviser views as attractive, may include:

Growth Equity. Equity investments in private companies with potentially large addressable markets that can support large valuations over time, which the Adviser defines as markets with significant revenue potential, robust customer demand and growth opportunities driven by innovation or secular trends. The Fund may gain access to such growth equity investments through a number of different approaches, including but not limited to privately negotiated primary transactions as well as privately negotiated opportunistic secondary investments (including tender offer participation to support private companies’ provision of liquidity to their security holders).

Structured Capital. These investments include equity and equity-linked investments that may have debt-like contractual or structural components, including investments that may be convertible into equity securities, that may include equity upside via warrants, equity participation rights or other contractual provisions. The Fund may gain access to such structured capital investments through several different approaches, including but not limited to: (i) loans and structured credit or credit derivatives; (ii) private credit or hybrid investments; (iii) opportunistic credit; (iv) mezzanine investments; (v) liquid credit investments; (vi) structured growth equity investments; (vii) asset-backed securities; or (viii) offerings of non-convertible preferred stock, convertible preferred stock, or convertible or non-convertible notes or bonds. Such structured capital investments may be custom equity-like structures in which the Fund may seek to include debt-like elements (e.g., payment-in-kind or “PIK” interest) and/or contractual liquidity rights (e.g., exit and redemption rights). Depending on their structure and characteristics, certain structured capital investments may be classified as Public Assets, particularly where they are notionally linked to public securities, such as through convertibility features, hedging arrangements, or other market-based references.

The Fund intends to maintain a limited amount of liquid assets consistent with prudent liquidity management. Generally, the Fund does not expect liquid investments, including cash and cash equivalents, such as money market instruments, to exceed 20% of its net assets. For defensive purposes, which may be for extended periods of time, risk and liquidity management or in connection with implementing changes in its allocation between Public Assets and Private Assets, the Fund may hold a substantially higher amount of liquid investments, including cash and cash equivalents. In such defensive circumstances, elevated cash levels may be maintained to preserve capital, mitigate market volatility, or provide flexibility to deploy capital opportunistically when market conditions stabilize. This provides the Fund with strategic flexibility while remaining consistent with its overall investment objective and strategies.

The Fund is permitted to borrow money or issue debt securities in an amount up to 33-1/3% of its total assets in accordance with the Investment Company Act. The Fund intends to establish a credit line to borrow money for a range of purposes, including to provide liquidity for capital calls by portfolio investments, to satisfy tender requests, to manage timing issues in connection with the inflows of additional capital and the acquisition of Fund investments and to otherwise satisfy Fund obligations. There is no assurance, however, that the Fund will be able to enter into a credit line or that it will be able to timely repay any borrowings under such credit line. To enhance the Fund’s liquidity, particularly in times of possible net outflows through the repurchase of Shares by periodic tender offers to Shareholders, the Adviser may sell certain of the Fund’s assets.

There can be no assurance that the Fund’s investment objective will be achieved or that the Fund’s investment program will be successful. The investment strategies employed by the Adviser are speculative and not intended as a complete investment program. The strategies are only for sophisticated persons who are able to bear the risk of loss.

Investment Philosophy

The Adviser believes that its longstanding dedicated Public Asset strategies coupled with its longstanding dedicated Private Asset strategies put it in a unique position to identify and evaluate investment opportunities for the Fund across the entire lifecycle of an idea or trend. The Adviser believes this added context helps to better inform important aspects of its investment decisions relating to, for example, the timing, price, and size of the Fund’s investments, among other things.

The Adviser intends to leverage its holistic view of the investing lifecycle to gain important perspective on the positioning of, and growth prospects for, interesting ideas and investment opportunities. It will seek to employ its deep fundamental research experience, coupled with its proprietary, data-driven processes to evaluate important variables, including, but not limited to, valuation, total available market opportunity, customer engagement, competition and growth potential.

Risk Factors	An investment in the Fund is speculative with a substantial risk of loss. The Fund has a limited operating history. Because the Fund is actively managed, it will be dependent on the activities of the investment team and, as a result, it is subject to both management of and dependence on the Adviser. The amount of distributions that the Fund may pay, if any, is uncertain. The Shares are considered less liquid due to a lack of a secondary market or readily available market quotations. Shares are also subject to substantial restrictions on transferability and resale. Although the Adviser intends to recommend repurchase of Shares under normal market conditions to enhance the Fund’s liquidity, there is no assurance that the Fund will conduct repurchase offers in any particular period. Consequently, an investment in the Fund may be suitable primarily for long-term investors. Please refer to “Risks” for additional considerations relevant to an investment in the Fund.

Distributor

Foreside Fund Services, LLC, acts as distributor for the Fund’s Shares (the “Distributor”) and serves in that capacity on a reasonable best efforts basis, subject to various conditions.

Financial intermediaries may enter into selling agreements with the Distributor to purchase shares in the Fund on behalf of their clients. Such selling agents or other financial intermediaries may impose terms and conditions on Shareholder accounts and investments in the Fund that are in addition to the terms and conditions set forth in this Prospectus.

Share Classes; Minimum Investments

The Fund is offering three separate classes of Shares designated as Class S, Class D and Class I Shares. Each class of Shares has differing characteristics, particularly in terms of the sales charges that Shareholders in that class may bear, and the Distribution and Servicing Fee (as defined herein) that each class may be charged.

Under the terms of the SEC exemptive relief that the Fund has received to offer multiple share classes, the Fund voluntarily will be subject to Rule 12b-1 under the Investment Company Act. Accordingly, the Fund has adopted a distribution and servicing plan for its Class S Shares and Class D Shares (the “Distribution and Servicing Plan”) and pays the Distribution and Servicing Fee with respect to its Class S and Class D Shares.

The minimum initial investment in the Fund by any investor is $50,000 with respect to Class S Shares and Class D Shares, and $1,000,000 with respect to Class I Shares. The minimum additional investment in the Fund by any investor is $5,000 with respect to Class S Shares and Class D shares and $250,000 with respect to Class I Shares.

The stated minimum investment for Class I Shares may be reduced for certain investors as described under “Purchasing Shares.” In addition, the Board reserves the right to accept lesser amounts below these minimums for Trustees of the Fund and employees of the Adviser and its affiliates and vehicles controlled by such employees.

The minimum initial and additional investments may be reduced by the Fund in the Fund’s discretion for certain investors based on consideration of various factors, including the investor’s overall relationship with the Adviser, the investor’s holdings in other funds affiliated with the Adviser, and such other matters as the Adviser may consider relevant at the time, though Shares will only be sold to investors that satisfy the Fund’s eligibility requirements. The minimum initial and additional investments may also be reduced by the Fund, in its discretion, for clients of certain registered investment advisers, broker dealers and other financial intermediaries based on the consideration of various factors, including but not limited to the registered investment adviser or other financial intermediaries’ overall relationship with the Adviser, the type of distribution channels offered by the intermediary and such other factors as the Adviser may consider relevant at the time.

In addition, the Fund may, in the discretion of the Adviser, aggregate the accounts of clients of registered investment advisers, broker dealers and other financial intermediaries whose clients invest in the Fund for purposes of determining satisfaction of minimum investment amounts. At the discretion of the Adviser, the Fund may also aggregate the accounts of clients of certain registered investment advisers, broker dealers and other financial intermediaries across Share classes for purposes of determining satisfaction of minimum investment amounts for a specific Share class. The aggregation of accounts of clients of registered investment advisers, broker dealers and other financial intermediaries for purposes of determining satisfaction of minimum investment amounts for the Fund or for a specific Share class may be based on consideration of various factors, including the registered investment adviser or other financial intermediaries’ overall relationship with the Adviser, the type of distribution channels offered by the intermediary and such other factors as the Adviser may consider relevant at the time.

Initial Closing	The initial closing occurred on May 2, 2025 (the “Initial Closing Date”). The purchase price of each class of Shares on the Initial Closing Date was $10.00 per Share.

Eligible Investors

Although the Shares are registered under the Securities Act of 1933, as amended (the “Securities Act”), the Shares are sold only to persons or entities that are “qualified clients,” as defined in Rule 205-3 under the Advisers Act.

Financial intermediaries may impose additional eligibility requirements.

Each prospective investor in the Fund should obtain the advice of his, her or its own legal, accounting, tax and other advisers in reviewing documents pertaining to an investment in the Fund, including, but not limited to, this Prospectus, the SAI and the Declaration of Trust before deciding to invest in the Fund.

ERISA Considerations

Investors subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and other tax-exempt entities, including employee benefit plans, individual retirement accounts (“IRAs”), 401(k) plans and Keogh plans, may purchase Shares.

Because the Fund is registered as an investment company under the Investment Company Act, the underlying assets of the Fund are not “plan assets” of the ERISA plans investing in the Fund. Accordingly, neither ERISA’s fiduciary responsibility or prohibited transaction rules apply to the Fund nor the Adviser.

Purchasing Shares

Shares generally are offered for purchase as of the first business day of each calendar month, or at such other times as determined in the discretion of the Board. The purchase price of the Shares is based on the net asset value (“NAV”) per Share as of the date such Shares are purchased. Fractions of Shares are issued to one one-hundredth of a Share.

Class S and Class D Shares are sold subject to a sales load of up to 3.50% and 1.50%, respectively, of the purchase amount. For some investors, the sales charge may be waived or reduced. The full amount of the sales charge may be reallowed to brokers or dealers participating in the offering. Class I shares are not sold subject to a sales load. If you invest through a financial intermediary, your financial intermediary may impose additional charges when you purchase Shares of the Fund.

Subscriptions are generally subject to the receipt of cleared funds on or prior to the acceptance date set by the Fund and notified to prospective investors. An investor who misses the acceptance date will have the effectiveness of his, her or its investment in the Fund delayed until the following month.

Pending any closing, funds received from prospective investors will be placed in an account with State Street Bank and Trust Company, the Fund’s transfer agent (the “Transfer Agent”). On the date of any closing, the balance in the account with respect to each investor whose investment is accepted will be invested in the Fund on behalf of such investor. Prospective investors whose subscriptions to purchase Shares are accepted by the Fund will become shareholders by being admitted as Shareholders.

A prospective investor must submit a completed subscription document on or prior to the acceptance date set by the Fund and notified to prospective investors. An existing Shareholder generally may subscribe for additional Shares by completing an additional subscription agreement by the acceptance date and funding such amount by the deadline. The Fund reserves the right to accept or reject, in its sole discretion, any request to purchase Shares at any time. The Fund also reserves the right to suspend or terminate offerings of Shares at any time. Unless otherwise required by applicable law, any amount received in advance of a purchase ultimately rejected by the Fund will be returned promptly to the prospective investor without the deduction of any sales load, fees or expenses.

Prospective investors who purchase Shares through financial intermediaries will be subject to the procedures of those intermediaries through which they purchase Shares, which may include charges, investment minimums, cutoff times and other restrictions in addition to, or different from, those listed herein. Prospective investors purchasing shares of the Fund through financial intermediaries should acquaint themselves with their financial intermediaries’ procedures and should read this Prospectus in conjunction with any materials and information provided by their financial intermediaries.

Distributions

The Fund intends to make distributions on an annual basis in aggregate amounts representing substantially all of the Fund’s investment company taxable income (including realized short-term capital gains), if any, earned during the year. Distributions may also include net capital gains, if any.

Because the Fund intends to qualify annually as a regulated investment company (a “RIC”) under the Code, the Fund intends to distribute at least 90% of its annual net taxable income to its Shareholders. Nevertheless, there can be no assurance that the Fund will pay distributions to Shareholders at any particular rate. Each year, a statement on Internal Revenue Service (“IRS”) Form 1099-DIV identifying the amount and character of the Fund’s distributions will be mailed to Shareholders. See “Taxes, RIC Status” below and “Material U.S. Federal Income Tax Considerations.”

Dividend Reinvestment Plan

The Fund operates under a dividend reinvestment plan (the “DRIP”) administered by State Street Bank and Trust Company. Pursuant to the DRIP, the Fund’s income dividends or capital gains or other distributions, net of any applicable U.S. withholding tax, are reinvested in the same class of Shares of the Fund.

Shareholders automatically participate in the DRIP, unless and until an election is made to withdraw from the DRIP on behalf of such participating Shareholder. A Shareholder who does not wish to have distributions automatically reinvested may terminate participation in the DRIP at any time by written instructions to that effect to State Street Bank and Trust Company. Shareholders who elect not to participate in the DRIP will receive all distributions in cash paid to the Shareholder of record (or, if the Shares are held in street or other nominee name, then to such nominee). Such written instructions must be received by State Street Bank and Trust Company30 days prior to the record date of the distribution or the Shareholder will receive such distribution in Shares through the DRIP. Under the DRIP, the Fund’s distributions to Shareholders are reinvested in full and fractional Shares.

No Redemption; Restrictions on Transfer	No Shareholder has the right to require the Fund to redeem Shares. With very limited exceptions, Shares are not transferable, and liquidity for investments in Shares may be provided only through periodic offers by the Fund to repurchase Shares from Shareholders. See “Repurchase of Shares.”

Repurchase of Shares

To provide a limited degree of liquidity to Shareholders, at the sole discretion of the Adviser and subject to the Board’s approval, the Fund may from time to time offer to repurchase Shares pursuant to written tenders by Shareholders.

Subject to the Board’s discretion, under normal market circumstances, the Fund intends to conduct repurchase offers of no more than 5% of the Fund’s net assets on a quarterly basis.

Any repurchases of Shares will be made at such times and on such terms as may be determined by the Board from time to time in its sole discretion. In determining whether the Fund should offer to repurchase Shares from Shareholders of the Fund pursuant to repurchase requests, the Board may consider, among other things, the recommendation of the Adviser as well as a variety of other operational, business and economic factors. The Fund may repurchase less than the full amount that Shareholders request to be repurchased.

Under certain circumstances, the Board may offer to repurchase Shares at a discount to their prevailing NAV. The Board may under certain circumstances elect to postpone, suspend or terminate an offer to repurchase Shares.

A 2.00% early repurchase fee (an “Early Repurchase Fee”) will be charged by the Fund with respect to any repurchase of Shares from a Shareholder at any time prior to the day immediately preceding the one-year anniversary of the Shareholder’s purchase of the Shares. Shares tendered for repurchase will be treated as having been repurchased on a “first in-first out” basis. The Early Repurchase Fee payable by a Shareholder may be waived by the Fund in circumstances where the Board determines that doing so is in the best interests of the Fund.

Other Fees and Expenses	The Fund is subject to various fees and expenses, including an Advisory Fee, Distribution and Servicing Fee, and Incentive Fee. These fees apply to different share classes and are designed to compensate the Adviser and financial intermediaries for their services. A more detailed discussion of the Fund’s expenses can be found below under “Advisory Fee,” “Incentive Fee” and “Distribution and Servicing Fee.”

Advisory Fee

In consideration of the advisory services provided by the Adviser, the Fund pays the Adviser a monthly advisory fee at an annual rate of 1.25% based on the value of the Fund’s net assets calculated and accrued monthly as of the last business day of each month (the “Advisory Fee”).

For purposes of determining the Advisory Fee payable to the Adviser, the value of the Fund’s net assets will be calculated prior to the inclusion of the Advisory Fee and Incentive Fee, if any, payable to the Adviser, the Distribution and Servicing Fee, or any purchases or repurchases of Shares of the Fund or any distributions by the Fund. The Advisory Fee will be payable monthly in arrears. The Advisory Fee is paid to the Adviser out of the Fund’s assets, and therefore decreases the net profits or increases the net losses of the Fund.

The services of all investment professionals and staff of the Adviser, when and to the extent engaged in providing investment advisory and management services, and the compensation and routine overhead expenses of such personnel allocable to such services, are provided and paid for by the Adviser. The Fund bears all other costs and expenses of its operations and transactions as set forth in its investment advisory and management agreement with the Adviser (the “Investment Advisory Agreement”).

In addition to the fees and expenses to be paid by the Fund under the Investment Advisory Agreement, the Adviser and its affiliates are entitled to reimbursement by the Fund of the Adviser’s and its affiliates’ cost of providing the Fund with certain non-advisory services. If persons associated with the Adviser or any of its affiliates, including persons who are officers of the Fund, provide accounting, legal, clerical, compliance or administrative and similar oversight services to the Fund at the request of the Fund, the Fund may reimburse the Adviser and its affiliates for their costs in providing such accounting, legal, clerical, compliance or administrative and similar oversight services to the Fund (which costs may include an allocation of overhead including rent and the allocable portion of the salaries and benefits of the relevant persons and their respective staffs, including travel expenses), using a methodology for determining costs approved by the Board.

The Adviser has agreed to voluntarily waive its Advisory Fee for the six-month period from the Initial Closing Date. The Advisory Fees waived by the Adviser during this six-month period are not subject to recoupment by the Adviser under the Expense Limitation Agreement.

Incentive Fee

The Adviser will charge an incentive fee equal to 12.5% of the Fund’s Total Return (the “Incentive Fee”), subject to a 5.0% annual Hurdle Amount and a High Water Mark with a 100% Catch-Up (each as defined below). The Incentive Fee will be measured on a calendar year basis, be paid annually and accrue monthly (subject to pro-rating for partial periods).

Specifically, the Adviser is entitled to an Incentive Fee in an amount equal to:

●              First, if the Fund’s Total Return for the applicable period exceeds the sum of (i) the Hurdle Amount for that period and (ii) the Loss Carryforward Amount (any such excess, “Excess Profits”), 100% of such annual Excess Profits until the total amount of the Incentive Fee payable to the Adviser equals 12.5% of the sum of (x) the Hurdle Amount for that period and (y) any amount payable to the Adviser pursuant to this clause (this is commonly referred to as a “Catch-Up”); and

●              Second, to the extent there are remaining Excess Profits, 12.5% of such remaining Excess Profits.

“Total Return” for any period since the end of the prior calendar-year end shall equal the sum of (i) all distributions accrued or paid (without duplication) on Shares outstanding at the end of such period since the beginning of the then-current calendar year plus (ii) the change in aggregate net asset value of such Shares since the beginning of the then-current calendar year, before giving effect to (x) changes resulting solely from the proceeds of issuances of Shares, (y) any accrual of the Incentive Fee and (z) applicable Distribution and Servicing Fee expenses minus (iii) all other Fund expenses (to the extent not already reflected in clause (ii)) but excluding applicable expenses for Distribution and Servicing Fees. For the avoidance of doubt, the calculation of Total Return will (i) include any, realized or unrealized, appreciation or depreciation in the net asset value of Shares issued during the then-current calendar year, (ii) treat taxes withheld by the Fund on distributions to shareholders as part of the distributions accrued or paid on Shares and (iii) exclude the proceeds from the initial issuance of such Shares.

“Hurdle Amount” for any period during the then-current calendar year means that amount that results in a 5.0% annualized return on the net asset value of the Shares outstanding at the beginning of the then-current calendar year and all Shares issued since the beginning of the then-current calendar year calculated in accordance with recognized industry practices and taking into account: (i) the timing and amount of all distributions accrued or paid (without duplication) on all such Shares minus all Fund expenses but excluding applicable expenses for Distribution and Servicing Fees; and (ii) all issuances of Shares over the period.

The net asset value of Shares used in determining the Hurdle Amount will be calculated before giving effect to any accrual of the Incentive Fee and applicable expenses for Distribution and Servicing Fees. For the avoidance of doubt, the calculation of the Hurdle Amount for any period will exclude: any Shares repurchased during such period, which Shares will be subject to the Incentive Fee upon repurchase. Except as described in “Loss Carryforward Amount” below, any amount by which Total Return falls below the Hurdle Amount will not be carried forward to subsequent periods.

“Loss Carryforward Amount” shall initially equal zero and shall cumulatively increase by the absolute value of any negative annual Total Return and decrease by any positive annual Total Return; provided, that the Loss Carryforward Amount shall at no time be less than zero and provided further that the calculation of the Loss Carryforward Amount will exclude the Total Return related to any Shares redeemed during the then-current calendar year, which Shares will be subject to the Incentive Fee upon repurchase. The effect of the Loss Carryforward Amount is that the recoupment of past annual Total Return losses will offset the positive annual Total Return for purposes of the calculation of the Incentive Fee. This is referred to as a “High Water Mark.”

Promptly following the end of each calendar year, the Adviser will be entitled to an Incentive Fee as described above calculated in respect of the portion of the year to date, less any Incentive Fee received with respect to prior periods within that year (the “Annual Allocation”). The Incentive Fee that the Adviser is entitled to receive at the end of each calendar year will be reduced by the cumulative amount of Incentive Fees paid during that year. See “Net Asset Valuation” below.

The Adviser will not be obligated to return any portion of the Incentive Fee paid by the Fund due to the subsequent performance of the Fund.

Distribution and Servicing Fee

Class S Shares and Class D Shares are subject to an ongoing distribution and shareholder servicing fee (the “Distribution and Servicing Fee”) to compensate financial industry professionals for distribution-related expenses, if applicable, and providing ongoing services in respect of Shareholders who own Class S or Class D Shares of the Fund. Class S Shares and Class D Shares pay a Distribution and Servicing Fee to the Distributor at an annual rate of 0.85% and 0.25%, respectively, based on the aggregate net assets of the Fund attributable to such class. For purposes of determining the Distribution and Servicing Fee, NAV will be calculated prior to any reduction for any fees and expenses, including, without limitation, the Distribution and Servicing Fee payable.

Class I Shares are not subject to a Distribution and Servicing Fee.

The Adviser, or its affiliates, may pay additional compensation out of its own resources (i.e., not Fund assets) to certain selling agents or financial intermediaries in connection with the sale of the Shares. The additional compensation may differ among brokers or dealers in amount or in the amount of calculation. Payments of additional compensation may be fixed dollar amounts or, based on the aggregate value of outstanding Shares held by Shareholders introduced by the broker or dealer, or determined in some other manner. The receipt of the additional compensation by a selling broker or dealer may create potential conflicts of interest between an investor and its broker or dealer who is recommending the Fund over other potential investments.

Transfer Restrictions

A Shareholder may assign, transfer, sell, encumber, pledge or otherwise dispose of (each, a “transfer”) Shares only (i) by operation of law pursuant to the death, divorce, insolvency, bankruptcy, or adjudicated incompetence of the Shareholder; or (ii) under other limited circumstances, with the consent of the Fund (which may be withheld in its sole discretion).

Notice of a proposed transfer of Shares must be accompanied by properly completed transfer information documents in respect of the proposed transferee and must include evidence satisfactory to the Fund that the proposed transferee, at the time of the transfer, meets any requirements imposed by the Fund with respect to investor eligibility and suitability. Each transferring Shareholder and transferee may be charged reasonable expenses, including attorneys’ and accountants’ fees, incurred by the Fund in connection with the transfer.

Valuation	The Board has designated the Adviser as the Fund’s valuation designee for purposes of Rule 2a-5 under the Investment Company Act. The Adviser is responsible for the valuation of the Fund’s portfolio investments for which market quotations are not readily available, as determined in good faith pursuant to the Adviser’s and the Fund’s valuation policy and consistently applied valuation process. The Adviser utilizes independent third-party pricing services and independent third-party valuation services to value certain portfolio investments. Portfolio securities and other assets for which market quotes are readily available are valued at market value. In circumstances where market quotes are not readily available, the Adviser has adopted methods for determining the fair value of such securities and other assets.

Leverage; Borrowing

The Fund may use leverage as and to the extent permitted by the Investment Company Act. The Fund is permitted to obtain leverage using any form of financial leverage instruments, including funds borrowed from banks or other financial institutions, margin facilities, notes or preferred stock and leverage attributable to reverse repurchase agreements or similar transactions.

With respect to senior securities representing indebtedness, other than temporary borrowings as defined under the Investment Company Act, the Fund is required under current law to have an asset coverage of at least 300%, as measured at the time of borrowing and calculated as the ratio of the Fund’s total assets (less all liabilities and indebtedness not represented by senior securities) over the aggregate amount of the Fund’s outstanding senior securities representing indebtedness. With respect to senior securities that are preferred stock, the Fund is required under current law to have an asset coverage of at least 200%, as measured at the time of the issuance of any such shares of preferred stock and calculated as the ratio of the Fund’s total assets (less all liabilities and indebtedness not represented by senior securities) over the aggregate amount of the Fund’s outstanding senior securities representing indebtedness plus the aggregate liquidation preference of any outstanding shares of preferred stock.

Co-Investments

The Fund relies on an order for exemptive relief (the “Order”) from the SEC to permit it to co-invest with other funds managed by the Adviser or its affiliates in a manner consistent with the Fund’s investment objective, positions, policies, strategies and restrictions as well as regulatory requirements and other pertinent factors.

Pursuant to the Order, the Fund generally is permitted to co-invest with certain of its affiliates if a “required majority” (as defined in Section 57(o) of the Investment Company Act) of the Independent Trustees make certain conclusions in connection with a co-investment transaction, including that (i) the terms of the transaction, including the consideration to be paid, are reasonable and fair to the Fund and the Shareholders and do not involve overreaching of the Fund or the Shareholders on the part of any person concerned, (ii) the transaction is consistent with the interests of the Shareholders and is consistent with the Fund’s investment objective and strategies, (iii) the investment by the Fund’s affiliates would not disadvantage the Fund, and the Fund’s participation would not be on a basis different from or less advantageous than that on which its affiliates are investing and (iv) the proposed investment by the Fund would not benefit the Adviser or its affiliates or any affiliated person of any of them (other than the parties to the transaction), except to the extent permitted by the Order and applicable law, including the limitations set forth in Section 17(e) of the Investment Company Act.

Taxes; RIC Status

The Fund intends to elect to be treated as, and intends to qualify and continue to qualify each year to be treated as, a regulated investment company or a “RIC” under Subchapter M of the Code. In order to qualify for tax treatment as a RIC for U.S. federal income tax purposes, the Fund will need to assure that (among other things) it distributes annually, an amount equal to at least 90% of its “investment company taxable income.”

For a discussion of certain tax risks and considerations relating to an investment in the Fund, see “Material U.S. Federal Income Tax Considerations.”

Prospective investors are urged to consult their tax advisers with respect to the specific U.S. federal, state, local, U.S. and non-U.S. tax consequences, including applicable tax reporting requirements.

Tax Reports	The Fund will distribute to its Shareholders, as soon as practicable after the end of each taxable year, IRS Forms 1099-DIV detailing the amounts includible in such Shareholder’s taxable income for such year as ordinary income, qualified dividend income and long-term capital gains. Dividends and other taxable distributions are taxable to the Fund’s Shareholders even if they are reinvested in additional Shares pursuant to the DRIP. For a discussion of certain tax risks and considerations relating to an investment in the Fund, see “Material U.S. Federal Income Tax Considerations.”

Reports to Shareholders	The Fund will provide Shareholders with an audited annual report and an unaudited semi-annual report within 60 days after the close of the reporting period for which the report is being made, or as otherwise required by the Investment Company Act. Shareholders will also receive quarterly commentary regarding the Fund’s operations and investments.

Fiscal Year and Tax Year	The Fund’s fiscal year is the 12-month period ending on December 31. The Fund’s taxable year is the 12-month period ending on December 31.

Term	The Fund’s term is perpetual unless the Fund is otherwise terminated under the terms of the Declaration of Trust.

Custodian and Transfer Agent	State Street Bank and Trust Company, serves as the Fund’s primary custodian (the “Custodian”), and as the Fund’s transfer agent. To the extent the Fund invests directly in cryptocurrency or similar digital assets in the future, it is expected that Coinbase Custody Trust Company (“Coinbase Custody”) would serve as the Fund’s custodian for those assets.

Independent Accountants	KPMG LLP serves as the independent registered public accounting firm of the Fund.

SUMMARY OF FEES AND EXPENSES

The fee table below is intended to assist Shareholders in understanding the various costs and expenses that the Fund expects to incur, and that Shareholders can expect to bear, by investing in the Fund. This fee table is based on estimated expenses of the Fund for the fiscal year ending December 31, 2025, and assumes that the Fund has net assets of $1 billion as of such date. The Fund’s actual net assets and expenses, as of such date, may vary, perhaps substantially from these estimates.

Shareholder Transaction Expenses (fees paid directly from your investment)	Class S Shares	Class D Shares	Class I Shares
Maximum Sales Load (as a percentage of purchase amount)(1)	3.50%	1.50%	None
Maximum Early Repurchase Fee (as a percentage of repurchased amount)(2)	2.00%	2.00%	2.00%
Dividend Reinvestment and Cash Purchase Plan Fees(3)	0%	0%	0%

Estimated Annual Operating Expenses (as a percentage of net assets attributable to Shares)	Class S Shares	Class D Shares	Class I Shares
Advisory Fee(4)	1.25%	1.25%	1.25%
Incentive Fee(5)	0%	0%	0%
Distribution and Servicing Fee(6)	0.85%	0.25%	None
Other Expenses(7)	0.89%	0.89%	0.89%
Total Annual Expenses	2.99%	2.39%	2.14%
Less Fee Waiver / Expense Reimbursement(8)	(0.14)%	(0.14)%	(0.14)%
Total Annual Expenses after Fee Waiver / Expense Reimbursement	2.85%	2.25%	2.00%

1.	Investors purchasing Class S and Class D Shares may be subject to a sales load of up to 3.50% and 1.50%, respectively, of the investment amount. Class I shares are not sold subject to a sales load. Please consult your financial intermediary for additional information.

2.	A 2.00% Early Repurchase Fee payable to the Fund will be charged with respect to the repurchase of Shares at any time prior to the day immediately preceding the one-year anniversary of a Shareholder’s purchase of the Shares (on a “first in - first out” basis). An Early Repurchase Fee payable by a Shareholder may be waived in circumstances where the Board determines that doing so is in the best interests of the Fund and in a manner that will not discriminate unfairly against any Shareholder. The Early Repurchase Fee will be retained by the Fund for the benefit of the remaining Shareholders.

3.	The Fund does not currently expect to charge fees under its Dividend Reinvestment Plan. The Fund does not presently maintain a Cash Purchase Plan.

4.	The Fund pays the Adviser an Advisory Fee of 1.25% on an annualized basis of the value of the Fund’s net assets calculated and accrued monthly as of the last business day of each month and payable monthly. For purposes of determining the Advisory Fee payable to the Adviser, the value of the Fund’s net assets will be calculated prior to the inclusion of the Advisory Fee and Incentive Fee payable to the Adviser or to any purchases or repurchases of Shares of the Fund or any distributions by the Fund. The Adviser has agreed to voluntarily waive its Advisory Fee for the six-month period from the Initial Closing Date. The Advisory Fees waived by the Adviser during this six-month period are not subject to recoupment by the Adviser under the Expense Limitation Agreement. Such fee waiver is not reflected in the above fee table.

5.	The Adviser will charge an Incentive Fee equal to 12.5% of the Fund’s Total Return, subject to a 5.0% annual Hurdle Amount and a High Water Mark with a 100% Catch-Up (each as defined and described in further detail herein). The Incentive Fee will be measured on a calendar year basis, be paid annually and accrue monthly (subject to pro-rating for partial periods). No Incentive Fee is shown in the table as the Fund has not yet commenced operations and no performance return has been assumed.

6.	Class S Shares and Class D Shares are subject to an ongoing Distribution and Servicing Fee to compensate financial industry professionals for distribution-related expenses, if applicable, and providing ongoing services in respect of Shareholders who own Class S or Class D Shares of the Fund. Class S Shares and Class D Shares pay a Distribution and Servicing Fee to the Distributor at an annual rate of 0.85% and 0.25%, respectively, based on the aggregate net assets of the Fund attributable to such class.

7.	Other Expenses are based on estimated amounts that have been annualized for the current fiscal year and include, among other things, estimated professional fees and other expenses that the Fund bears, including initial and ongoing offering costs, fees and expenses related to the administration of the Fund, transfer agent and custodian and the reimbursement of costs of personnel associated with the Adviser or its affiliates who provide certain non-advisory services to the Fund, as permitted under the Investment Advisory Agreement.

8.	Pursuant to an expense limitation agreement (the “Expense Limitation Agreement”) with the Fund, the Adviser has agreed to waive fees that it would otherwise be paid, and/or to assume expenses of the Fund, if required to ensure that annual operating expenses (excluding (i) the Advisory Fee; (ii) the Incentive Fee; (iii) any Distribution and Servicing Fee; (iv) all fees and expenses of portfolio companies in which the Fund invests (including all acquired fund fees and expenses); (v) transactional costs associated with consummated and unconsummated transactions, including legal costs and brokerage commissions, associated with the acquisition, disposition and maintenance of investments by the Fund; (vi) interest; (vii) taxes; (viii) brokerage commissions; (ix) dividend and interest expenses relating to short sales; and (x) extraordinary expenses (expenses resulting from events and transactions that are distinguished by their unusual nature and by the infrequency of their occurrence)) do not exceed 0.75% per annum of the average monthly net assets of each class of Shares. With respect to each class of Shares, the Fund agrees to repay the Adviser any fees waived under the Expense Limitation Agreement or any expenses the Adviser reimburses in excess of the Expense Limitation Agreement for such class of Shares, provided the repayments do not cause annual operating expenses for that class of Shares to exceed the expense limitation in place at the time the fees were waived and/or the expenses were reimbursed, or the expense limitation in place at the time the Fund repays the Adviser, whichever is lower. Any such repayments must be made within three years after the month in which the Adviser incurred the expense. The Expense Limitation Agreement has a term ending one year from the initial offering of the Fund’s securities under an effective Registration Statement on Form N-2, and the Adviser may extend the term for a period of one year on an annual basis, subject to the approval of the Board, including a majority of the Independent Trustees. Organizational and certain initial operating expenses incurred prior to the commencement of the Fund’s operations and reimbursed by the Adviser are included as reimbursable expenses under the Expense Limitation Agreement, subject to the same three-year recoupment period.

The purpose of the table above and the examples below is to assist prospective investors in understanding the various costs and expenses Shareholders will bear.

The following examples are intended to help you compare the cost of investing in the Fund with the cost of investing in other funds. The examples assume that all distributions are reinvested at net asset value and that the percentage amounts listed under Annual Expenses remain the same (except that the examples incorporate the fee waiver and expense reimbursement arrangements from the Expense Limitation Agreement for only the one-year example and the first year of the three-, five- and ten-year examples). The assumption in the hypothetical example of a 5% annual return is required by regulation of the SEC and applicable to all registered investment companies. The assumed 5% annual return is not a prediction of, and does not represent, the projected or actual performance of the Fund.

Example 1

	1 Year	3 Years	5 Years	10 Years
You would pay the following expenses on a $1,000 Class S Shares investment, assuming a 5% annual return:	$63	$123	$186	$354
You would pay the following expenses on a $1,000 Class D Shares investment, assuming a 5% annual return:	$37	$87	$140	$283
You would pay the following expenses on a $1,000 Class I Shares investment, assuming a 5% annual return:	$20	$66	$114	$246

Example 2

	1 Year	3 Years	5 Years	10 Years
You would pay the following expenses on a $50,000 Class S Shares investment, assuming a 5% annual return:	$3,140	$6,150	$9,283	$17,681
You would pay the following expenses on a $50,000 Class D Shares investment, assuming a 5% annual return:	$1,873	$4,359	$6,977	$14,141
You would pay the following expenses on a $50,000 Class I Shares investment, assuming a 5% annual return:	$1,015	$3,286	$5,689	$12,324

The Examples above are based on the annual fees and expenses set forth on the table above. They should not be considered a representation of future expenses. Actual expenses may be greater or less than those shown, and the Fund’s actual rate of return may be greater or less than the hypothetical 5.0% return assumed in the examples. A greater rate of return than that used in the Examples would increase the dollar amount of the asset-based fees paid by the Fund, as well as the effect of the Incentive Fee.

THE FUND

The Fund is a newly organized Delaware statutory trust formed on November 12, 2024 and is registered under the Investment Company Act as a closed-end, non-diversified, management investment company. The Fund has a limited operating history. The Fund’s term is perpetual unless the Fund is otherwise terminated under the terms of the Declaration of Trust.

Investment advisory services are provided to the Fund by the Adviser pursuant to the Investment Advisory Agreement. Responsibility for monitoring and overseeing the Fund’s investment program and its management and operation is vested in the Board of Trustees.

Additional information about the Fund’s investments will be available in the Fund’s Annual and Semi-Annual Reports when they are prepared.

USE OF PROCEEDS

The proceeds from the sale of Shares of the Fund, not including the amount of the Fund’s fees and expenses (including, without limitation, offering expenses), will be invested by the Fund in accordance with the Fund’s investment objective and strategies within three months, based on market conditions and investment availability, after receipt of such proceeds, which may be delayed up to an additional three months depending on market conditions and the availability of suitable investments. The Fund anticipates that it will take a longer period of time to allocate proceeds of its continuous offering to its investments in Private Assets, due to the nature of those investments.

Pending the investment of the proceeds pursuant to the Fund’s investment objective and policies, the Fund may invest a portion of the proceeds of the offering, which may be a substantial portion, in short-term, high quality debt securities, money market securities, cash or cash equivalents. In addition, the Fund may maintain a portion of the proceeds of the continuous offering in cash to meet operational needs. The Fund may not achieve its investment objective, or otherwise fully satisfy its investment policies, during such periods in which the Fund’s assets are not able to be substantially invested in accordance with its investment strategies.

INVESTMENT OBJECTIVE AND STRATEGY

The Fund’s investment objective is to seek to generate long-term capital appreciation. The Fund seeks to achieve its investment objective by investing, under normal circumstances, at least 80% of its net assets (plus the amount of any borrowings for investment purposes) in “Innovation Companies.” For these purposes, “Innovation Companies” include companies operating and investing in the technology, media and telecommunications sectors and/or other sectors disrupted by innovation, including, but not limited to the energy, healthcare, life science, consumer and retail, mobile internet, digital entertainment and ecommerce, cloud computing, machine learning, artificial intelligence, transportation, semiconductors, robotics, logistics and infrastructure (including electric vehicles and related technologies), defense, mobile gaming and financial services sectors. Innovation Companies include companies that the Adviser believes, at the time of investment, are innovating or enabling innovation, regardless of their primary industry classification. This includes companies that (i) operate in adjacent or secondary industries impacted by technological or process innovation, (ii) develop or implement novel approaches to improve existing products, services, or infrastructure, or (iii) are involved in supporting or facilitating innovation, whether through financing, infrastructure, or other means. This encompasses companies across industries, such as companies in the financial services sector (that are embracing financial innovation) or companies in the energy sector (that are benefiting from tailwinds or infrastructure enhancements due to technology adoption/advancement). Innovation Companies include U.S. and non-U.S. private and public companies, including companies in the pre-initial public offering stage of development. The Fund expects to invest in Innovation Companies that develop, deploy, or enable artificial intelligence or “AI” technologies, including generative artificial intelligence, machine learning, and related innovations, which the Adviser believes have the potential to drive significant disruption and value creation across industries.

The Fund expects to focus on investing in equity securities of Innovation Companies, including common and preferred stock and other securities having equity-like characteristics such as convertible securities, warrants, options and similar equity-linked instruments. The Fund also may invest in debt instruments, including corporate notes, loans and other debt-like instruments, such as structured credit products and hybrid debt-equity investments with equity upside potential, such as asset-backed securities.

The Fund also may engage in more complex strategies by investing in derivative instruments, including options, swaps, forward and futures contracts, to manage risk or to protect the portfolio during periods of volatility, or to gain specific market exposure or enhance returns. The Fund intends to invest in currency-related instruments, including foreign currency forwards or foreign exchange hedges to mitigate currency risks arising from non-U.S. investments. The Fund may utilize both over-the-counter and exchange traded derivative instruments. Additionally, the Fund intends to engage in short sales against the box, which involve selling a security short while holding an equivalent long position in the same security. These transactions are typically undertaken to hedge downside risk, manage tax liabilities, or preserve portfolio value during periods of market volatility. There is no guarantee that any of the above types of complex strategies will be implemented, or if implemented, will be effective.

As the opportunity set in public and private markets evolves over time, the Fund intends to remain nimble to capture what the Adviser believes are attractive investment opportunities. The Fund will primarily allocate its capital to investments in Public Assets and Private Assets that reflect investments in companies powered by strong trends and innovative business models. These strategies will provide the Fund with flexibility to capitalize on unique opportunities, especially in times of market dislocation or volatility.

Depending on market conditions and other factors determined in the sole discretion of the Adviser, the Fund generally intends to allocate approximately 50-80% of its assets to Public Assets and 20-50% of its assets to Private Assets.

●	Public Assets. The Fund intends to focus its investments in long-biased public investments (“Public Assets”) in sectors which Coatue believes have strong long-term growth potential. The Adviser seeks to identify companies that it believes are well-positioned to benefit from secular trends and technological disruption and expects to concentrate most of the Fund’s investments in Public Assets in markets in North America, Latin America, the Middle East, Europe and Asia. These companies are expected to have strong business models and growth potential, and while they may appear expensive based on current earnings, they are typically attractive when valued with a longer-term perspective, focusing on their future earnings potential over a longer term horizon. The Adviser will utilize fundamental proprietary research to build a concentrated portfolio of high conviction positions in both developed and emerging markets.

●	Private Assets. The Adviser will seek to invest the Fund’s assets in privately negotiated investments in public or private companies (“Private Assets”) that fall into one of the two categories below:

o	Growth Equity. Equity investments in private companies with potentially large addressable markets that can support large valuations over time, which the Adviser defines as markets with significant revenue potential, robust customer demand and growth opportunities driven by innovation or secular trends. The Fund may gain access to such growth equity investments through a number of different approaches, including but not limited to privately negotiated primary transactions as well as privately negotiated opportunistic secondary investments (including tender offer participation to support private companies’ provision of liquidity to their security holders).

o	Structured Capital. These investments include equity and equity-linked investments that may have debt-like contractual or structural components, including investments that may be convertible into equity securities, that may include equity upside via warrants, equity participation rights or other contractual provisions. The Fund may gain access to such structured capital investments through several different approaches, including but not limited to: (i) loans and structured credit or credit derivatives; (ii) private credit or hybrid investments; (iii) opportunistic credit; (iv) mezzanine investments; (v) liquid credit investments; (vi) structured growth equity investments; (vii) asset-backed securities; or (viii) offerings of non-convertible preferred stock, convertible preferred stock, or convertible or non-convertible notes or bonds. Such structured capital investments may be custom equity-like structures in which the Fund may seek to include debt-like elements (e.g., PIK interest) and/or contractual liquidity rights (e.g., exit and redemption rights). Depending on their structure and characteristics, certain structured capital investments may be classified as Public Assets, particularly where they are notionally linked to public securities, such as through convertibility features, hedging arrangements, or other market-based references.

The Fund intends to hold an amount of liquid assets consistent with prudent liquidity management. During normal market conditions, it is generally not expected that the Fund will hold more than 20% of its net assets in liquid investments, including cash or cash equivalents, such a money market instruments, for extended periods of time. For defensive purposes, which may be for extended periods of time, liquidity management or in connection with implementing changes in its allocation between Public Assets and Private Assets, the Fund may hold a substantially higher amount of liquid investments, including cash and cash equivalents. In such defensive circumstances, elevated cash levels may be maintained to preserve capital, mitigate market volatility, or provide flexibility to deploy capital opportunistically when market conditions stabilize.

The Fund is permitted to borrow money or issue debt securities in an amount up to 33-1/3% of its total assets in accordance with the Investment Company Act. The Fund intends to establish a credit line to borrow money for a range of purposes, including to provide liquidity for capital calls by portfolio investments, to satisfy tender requests, to manage timing issues in connection with the inflows of additional capital and the acquisition of Fund investments and to otherwise satisfy Fund obligations. There is no assurance, however, that the Fund will be able to enter into a credit line or that it will be able to timely repay any borrowings under such credit line, which may result in the Fund incurring leverage on its portfolio investments from time to time. To enhance the Fund’s liquidity, particularly in times of possible net outflows through the repurchase of Shares by periodic tender offers to Shareholders, the Adviser may sell certain of the Fund’s assets.

The Fund’s investment objective is a non-fundamental policy of the Fund and may be changed with the approval of the Board upon 60 days’ prior written notice to the Fund’s Shareholders. There can be no assurance that the Fund’s investment objective will be achieved or that the Fund’s investment program will be successful.

Investment Philosophy and Approach

Coatue believes that investing across the public and private market spectrum is the optimal way to gain exposure to Innovation Companies that have emerged or will emerge as winners as innovation trends evolve and shift. The Fund expects to capitalize on Coatue’s decades of investing experience as an experienced public markets investor and risk manager as well as a partnership-minded private equity investor. In investing the Fund’s assets across both Public Assets and Private Assets, Coatue plans to utilize its experience, expertise, and broader resources in sourcing, evaluating and structuring transactions. Coatue seeks to invest across the full company lifecycle, to source and execute attractive investment opportunities in both the public and private markets.

Coatue believes its investing platform helps better inform important aspects of its investment decisions relating to, for example, the timing, price, and size of the Fund’s investments, among other things. Whether it be the inception of an idea at the seed stage or a company’s trading in the public markets, the Adviser’s investing platform is actively engaged in the analysis of companies at all stages. The Adviser intends to leverage its holistic view of the investing lifecycle to gain important perspective on the positioning of, and growth prospects for, interesting ideas and investment opportunities. It will seek to employ its deep fundamental research experience, coupled with its proprietary, data-driven processes to evaluate important variables, including, but not limited to, valuation, total available market opportunity, customer engagement, competition and growth potential.

Innovative companies and/or sectors disrupted by innovation have often experienced greater volatility and larger pullbacks than the broader market. Coatue believes that being early to invest in companies at the forefront of innovation presents an attractive risk/return profile when coupled with strong risk management, investment selection, due diligence, and experience across the capital structure. Coatue’s investment philosophy is informed by observing and learning from six technology innovation waves:

1960-1980: Mainframe. The first major technology wave consisted of large, powerful computers known as mainframes. Mainframes were large and expensive, requiring specialized environments to operate whereby users interacted through terminals. As a result, these mainframes were used primarily by businesses and government agencies, not by the public, for bulk data processing and critical applications. Mainframes enabled users to automate processes, which drove efficiency in accounting, payroll, and other data-heavy tasks.

1980s: Personal Computer (PC). Following the mainframe’s relative inaccessibility to the public, the emergence of smaller, more affordable, and user-friendly PCs democratized computing for individuals and small businesses. Operating systems, such as Windows that later emerged, along with software applications, transformed how people worked and interacted with technology. The PC drove significant increases in productivity and created entirely new industries, such as software development and digital media.

1990s: Networking. The widespread adoption of PC computing enabled technologies that could connect PCs and their users to one another. Local Area Networks (LANs) and protocols enabled communication and resource sharing, including files and printers. Networking was the first step in creating collaborative work environments and ultimately served as the foundation for the internet, which fostered crucial connectivity between people, businesses, and governments across the world.

2000s: Desktop Internet, or Web 1.0. After networking allowed PCs to connect, the internet connected millions of computers, which transformed communication, information sharing, business, social networks, and more. Web browsers, search engines, and e-commerce platforms facilitated a new way of accessing information and conducting business. The internet revolutionized many sectors, giving rise to online businesses, social media, and the digital economy, reshaping how people connect and communicate.

2010s: Mobile Internet, or Web 2.0. After desktop internet came the next step in technological democratization: the power of the internet in your hand through your mobile device. Smartphones and mobile computing shifted the focus from desktop to mobile devices, enabling access to the internet anywhere. Innovations such as touchscreens, apps, and wireless networks fundamentally transformed how people communicate, consume media, and conduct business, and created the rise of mobile-first companies and services.

2015-2020: Cloud / Software as a Service (SaaS). Cloud computing followed mobile internet, enabling access to apps and services on demand by providing scalable resources over the internet. Innovation in SaaS and data analytics enabled collaboration in real-time without extensive local infrastructure, which has driven significant efficiencies and cost savings for businesses.

These innovation waves transformed the world, enabling greater connectivity, efficiency, and automation across global economies, businesses, and consumers’ day-to-day lives. Coatue is focused on identifying the next transformative waves, including generative AI and climate technology, that it believes will drive disruption and value creation over the coming decades. In connection with seeking to identify the winners of the next wave, Coatue seeks to (i) understand the major drivers in each trend to assess the size of the opportunity or total addressable market, (ii) analyze the different companies competing to capture this market and identify the winners, (iii) evaluate the quality of companies’ business models and management teams and (iv) assess where the company is on its s-curve with respect to market penetration and profit growth.

The research methodologies used for a particular investment, and the level and type of investment diligence, will depend on what Coatue deems reasonable and appropriate given the circumstances of the investment (including, without limitation, whether the investment is in a private or public company, Coatue’s experience making investments in the same or similar companies or sectors, the anticipated investment timeline, and the contemplated size of the investment).

Views on the Current Opportunity Set

Coatue currently believes generative AI and climate technology have the potential to be future waves of innovation given the increasing technological advancements, adoption, and momentum in these areas.

Generative AI. Coatue believes that generative AI has the potential to drive transformative, wide-reaching change across the global economy. Generative AI not only powers the creation of new content, automates intricate tasks, and catalyzes innovation across industries, but it also does so at a scale and speed previously unattainable, significantly enhancing productivity, efficiency, and personalization.

Historically, businesses have struggled to ingest and analyze diverse sets of unstructured data, data in different formats and styles, and raw data at scale. Advancements in generative AI models (known as large language models or “LLMs”) have demonstrated compelling new ways to process and generate insights from text, images, audio and video: a massive potential unlock of efficiency, value creation, and customization.

Unlike traditional AI, which has mainly focused on analyzing and predicting outcomes, LLMs can both interpret data and propose novel solutions. This flexibility spans from suggesting a menu for a dinner party for the everyday consumer to crafting complex chemical formulas that push the frontiers of medical discovery.

Coatue believes the generative AI trend is still in the early innings. In recent years, companies focused on LLMs, providing graphics processing units (“GPUs”) to power those LLMs, and data centers that power GPUs have emerged, each of which Coatue views as attractive investment sectors. Hyperscalers, i.e., large cloud computing service providers, have deployed billions in capital expenditure toward generative AI. Coatue is focused on assessing the future use cases and opportunity set that may emerge over time. By way of example, the universe of industries that Coatue thinks may be disrupted by generative AI includes, without limitation, semiconductors, datacenter infrastructure, power, cloud, mobile and PC, software applications, robotics, finance, agriculture, healthcare and the consumer sector.

Climate Technology. Coatue also anticipates disruption in climate technology. Just as Coatue believes generative AI offers transformational technology to companies across a wide range of industries, Coatue similarly expects the demand for GPUs to increase, which in turn may necessitate larger data centers that use significantly more energy than data centers have in the past. As the energy supply versus demand imbalance has and, as Coatue believes, will continue to widen, Coatue anticipates this will accelerate an energy transition (i.e., a worldwide shift from reliance on fossil fuels to renewable energy). In turn, Coatue anticipates there will be attractive multi-decade investment opportunities to support innovation in the climate sector, including, but not limited to renewable energy, nuclear energy, grid equipment, electric vehicles, and solar energy. Coatue believes that growing energy demand, driven in part by increased GPU demand, has the potential to dramatically impact the future of the world’s energy ecosystem.

Investment Types

Public Assets

As it relates to Public Assets, the Fund intends to focus its investments in publicly traded portfolio companies in sectors which Coatue believes have strong long-term growth potential. The Fund’s investment approach will be primarily based on Coatue’s fundamental research taking into account a long-term investment horizon. While broad-based global equity market indices often include many companies that were past winners, the Fund will seek to build the “index of the future,” by aiming to identify the winners for the next major technology innovation wave. By extending the Fund’s investment horizon beyond the typically more short-term nature of the public markets, Coatue may enter into positions in the belief that the Fund will profit long-term as companies innovate, scale and achieve greater market share. Additionally, Coatue believes that attractive investment opportunities exist in public markets that are already more mature but continue to benefit from secular trends. Coatue’s objective is to remain nimble to find attractive trends and to stay ahead of the curve while adhering to the Fund’s core strategy.

With respect to Public Assets, Coatue typically builds a framework based on several major investment themes by observing companies’ strategies, customer needs and the development of new technologies. This framework attempts to discover how industries are likely to grow and change over the long-term. Coatue utilizes horizontal and vertical industry analyses to determine which companies may benefit (either directly or indirectly) from new technology breakthroughs or standards, or which companies can reinforce their market leadership through scale and competition. In connection with seeking to identify the winners for the next major technology innovation wave, Coatue seeks to (i) understand the forces at work and the major drivers in each trend to assess the size of the opportunity or total addressable market, (ii) analyze the different companies competing to capture this market and identify the winners, (iii) evaluate the quality of companies’ business models and management teams, and (iv) assess where the company is on its s-curve with respect to market penetration and profit growth.

Within Public Assets, Coatue will employ a rigorous risk management framework to minimize the impact of public market volatility, among other risks. To manage the Fund’s public market volatility, the Adviser aims to apply a disciplined and adaptive approach, allowing it to take advantage of both emerging opportunities and changing market conditions. In addition to selectively increasing cash and cash equivalent levels as market conditions warrant, the Fund seeks to manage risk by resizing positions on an active basis in response to shifts in risk and reward profiles for each investment. The Adviser’s strategy is to approach market volatility with a flexible and opportunistic mindset, maintaining the Fund’s exposure to high-conviction, long-term growth companies even as short-term market fluctuations arise.

The Fund will aim to apply Coatue’s core research-driven approach to mitigate downside risks while positioning for the Fund’s long-term upside. By grounding investment decisions in fundamental research and industry analysis, Coatue intends to keep the Fund’s portfolio aligned with companies it believes are resilient to short-term volatility and well-positioned for long-term growth. Coatue may also employ frameworks to assess the impact of market fluctuations on different sectors, adjusting exposures and cash levels in line with observed shifts in technology trends, company fundamentals, and sector outlook.

Furthermore, Coatue’s long-term investment horizon for the Fund is intended to enable the Fund to retain its focus on companies poised for market leadership, rather than reacting to temporary market disruptions. In this way, the Fund seeks to remain nimble in high-conviction investments, with the capacity to increase or decrease exposure as Coatue identifies changes in market trends or risks, thereby aiming to protect and grow the Fund’s assets over time.

Private Assets

Beyond the breadth of Coatue’s investing business in Public Assets, Coatue also has years of experience investing in early-stage venture, growth equity, structured capital, and other Private Assets. The Fund intends to leverage Coatue’s experience investing across the company lifecycle. As such, Coatue believes the Fund will be well-positioned to invest in attractive risk/return investment opportunities in the private markets.

●	Within growth equity, the Adviser seeks to identify opportunities that have one or more of the following characteristics: (i) powered by a strong underlying trend; (ii) pursuing a potentially large total addressable market; (iii) established winners or breakout leaders within a category or trend; (iv) operating business models with strong unit economics; (v) led by a strong founder and/or management team; or (vi) backed by a best-in-class investor base, provided, however, that not all investments will meet all of these criteria.

●	Within structured capital, Coatue intends to leverage its sector experience and platform resources to source proprietary transactions. The Fund may opportunistically invest in both offensive and defensive transactions such as mergers and acquisitions and establishing paths for companies to accelerate organic growth. Coatue believes that the Fund’s structured capital investment opportunity landscape is vast, as it continues to evolve, and that the market could continue to produce significant investment opportunities. Depending on their structure and characteristics, certain structured capital investments may be classified as Public Assets, particularly where they are notionally linked to public securities, such as through convertibility features, hedging arrangements, or other market-based references.

Coatue believes it can identify attractive entry points and investment structures for strong companies, continue to identify exciting new trends, and leverage Coatue’s partners’ operating experience to provide “hands-on” support to help companies maximize outcomes as needed.

Coatue intends to allocate assets of the Fund to Private Assets consistent with its investment allocation policies and procedures and in accordance with any exemptive relief issued by the SEC, to the extent applicable.

COATUE OVERVIEW

Coatue is a global investment management firm, focused on investing in innovation and technology. As of the date of this Prospectus, Coatue has offices in New York, Menlo Park, Los Angeles, London and Hong Kong. Coatue was founded in 1999 by Philippe Laffont, who continues to manage the Adviser today. Coatue assesses companies across their lifecycles, investing from early-stage venture, to growth stage, to structured capital, and into large publicly traded companies driving disruptive technology trends. This full-lifecycle approach is intended to enable Coatue to capture opportunities across a company’s capital structure, from innovation-driven early-stage ventures to established public companies.

Coatue seeks to be early in identifying major new innovation trends and employs a range of research methodologies. The research methodologies used for a particular investment and the level and type of investment diligence will depend on what Coatue deems reasonable and appropriate given the unique circumstances of the relevant investment (including but not limited to the timing associated with the investment), including whether an investment is in a public or private company, Coatue’s experience making investments in the same or similar companies or sectors, the anticipated investment timeline and the contemplated size of the investment. Coatue’s investment process is informed by its analysis of prior innovation waves, which have transformed industries through greater connectivity, efficiency, and automation.

Tenured Senior Leadership. Coatue believes its decades of investment experience, tenured senior leadership, breadth of its platform and depth of its research and data science capabilities are among its key differentiators. Since 1999, Coatue’s senior leadership has managed client assets through several big drawdowns in technology stocks by actively monitoring risks, considering multiple ways to win, and leveraging the full Coatue platform for insights. Coatue’s senior leadership aims to facilitate an environment that fosters idea generation amongst its team of investment professionals.

Risk Management. Risk management is central to Coatue’s investment strategy. Coatue believes that combining strong investment selection with disciplined portfolio management through prudent exposure is key to generating attractive and consistent returns. Innovation Companies often exhibit high return dispersion in normal market conditions. At times, Innovation Companies also have experienced major pullbacks. Coatue seeks to manage volatility by, among other strategies, cutting exposures to protect capital by selectively increasing cash and cash equivalent levels (including for extended periods of time), using margin borrowing or similar leverage or resizing positions on an active basis to seek to capture changes in the risk/reward of each position. Coatue also may utilize derivative instruments or invest in ETFs for similar defensive purposes.

Proprietary Data Science Capabilities. Coatue has developed a web-based set of tools for managing its investment process, including but not limited to knowledge management and portfolio management support. This set of tools, called Mosaic, is integrated with Coatue’s other back-office systems and technology solutions including its trading platform, order management system and treasury management. Mosaic houses research summaries and visualizes research in a centralized and user-friendly platform available to Coatue’s investment professionals. As it pertains to Private Assets, Mosaic “insights” generated by the data science team, combined with technical experts, trend analyses, custom research projects, proprietary technology platforms, and surveys are integral to helping Coatue’s investment team develop, refine, and continuously update their investment theses. As it pertains to Public Assets, Mosaic provides detailed financial models, price targets and projections to assist Coatue’s investment team in determining the size of each position and assisting with monitoring existing positions (including for risk management purposes).

More recently, in 2023, Coatue launched the “Coatue Brain”, which integrates generative AI into the Adviser’s existing data science capabilities and research processes. The “Coatue Brain” is designed to integrate into Coatue’s data architecture, incorporating Mosaic “insights”, data science knowledge, external research, internal investment team views and analysis, and more, with a user-friendly interface. As AI technology evolves, Coatue is focused on evolving alongside to remain at the forefront of innovation. While AI may be utilized by Coatue’s investment team in connection with the research process, investment decisions will continue to be made by Coatue’s investment personnel.

RISKS

AN INVESTMENT IN THE FUND INVOLVES A HIGH DEGREE OF RISK AND THEREFORE SHOULD ONLY BE UNDERTAKEN BY QUALIFIED INVESTORS WHOSE FINANCIAL RESOURCES ARE SUFFICIENT TO ENABLE THEM TO ASSUME THESE RISKS AND TO BEAR THE LOSS OF ALL OR PART OF THEIR INVESTMENT. THE FOLLOWING RISK FACTORS SHOULD BE CONSIDERED CAREFULLY, BUT ARE NOT MEANT TO BE AN EXHAUSTIVE LISTING OF ALL OF THE POTENTIAL RISKS ASSOCIATED WITH AN INVESTMENT IN THE FUND. INVESTORS SHOULD CONSULT WITH THEIR OWN FINANCIAL, LEGAL, INVESTMENT AND TAX ADVISORS PRIOR TO INVESTING IN THE FUND.

Investment in the Fund is suitable only for those persons who, either alone or together with their duly designated representative, have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of their proposed investment, who can afford to bear the economic risk of their investment, who are able to withstand a total loss of their investment and who have no need for liquidity in their investment and no need to dispose of their Shares to satisfy current financial needs and contingencies or existing or contemplated undertakings or indebtedness. Potential investors with questions as to the suitability of an investment in the Fund should consult their professional advisors to assist them in making their own legal, tax, accounting and financial evaluation of the merits and risks of investment in the Fund in light of their own circumstances and financial condition.

The Fund’s investment program is speculative and entails substantial risks. In considering participation in the Fund, prospective investors should be aware of certain risk factors, which include the following:

General Risks of Investing in the Fund

General Investment Risks

There is no assurance that the investments held by the Fund will be profitable, that there will be proceeds from such investments available for distribution to Shareholders, or that the Fund will achieve its investment objective. An investment in the Fund is speculative and involves a high degree of risk. Fund performance may be volatile, and a Shareholder could incur a total or substantial loss of its investment.

Limited Operating History

The Fund is a non-diversified, closed-end management investment company with a limited operating history. The Fund has limited historical financial statements and other meaningful operating or financial data on which potential investors may evaluate the Fund and its performance.

Management Risk

The Fund is subject to management risk because it is an actively managed investment portfolio. The Adviser will apply investment techniques and risk analyses in making investment decisions for the Fund, but there can be no guarantee that these will produce the desired results. The Fund’s allocation of its investments across portfolio investments representing various strategies, geographic regions, asset classes and sectors may vary significantly over time based on the Adviser’s analysis and judgment. As a result, the particular risks most relevant to an investment in the Fund, as well as the overall risk profile of the Fund’s portfolio, may vary over time. It is possible that the Fund will focus on an investment that performs poorly or underperforms other investments under various market conditions.

Dependence on the Adviser and Key Personnel

The Fund will be dependent on the activities of the investment team. The Adviser will have sole discretion over the investment of the Fund’s assets, as well as the ultimate realization of any profits. Therefore, the Fund and the Shareholders will be relying on the management expertise of the Adviser in identifying, acquiring, administering and disposing of the Fund’s investments. The loss of any individual member of the investment team could have a material, adverse effect on the Fund. If for any reason one or more members of the investment team should cease to be involved in the investment management of the Fund, suitable replacements may be difficult to obtain, with the result that the performance of the Fund may be adversely affected. There can be no assurance that each of the investment professionals currently affiliated with the Fund, the Adviser or their affiliates will continue to be affiliated with the Fund and the Adviser throughout the life of the Fund.

Closed-End Fund Structure; Liquidity Limited to Periodic Repurchases of Shares

The Fund is designed primarily for long-term investors. An investment in the Fund, unlike an investment in a traditional listed closed-end fund, should be considered illiquid. The Shares are appropriate only for investors who are comfortable with investment in less liquid or illiquid portfolio investments within an illiquid fund. An investment in the Shares is not suitable for investors who need access to the money they invest. Unlike open-end funds (commonly known as mutual funds), which generally permit redemptions on a daily basis, the Shares are not redeemable at a Shareholder’s option. Unlike stocks of listed closed-end funds, the Shares are not listed, and are not expected to be listed, for trading on any securities exchange, and the Fund does not expect any secondary market to develop for the Shares in the foreseeable future. The Shares are designed for long-term investors, and the Fund should not be treated as a trading vehicle.

Repurchase of Shares Risk

Although the Board may, in its sole discretion, cause the Fund to offer to repurchase outstanding Shares at their net asset value and the Adviser intends to recommend that, in normal market circumstances, the Board conduct quarterly repurchase offers of no more than 5% of the Fund’s net assets. Shares are considerably less liquid than shares of funds that trade on a stock exchange, or shares of open-end registered investment companies. It is possible that the Fund may be unable to repurchase all of the Shares that a Shareholder tenders due to the illiquidity of the Fund investments or if the Shareholders request the Fund to repurchase more Shares than the Fund is then offering to repurchase. In addition, substantial requests for the Fund to repurchase Shares could require the Fund to liquidate certain of its investments more rapidly than otherwise desirable to raise cash to fund the repurchases and achieve a market position appropriately reflecting a smaller asset base. This could have a material adverse effect on the value of the Shares.

There can be no assurance that the Fund will conduct repurchase offers in any particular period and Shareholders may be unable to tender Shares for repurchase for an indefinite period of time.

Offers for repurchases of Shares, if any, may be suspended, postponed or terminated by the Board under certain circumstances. An investment in the Fund is suitable only for investors who can bear the risks associated with the limited liquidity of Shares and the underlying investments of the Fund. Additionally, because Shares are not listed on any securities exchange, the Fund is not required, and does not intend, to hold annual meetings of its Shareholders unless called for under the provisions of the Investment Company Act.

Payment In-Kind For Repurchased Shares

The Fund generally expects to distribute to the holder of Shares that are repurchased cash in satisfaction of such repurchase. See “Repurchases of Shares.” However, there can be no assurance that the Fund will have sufficient cash to pay for Shares that are being repurchased or that it will be able to liquidate investments at favorable prices to pay for repurchased Shares. In unusual circumstances, including situations where making a cash payment would result in a material adverse effect on the Fund, the Fund reserves the right to distribute securities as payment for repurchased Shares. In the event of such an in-kind distribution, there is a risk that the distributed securities may be difficult to sell, may lack a readily available market, or may need to be sold at prices below the initially distributed value. Additionally, Shareholders may incur brokerage commissions or other transaction costs in disposing of these securities, and some financial institutions may have limitations on processing or accepting in-kind distributions.

Restrictions on Transfers

Transfers of Shares may be made only with the consent of the Fund, which may be withheld in the Fund’s sole discretion. Notice to the Fund of any proposed transfer must include evidence satisfactory to the Fund that the proposed transferee, at the time of transfer, meets any requirements imposed by the Fund with respect to investor eligibility and suitability.

Non-Diversified Status

The Fund is a “non-diversified” investment company for purposes of the Investment Company Act, which means it is not subject to percentage limitations under the Investment Company Act on assets that may be invested in the securities of any one issuer. Having a larger percentage of assets in a smaller number of issuers makes a non-diversified fund, like the Fund, more susceptible to the risk that one single event or occurrence can have a significant adverse impact upon the Fund.

Valuation Risk

The Fund is subject to valuation risk, which is the risk that one or more of the securities in which the Fund invests are valued at prices that the Fund is unable to obtain upon sale due to factors such as incomplete data, market instability, human error, or, with respect to securities for which there are no readily available market quotations, the inherent difficulty in determining the fair value of certain types of investments.

A portion of the Fund’s assets will consist of investments for which there are no readily available market quotations. The information available in the marketplace for such companies, their securities and the status of their businesses and financial conditions is often extremely limited, outdated and difficult to confirm. Accordingly, because there is not a readily available market value for some of the investments in the Fund’s portfolio, those portfolio investments are valued at fair value as determined in good faith by the Adviser, as the Board’s valuation designee, in accordance with the Adviser’s valuation policies and procedures and subject to oversight of the Board. The Adviser may use an independent pricing service or prices provided by dealers to fair value certain of the Fund’s assets that do not have readily available market quotations. Because the secondary markets for certain investments may be limited, such instruments may be difficult to value.

The value at which the Fund’s investments can be liquidated may differ, sometimes significantly, from the valuations assigned by the Adviser as the Fund’s valuation designee. In addition, the timing of liquidations of portfolio investments may also affect the values obtained on liquidation. The Fund intends to invest in Private Assets for which no public market exists. There can be no guarantee that the Fund’s investments could ultimately be realized at the Fund’s fair valuation of such investments.

The Fund’s net asset value is a critical component in several operational matters including computation of the Advisory Fee, the Incentive Fee and the Distribution and Servicing Fee, and determination of the price at which the Shares will be offered and at which a repurchase offer will be made. Consequently, variance in the valuation of the Fund’s investments will impact, positively or negatively, the fees and expenses Shareholders will pay, the price a Shareholder will receive in connection with a repurchase offer and the number of Shares an investor will receive upon investing in the Fund.

Amount or Frequency of Distributions

The amount of distributions that the Fund may pay is uncertain. The Fund expects to pay distributions out of assets legally available for distribution from time to time, at the sole discretion of the Board, and otherwise in a manner to comply with Subchapter M of the Code. See “Distributions.” Nevertheless, the Fund cannot assure Shareholders that the Fund will achieve investment results that will allow the Fund to make a specified level of cash distributions or year-to-year increases in cash distributions. The Fund’s ability to pay distributions may be adversely affected by the impact of the risks described in this Prospectus. All distributions will depend on the Fund’s earnings, its net investment income, its financial condition, and such other factors as the Board may deem relevant from time to time.

Investment Risks

Market Risk; Long-Biased Strategy

The profitability of a significant portion of the Fund’s investment program depends to a great extent upon the Adviser correctly assessing the future course of price movements of specific securities and other investments. There can be no assurance that the Adviser will be able to predict accurately these price movements. As the Fund will generally employ a long-biased strategy and may engage in certain hedging activities on only a limited or occasional basis, a negative change in the securities market may result in a significant decline in the value of the Fund’s assets or a complete loss. The Adviser has utilized hedging in certain market conditions, however, there is no guarantee that such hedging will be implemented in the future, or if implemented, will be effective.

Innovation Companies Risks

Certain of the companies, including Innovation Companies, in which the Fund will invest may allocate greater than usual amounts to research and product development. The securities of such companies may experience above-average price or valuation movements associated with the perceived prospects of success of the research and development programs. In addition, companies in which the Fund invests could be adversely affected by lack of commercial acceptance of a new product or products or by technological change and obsolescence. Some of these companies may have limited operating histories. As a result, these companies may have inexperienced management, face undeveloped or limited markets, have limited products, have no proven profit-making history, may operate at a loss or with substantial variations in operating results from period to period, have limited access to capital and/or be in the developmental stages of their businesses. These companies may not currently derive any revenue, and there is no assurance that such companies will derive any revenue from innovative technologies in the future. Additionally, there may be a heightened risk that some of these companies could experience financial distress or bankruptcy, given the competitive and rapidly evolving market environment in which they operate.

Further, many Innovation Companies including but not limited to those focused on AI, rely on a combination of patent, copyright, trademark and trade secret protection and non-disclosure agreements, to establish and protect their proprietary rights, which are frequently essential to the growth and profitability of a technology company. There can be no assurance that a particular company will be able to protect these rights or will have the financial resources to do so, or that competitors will not develop or patent technologies that are substantially equivalent or superior to the technology of a company in which the Fund invests. Conversely, other companies may make infringement, trade secret or related claims against a company (or the current or former employees of such company) in which the Fund invests, which could have a material adverse effect on such company. These companies may be a party to lawsuits either initiated by it, or against it, or by state, federal and foreign governmental bodies. There can be no assurance that any such litigation, once begun, would be resolved in favor of the company (which in turn could have an adverse impact on the Fund). Furthermore, monitoring and defending against legal actions, whether meritorious, typically is time-consuming for a company’s management and detracts from a company’s ability to fully focus its internal resources on its business activities. In addition, legal fees and costs incurred in connection with such activities may be significant and a company could, in the future, directly or indirectly (through indemnification or otherwise), be subject to judgments or enter into settlements of claims that involve significant monetary, or other costs.

The securities of Innovation Companies can be volatile and the marketplace in which these companies operate is extremely competitive particularly since this sector may not present the capital-intensive barriers to entry that may exist in a more traditional retail commerce company. Because the markets in which these companies operate are so competitive, there can be no assurance that a company which has significant market share will be able to protect that market share as competitors develop technologies or interfaces that are substantially equivalent or superior to the technology of a company in which the Fund invests.

New technologies and improved products and services are continually being developed, rendering older technologies, products and services obsolete. Moreover, competition can result in significant downward pressure on pricing. There can be no assurance that companies in which the Fund invests will successfully penetrate their markets or establish or maintain competitive advantages. Additionally, consumer tastes and preferences can change very quickly, which may result in a company’s market share decreasing rapidly if consumer focus shifts to its competitors. In addition, many of these companies may trade at very high multiples to current earnings with their stock prices reflecting significant future growth which may or may not occur. Moreover, uncertainty in current, pending and/or proposed domestic and foreign government regulations, policies and legislation may impact the development and marketability of internet- and technology-based companies.

Common Stock Risk

Stock markets are volatile, and the prices of equity securities fluctuate based on changes in a company’s financial condition and overall market and economic conditions. Although common stocks have historically generated higher average total returns than fixed-income securities over the long-term, common stocks also have experienced significantly more volatility in those returns and, in certain periods, have significantly underperformed relative to fixed-income securities. Common stocks of companies that operate in certain sectors or industries tend to experience greater volatility than companies that operate in other sectors or industries or the broader equity markets. An adverse event, such as an unfavorable earnings report, may depress the value of a particular common stock held by the Fund. A common stock may also decline due to factors which affect a particular industry or industries, such as labor shortages or increased production costs and competitive conditions within an industry. The value of a particular common stock held by the Fund may decline for a number of other reasons which directly relate to the issuer, such as management performance, financial leverage, the issuer’s historical and prospective earnings, the value of its assets and reduced demand for its goods and services. Also, the prices of common stocks are sensitive to general movements in the stock market and a drop in the stock market may depress the price of common stocks to which the Fund has exposure. Common stock prices fluctuate for several reasons, including changes in investors’ perceptions of the financial condition of an issuer or the general condition of the relevant stock market, or when political or economic events affecting the issuers occur. In addition, common stock prices may be particularly sensitive to rising interest rates, as the cost of capital rises and borrowing costs increase. Common equity securities in which the Fund may invest are structurally subordinated to preferred stock, bonds and other debt instruments in a company’s capital structure in terms of priority to corporate income and are therefore inherently more risky than preferred stock or debt instruments of such issuers.

Preferred Securities Risk

Preferred securities, which are a form of hybrid security (i.e., a security with both debt and equity-like characteristics), may pay fixed or adjustable rates of return. Preferred securities are subject to issuer-specific and market risks applicable generally to equity securities, however, unlike common stocks, participation in the growth of an issuer may be limited. Distributions on preferred securities are generally payable at the discretion of the issuer’s board and after the company makes required payments to holders of its bonds and other debt securities. For this reason, the value of preferred securities will usually react more strongly than bonds and other debt securities to actual or perceived changes in the company’s financial condition or prospects. Preferred securities of smaller companies may be more vulnerable to adverse developments than preferred securities of larger companies. Preferred securities may be less liquid than common stocks. Preferred securities may include provisions that permit the issuer, at its discretion, to defer or omit distributions for a stated period without any adverse consequences to the issuer. Preferred shareholders may have certain rights if distributions are not paid but generally have no legal recourse against the issuer and may suffer a loss of value if distributions are not paid. Generally, preferred shareholders have no voting rights with respect to the issuer unless distributions to preferred shareholders have not been paid for a stated period, at which time the preferred shareholders may elect a number of trustees to the issuer’s board. Generally, once all the distributions have been paid to preferred shareholders, the preferred shareholders no longer have voting rights.

Convertible Securities Risk

The Fund will invest in convertible securities, securities that may be exchanged or converted into a predetermined number of the issuer’s underlying shares or the shares of another company or that are indexed to an unmanaged market index at the option of the holder during a specified time period. Convertible securities may take the form of convertible preferred stock, convertible bonds or debentures, stock purchase warrants, zero-coupon bonds or liquid-yield option notes, stock index notes, mandatories, or instruments with a combination of the features of these securities. Prior to conversion, convertible securities have the same general characteristics as non-convertible debt securities. As with all debt securities, the market value of convertible securities tends to decline as interest rates increase and conversely, increase as interest rates decline. Convertible securities, however, also appreciate when the underlying common stock appreciates, and conversely, depreciate when the underlying common stock depreciates.

Warrants and Rights Risk

Warrants are options to buy a stated number of shares of common stock at a specified price anytime during the life of the warrants. Warrants and rights do not carry with them the right to dividends or voting rights with respect to the securities that they entitle their holder to purchase, and they do not represent any rights in the assets of the issuer. If the price of the underlying stock does not rise above the exercise price before the warrant expires, the warrant generally expires without any value and the Fund loses any amount it paid for the warrant. Thus, investments in warrants may involve substantially more risk than investments in common stock. Warrants may trade in the same markets as their underlying stock; however, the price of the warrant does not necessarily move with the price of the underlying stock. The failure to exercise subscription rights to purchase common stock would result in the dilution of the Fund’s interest in the issuing company. The market for such rights is not well developed, and accordingly the Fund may not always realize full value on the sale of rights.

Pre-IPO Securities Risk

The Fund invests in non-publicly traded securities and private instruments for which the number of potential purchasers and sellers, if any, is very limited. This factor may have the effect of limiting the availability of these securities for purchase by the Fund and may also limit the ability of the Fund to sell such securities at their fair value prior to termination of the Fund or in response to changes in the economy or financial markets. Due to securities regulations governing certain publicly traded equity securities, that ability could also be diminished with respect to equity holdings that represent a significant portion of the issuer’s voting securities (particularly if the Fund has designated one or more directors). Thus, there can be no assurance as to the timing and amount of distributions from the Fund with respect to any private investments held by the Fund. To the extent any private investments cannot be sold prior to the termination of the Fund, they may be distributed in kind to the Shareholders at termination. The securities and instruments so distributed may not be readily marketable. Additionally, with respect to private investments held by the Fund, no public market exists with respect to those securities and no assurance can be given that an initial public offering or other liquidity event will be consummated by the applicable issuer in the future. Accordingly, there may be significant liquidity restrictions related to such investments.

Corporate Debt Risk

The Fund may invest in corporate debt, which is subject to credit risk, interest rate risk, and liquidity risk. Rising interest rates can reduce the market value of debt securities, while credit risk arises from the possibility that an issuer may default on its payment obligations. Additionally, corporate debt, especially in structured forms or high-yield categories, may be less liquid than equities, and the Fund could face difficulties selling these securities at favorable prices.

Non-U.S. Securities Risk

The Fund invests in securities of issuers with a significant portion of their business and operations in, or a significant portion of their revenues from, China, Europe, India, Latin America, South America and other locations outside the U.S. and therefore will be impacted by conditions in such non-U.S. locations. Investing in these securities involves additional considerations and risks beyond those typically involved in investing in U.S. companies, including the instability of some foreign governments, the possibility of expropriation, limitations on the use or removal of funds or other assets, changes in governmental administration or economic or monetary policy (in the U.S. or abroad) or changed circumstances in dealings between nations. The application of foreign tax laws (for example, the imposition of withholding taxes on dividends, interest payments or capital gains) or confiscatory taxation may also affect investments in foreign securities. Investments in foreign countries could be affected by other factors not present in the U.S., including lack of uniform accounting, auditing and financial reporting standards and potential difficulties in enforcing contractual obligations.

Emerging Markets Risks

Emerging markets impose risks different from, or greater than, risks of investing in U.S. securities or in non-U.S. developed countries. These risks include: smaller market capitalization of securities markets, which may suffer periods of relative illiquidity; significant price volatility; restrictions on foreign investment and possible repatriation of investment income and capital. In addition, investors may be required to register the proceeds of sales and future economic or political crises could lead to price controls, forced mergers, expropriation or confiscatory taxation, seizure, nationalization, or creation of government monopolies. The currencies of emerging markets countries may experience significant declines against the U.S. dollar, and devaluation may occur subsequent to investment in these currencies by the Fund. Securities traded in certain emerging markets countries may be subject to risks in addition to risks typically posed by international investing due to the inexperience of financial intermediaries, the lack of modern technology, and the lack of a sufficient capital base to expand business operations.

In emerging markets, there may be less government supervision and regulation of business and industry practices, stock exchanges, over-the-counter markets, brokers, dealers and issuers than in other more established countries. Whatever supervision is in place may be subject to manipulation or control. While many emerging market countries have mature legal systems comparable to those of more developed countries, others do not. Moreover, the process of legal and regulatory reform may not be proceeding at the same pace as market developments which could result in investment risk. Legislation to safeguard the rights of private ownership may not yet be in place in certain areas, and there may be the risk of conflict among local, regional and national requirements. In certain cases, the laws and regulations governing investments in securities may not exist or may be subject to inconsistent or arbitrary appreciation or interpretation. Both the independence of judicial systems and their immunity from economic, political or nationalistic influences remain largely untested in many countries. The Fund may also encounter difficulties in pursuing legal remedies or in obtaining and enforcing judgments in non-U.S. courts.

Currency Risk

The Fund may invest in financial instruments denominated in currencies other than the U.S. dollar. The Fund, however, values its financial instruments in U.S. dollars. The Fund’s investments that are denominated in a non-U.S. currency are subject to the risk that the value of a particular currency will change in relation to the U.S. dollar or other currencies. The weakening of a country’s currency relative to the U.S. dollar will negatively affect the U.S. dollar value of the Fund’s assets. Among the factors that may affect currency values are trade balances, the level of short-term interest rates, differences in relative values of similar assets in different currencies, long-term opportunities for investment and capital appreciation, central bank policy, and political developments. From time to time and under certain circumstances, the Fund will seek to hedge and has hedged its traditional non-U.S. currency exposure by entering into currency hedging transactions. The Fund may, but is not obligated to, try to hedge these risks by selling or buying foreign currencies in the forward market, selling or buying foreign currency futures contracts, options or other securities thereon, borrowing funds denominated in foreign currencies or other strategies, depending on the availability of liquidity in the hedging instruments and their relative costs. There can be no assurance that such strategies will be implemented, or if implemented, will be effective. There can be no guarantee that financial instruments suitable for hedging currency or market shifts will be available at the time when the Fund wishes to use them, or that hedging techniques employed by the Fund will be effective. Furthermore, certain currency market risks may not be fully hedged or hedged at all. To the extent unhedged, the value of the Fund’s positions denominated in currencies other than U.S. dollars will fluctuate with U.S. dollar exchange rates as well as with the price changes of the investments in the various local markets and currencies.

Public Asset Investment Risk

The Fund intends to focus its investments in companies that are Public Assets. Such investments may subject the Fund to risks that differ in type or degree from those involved with investments in privately held companies. Such risks include, without limitation, greater volatility in the valuation of such companies, increased obligations to disclose information regarding such companies, limitations on the ability of the Fund to dispose of such securities at certain times, increased likelihood of shareholder litigation against such companies’ board members and increased costs associated with each of the aforementioned risks.

Private Asset Investment Risk

Investments in companies that comprise Private Assets at various stages in their development involve a high degree of business and financial risk. Private companies with limited operating history may require substantial additional capital to support expansion or to achieve or maintain a competitive position, may produce substantial variations in operating results from period to period or may operate at a loss. Certain private companies may also limit the amount and type of information, including financial information, that is provided to the Adviser, which may adversely impact the ability of the Adviser to monitor and value a particular investment.

The Fund may have significant exposure to and invest in Private Assets across a variety of industries or sectors but focused primarily on Innovation Companies, including micro- and/or smaller-capitalization companies. These investments may include investments in early-stage, mid-stage and late-stage companies. Certain of these Private Assets may have modest revenues and may or may not be profitable. Further, the Fund may invest in securities of unseasoned private companies with little or no operating history. These Private Assets represent highly speculative investments. In some cases, the Fund may be the first source of professional financing for such companies. Private Assets may require additional capital, after the Fund’s investment, to develop technologies and markets, acquire customers and achieve or maintain a competitive position. This capital may not be available at all, or on acceptable terms. Further, the technologies and markets of such companies may not develop as anticipated, even after substantial expenditures of capital. Such companies may face intense competition, including competition from established companies with much greater financial and technical resources, more extensive development, manufacturing, marketing and service capabilities, and a greater number of qualified managerial and technical personnel. Portfolio companies may have substantial variations in operating results from period to period and experience failures or substantial declines in value at any stage. To the extent the Fund invests in micro- and/or smaller-capitalization companies, the prices of the securities of such companies are often more volatile than the prices of securities of large-capitalization companies and may not be based on standard pricing models that are applicable to securities of large-capitalization companies. Furthermore, the risk of bankruptcy or insolvency of many smaller companies (with the attendant losses to investors) may be higher than for larger, “blue-chip” companies. Finally, due to thin trading in the securities of some micro- and small-capitalization companies, an investment in those companies may be illiquid even after they become public companies. When liquidating large positions in thinly-traded companies, the Fund may have to sell portfolio holdings at discounts from quoted prices or may have to make a series of small transactions over an extended period of time.

Although the Adviser may seek to negotiate certain protective provisions in connection with the Fund’s investments where possible, the Fund primarily expects its investments to consist of minority positions in companies in which it invests. In those cases, the Fund may not be represented on a portfolio company’s board of directors, and each portfolio company will be managed by its own officers (who generally will not be affiliated with Coatue), and the Fund may have little or no voting power. As a result, the Adviser typically will not be in a position to exercise control over the management of such companies, and, accordingly, may have a limited ability to protect the Fund’s position in such companies. Some companies may depend upon managerial assistance or financing provided by their investors. The value of the Fund’s investments may depend upon the quality of managerial assistance provided by the investors in the companies and their ability and willingness to provide financial support.

The Fund’s ability to realize value from an investment in a Private Asset will depend largely upon successful completion of the company’s initial public offering or the sale of the company to another company, which may not occur for a period of several years after the date of the Fund’s investment, or may not occur at all. There can be no assurance that any of the companies in which the Fund invests will complete public offerings or be sold, or, if such events occur, as to the timing and value of such offerings or sales. In addition, the Fund may be subject to, or may agree to become subject to, lock-up periods subsequent to an initial public offering or other liquidity event. The Fund may also lose all or part of its entire investment if these companies fail or their product lines fail to achieve an adequate level of market recognition or acceptance.

Investments in certain Private Assets may be more difficult to value than other companies as a result of there being more limited or no operating history of such company. It is unlikely that independent pricing information will be available or that other valuation methodologies that the Adviser would customarily use will be available, such as marked to market prices typically provided by dealers and pricing services and relative value pricing mechanisms. Accordingly, it is likely that Fund investments will be valued at their fair value employing methods determined in good faith by the Adviser in accordance with the Fund’s valuation policy. If the valuations of companies should prove to be incorrect, Shareholders could be adversely affected.

Structured Capital Investments Risk

Structured capital investments may involve a variety of risks depending on their structure and underlying assets. These investments may be subject to interest rate risk, particularly when structured as fixed-income instruments that are sensitive to market rate fluctuations. They may also involve asset-backed securities risk, including risks associated with the credit quality of underlying assets, structural complexities, and potential illiquidity. In addition, structured capital investments that include opportunistic credit or mezzanine debt components may be subject to heightened credit risk, including the risk of borrower default and lower recovery values. The bespoke nature of certain structured capital instruments may also give rise to valuation uncertainty, limited secondary market liquidity and legal or documentation risks.

PIPEs Risk

PIPEs are private (unregistered) offerings of common stock or other securities, usually at a discount to current market price, issued by public companies. The typical PIPE is subject to a “lockup” agreement that prohibits the owner from reselling the PIPE security until it is registered or until a designated holding period has elapsed. On occasion, the SEC has refused to allow PIPE securities to be registered due to the immediate impact such registration could have on the public market for such securities (for example, if certain owners of such PIPEs have sold the securities short in anticipation of their registration). Typically, PIPE securities are offered by small public companies, companies in need of regular cash infusions, companies in financial distress or companies where a public offering has failed. PIPE securities may be susceptible to special risks that may not be present in the relevant issuer’s publicly traded securities. Substantial illiquidity could remain even after a PIPE security becomes registered for public sale. The Fund’s entire investment in PIPE securities may be lost if such securities never become registered.

Unlike the purchase of freely tradable common stock in the open market, PIPEs generally involve contractual obligations by the issuer of such securities requiring the issuer to take certain actions, such as registering the securities or, in the case of convertible securities, issuing the underlying securities upon exercise of convertible securities and registering the convertible securities and the underlying securities with the appropriate federal and state authorities for resale. In order for the Fund’s investment strategy to be effective, the issuer of such securities must abide by its contractual obligations. If an issuer fails to meet its contractual obligations, in addition to the possibility of being involved in costly litigation, the Fund may be unable to dispose of the securities at appropriate prices, if at all, or may experience substantial delays in doing so, and thus the Fund may not be able to realize the anticipated, or any, profit with respect to such investment for a substantial period of time, if ever. There can be no assurance that any issuer will succeed in registering for public resale the securities held by the Fund or that registration of securities pursuant to any such arrangement will create liquidity.

Competition for Access to Private Asset Investment Opportunities

Certain markets in which the Fund may invest are extremely competitive for attractive investment opportunities and, as a result, there may be reduced expected investment returns. There can be no assurance that the Adviser will be able to identify or successfully pursue attractive investment opportunities in such environments. Among other factors, competition for suitable financial instruments from other pooled investment vehicles, the public and private equity markets and other investors may reduce the availability of investment opportunities. There has been significant growth in the number of firms organized to make such investments, which may result in increased competition to the Fund in obtaining suitable financial instruments. There may also be competition to sell financial instruments. If many investment funds that pursue similar strategies were forced to liquidate positions at the same time, market liquidity would be reduced, which may cause prices to drop, volatility to increase and exacerbate the losses of the Fund.

As a registered investment company, the Fund will be required to make certain public disclosures and regulatory filings regarding its operations, financial status, portfolio holdings, etc. While these filings are designed to enhance investor protections, certain private companies may view such filings as contrary to their business interests and deny access to the Fund; but may permit other, non-registered funds or accounts, managed by the Adviser or its affiliates, to invest. As a result, the Fund may not be invested in certain accounts managed by the Adviser or its affiliates, even though those investments would be consistent with the Fund’s investment objective.

In addition, certain provisions of the Investment Company Act prohibit the Fund from engaging in transactions with the Adviser and its affiliates; however, unregistered funds also managed by the Adviser are not prohibited from the same transactions. The Investment Company Act also imposes significant limits on co-investments with affiliates of the Fund. The Fund relies on the Order from the SEC, which expands the Fund’s ability to co-invest alongside its affiliates in privately negotiated investments. However, the Order contains certain conditions that may limit or restrict the Fund’s ability to participate in an investment or participate in an investment to a lesser extent. An inability to receive the desired allocation to potential investments may affect Fund’s ability to achieve the desired investment returns.

Due Diligence Risks

Before making investments, the Adviser intends to conduct due diligence that it deems reasonable and appropriate based on the facts and circumstances applicable to each investment. When conducting due diligence and making an assessment regarding an investment, the Adviser will rely on resources available to it, including information provided by the target of the investment and, in some circumstances, third party research. The due diligence process may at times be subjective. Accordingly, there can be no assurance that the due diligence that the Adviser will carry out with respect to any investment opportunity will reveal or highlight all relevant facts that may be necessary or helpful in evaluating such investment opportunity. Further, there can be no assurance that such diligence will result in an investment being successful. Certain investment opportunities will be evaluated on an expedited basis in order to take advantage of investment opportunities, which will substantially limit the amount of due diligence and research conducted by the Adviser. Therefore, no assurance can be given that the Adviser will have knowledge of all circumstances that may adversely affect an investment. Accordingly, there can be no assurance that the research and due diligence conducted by the Adviser will be sufficient to reveal or highlight all facts relevant or material to a particular investment opportunity.

High-Growth Industry and Sector Risk

Investments in high growth industries and sectors, such as technology, may be very volatile. In addition, these companies may face undeveloped or limited markets, have limited products, have no proven profit-making history, may operate at a loss or with substantial variations in operating results from period to period, have limited access to capital and/or be in the developmental stages of their businesses, have limited ability to protect their rights to certain patents, copyrights, trademarks and other trade secrets, or be otherwise adversely affected by the extremely competitive markets in which many of their competitors operate.

Sector Concentration Risk

The Fund may concentrate its investments in certain sectors, particularly innovation, technology, media, and telecommunications, or emerging sectors like machine learning, AI, fintech and electric vehicles. While these sectors offer high growth potential, they also come with heightened risk. Companies in these sectors are often highly dependent on innovation, research and development, and consumer adoption, which can lead to significant price volatility. The Fund’s exposure to concentrated sectors could result in greater losses during periods of market volatility or sector-specific downturns. In fact, the portfolio, at times, may be highly concentrated. Such concentration of risk may increase the losses suffered by the Fund or reduce its ability to hedge its exposure and to dispose of depreciating assets. Accordingly, the investment portfolio of the Fund may be subject to concentration risks and more rapid change in value than would be the case if the Fund were required to maintain a broader diversification among types of positions, securities, industry, geographic or sector areas or other investments or issuers. Limited diversity could expose the Fund to losses disproportionate to those incurred by the market in general if the areas in which the Fund’s investments are concentrated are disproportionately adversely affected by price movements in those financial instruments or assets.

Derivatives Risk

The Fund may invest in derivatives. A derivative is generally a financial contract the value of which depends on, or is derived from, changes in the value of one or more “reference instruments,” such as underlying assets (including securities), reference rates, indices or events. Derivatives may relate to stocks, bonds, credit, interest rates, commodities, currencies or currency exchange rates, or related indices. A derivative may also contain leverage to magnify the exposure to the reference instrument. Derivatives may be traded on organized exchanges and/or through clearing organizations, or in private transactions with other parties in the over-the-counter (“OTC”) market with a single dealer or a prime broker acting as an intermediary with respect to an executing dealer. Derivatives may be used for hedging purposes and non-hedging (or speculative) purposes. Some derivatives require one or more parties to post “margin,” which means that a party must deposit assets with, or for the benefit of, a third party, such as a futures commission merchant, in order to initiate and maintain the derivatives position.

Use of derivatives is a highly specialized activity that can involve investment techniques and risks different from, and in some respects greater than, those associated with investing in more traditional investments, such as stocks and bonds. Derivatives can be highly complex and highly volatile and may perform in unanticipated ways. Derivatives can create leverage, which can magnify the impact of a decline in the value of the reference instrument underlying the derivative, and the Fund could lose more than the amount it invests. Derivatives can have the potential for unlimited losses, for example, where the Fund may be called upon to deliver a security it does not own. Derivatives may at times be highly illiquid, and the Fund may not be able to close out or sell a derivative at a particular time or at an anticipated price. Derivatives can be difficult to value and valuation may be more difficult in times of market turmoil. Derivatives may involve risks different from, and possibly greater than, the risks associated with investing directly in the reference instrument. Suitable derivatives may not be available in all circumstances, and there can be no assurance that the Fund will use derivatives to reduce exposure to other risks when that might have been beneficial. Derivatives may involve fees, commissions, or other costs that may reduce the Fund’s gains or exacerbate losses from the derivatives. Certain aspects of the regulatory treatment of derivative instruments, including federal income tax, are currently unclear and may be affected by changes in legislation, regulations, or other legally binding authority.

Derivatives involve counterparty risk, which is the risk that the other party to the derivative will fail to make required payments or otherwise comply with the terms of the derivative. Counterparty risk may arise because of market activities and developments, the counterparty’s financial condition (including financial difficulties, bankruptcy, or insolvency), or other reasons. Not all derivative transactions require a counterparty to post collateral, which may expose the Fund to greater losses in the event of a default by a counterparty. Counterparty risk is generally thought to be greater with OTC derivatives than with derivatives that are exchange traded or centrally cleared. However, derivatives that are traded on organized exchanges and/or through clearing organizations involve the possibility that the futures commission merchant or clearing organization will default in the performance of its obligations.

Shorting Against the Box Risk. The Fund intends to engage in short sales against the box, which involve selling a security short while holding an equivalent long position in the same security. While these transactions are intended to hedge downside risk, they may involve certain risks, including the potential for transaction costs, reduced portfolio liquidity, and limitations on the Fund’s ability to fully benefit from the appreciation of the long position. Additionally, the strategy may not completely eliminate market risk, and unexpected market movements could result in losses.

Hedging Transactions Risk. The Fund is not required to hedge any particular risk in connection with a particular transaction or its portfolio generally and may elect to not hedge its risks at all. While the Fund may enter into hedging transactions to seek to manage risk (including using short sales or options, index hedges, or foreign exchange hedges, as determined in the sole discretion of the Adviser), such transactions may result in a poorer overall performance for the Fund than if it had not engaged in any such hedging transaction. Moreover, the portfolio will always be exposed to certain risks that it may not be possible to hedge.

Options Risk. The purchase or sale of an option involves the payment or receipt of a premium by the investor and the corresponding right or obligation, as the case may be, to either purchase or sell the underlying security, commodity or other instrument for a specific price at a certain time or during a certain period. Purchasing options involves the risk that the underlying instrument will not change price in the manner expected, so that the investor loses its premium. Selling options, on the other hand, involves potentially greater risk because the investor is exposed to the extent of the actual price movement in the underlying security rather than only the premium payment received (which could result in a potentially unlimited loss). OTC options also involve counterparty solvency risk.

Futures Contracts Risk. The Fund may invest or trade in futures contracts. The low margin or premiums normally required in such trading may provide a large amount of leverage, and a relatively small change in the price of a security can produce disproportionately larger profit or loss. Additionally, the Fund may trade certain futures contracts based on virtual currencies. The risks related to futures contracts described herein may be magnified with respect to virtual currency futures due to the nature, regulation and volatility of virtual currencies.

Futures positions (including financial futures) may be illiquid because certain commodity exchanges limit fluctuations in certain futures contract prices during a single day by regulations referred to as “daily price fluctuation limits” or “daily limits.” Under such daily limits, during a single trading day no trades may be executed at prices beyond the daily limits. Once the price of a contract for a particular future has increased or decreased by an amount equal to the daily limit, positions in the future can neither be taken nor liquidated unless traders are willing to effect trades at or within the limit. This could prevent the Adviser from promptly liquidating unfavorable positions and subject the Fund to substantial losses. In addition, the Adviser may not be able to execute futures contract trades at favorable prices if little trading in the contracts involved is taking place. It also is possible that an exchange or the CFTC may suspend trading in a particular contract, order immediate liquidation and settlement of a particular contract, or order that trading in a particular contract be conducted for liquidation only.

Under the Commodity Exchange Act, as amended, futures commission merchants are required to maintain customers’ assets in a segregated account. To the extent that the Fund engages in futures and options contract trading and the futures commission merchants with whom the Fund maintains accounts fail to segregate such assets, the Fund will be subject to a risk of loss in the event of the bankruptcy of one of these futures commission merchants.

Stock Index Futures Risk. The price of stock index futures contracts may not correlate perfectly with the movement in the underlying stock index because of certain market distortions. First, all participants in the futures market are subject to margin deposit and maintenance requirements. Rather than meeting additional margin deposit requirements, market participants may close futures contracts through offsetting transactions that would distort the normal relationship between the index and futures markets. Secondly, from the point of view of speculators, the deposit requirements in the futures market are less onerous than margin requirements in the securities market. Therefore, increased participation by speculators in the futures market also may cause price distortions. Successful use of stock index futures contracts by the Fund also is subject to the Adviser’s ability to correctly predict movements in the direction of the market.

Swap Agreements Risk. The Fund may enter into swap agreements. In a standard “swap” transaction, two parties agree to exchange the returns, differentials in rates of return or some other amount earned or realized on the “notional amount” of predetermined investments or instruments, which may be adjusted for an interest factor. Some swaps are structured to include exposure to a variety of different types of investments or market factors, such as interest rates, commodity prices, non-U.S. currency rates, mortgage securities, corporate borrowing rates, security prices, indexes or inflation rates. Swap agreements may be negotiated bilaterally and traded OTC between two parties or, in some instances, must be transacted through a futures commission merchant and cleared through a clearinghouse that serves as a central counterparty. Certain risks are reduced (but not eliminated) if a fund invests in cleared swaps. Certain standardized swaps, including certain credit default swaps, are subject to mandatory clearing, and more are expected to be in the future. The counterparty risk for cleared derivatives is generally lower than for uncleared derivatives, but cleared contracts are not risk-free.

Swap agreements may increase or decrease the overall volatility of the Fund’s investments and the price of its Shares. The performance of swap agreements may be affected by a change in the specific interest rate, currency or other factors that determine the amounts of payments due to and from the Fund. If a swap agreement calls for payments by the Fund, the Fund must be prepared to make such payments when due. In addition, if the counterparty’s creditworthiness declines, the value of a swap agreement would likely decline, potentially resulting in losses.

Generally, swap agreements have fixed maturity dates that are agreed upon by the parties to the swap. The agreement can be terminated before the maturity date only under limited circumstances, such as default by or insolvency of one of the parties and can be transferred by a party only with the prior written consent of the other party. The Fund may be able to eliminate its exposure under a swap agreement either by assignment or other disposition, or by entering into an offsetting swap agreement with the same party or a similarly creditworthy party. If the counterparty is unable to meet its obligations under the contract, declares bankruptcy, defaults or becomes insolvent, it is possible that the Fund may not be able to recover the money it expected to receive under the contract.

Foreign Currency Forwards Risk. Forward foreign currency exchange contracts do not eliminate fluctuations in the value of Non-U.S. Securities (as defined in the prospectus) but rather allow the Fund to establish a fixed rate of exchange for a future point in time. This strategy can have the effect of reducing returns and minimizing opportunities for gain.

In connection with its trading in forward foreign currency contracts, the Fund will contract with a foreign or domestic bank, or foreign or domestic securities dealer, to make or take future delivery of a specified amount of a particular currency. There are no limitations on daily price moves in such forward contracts, and banks and dealers are not required to continue to make markets in such contracts. There have been periods during which certain banks or dealers have refused to quote prices for such forward contracts or have quoted prices with an unusually widespread between the price at which the bank or dealer is prepared to buy and that at which it is prepared to sell. Governmental imposition of credit controls might limit any such forward contract trading. With respect to its trading of forward contracts, if any, the Fund will be subject to the risk of bank or dealer failure and the inability of, or refusal by, a bank or dealer to perform with respect to such contracts. Any such default would deprive the Fund of any profit potential or force the Fund to cover its commitments for resale, if any, at the then market price and could result in a loss to the Fund.

The Fund may also engage in proxy hedging transactions to reduce the effect of currency fluctuations on the value of existing or anticipated holdings of portfolio securities. Proxy hedging is often used when the currency to which the Fund is exposed is difficult to hedge or to hedge against the dollar. Proxy hedging entails entering into a forward contract to sell a currency whose changes in value are generally considered to be linked to a currency or currencies in which some or all of the Fund’s securities are, or are expected to be, denominated, and to buy U.S. dollars. Proxy hedging involves some of the same risks and considerations as other transactions with similar instruments. Currency transactions can result in losses to the Fund if the currency being hedged fluctuates in value to a degree or in a direction that is not anticipated. In addition, there is the risk that the perceived linkage between various currencies may not be present or may not be present during the particular time that the Fund is engaging in proxy hedging. The Fund may also cross-hedge currencies by entering into forward contracts to sell one or more currencies that are expected to decline in value relative to other currencies to which the Fund has or in which the Fund expects to have portfolio exposure. For example, the Fund may hold both Canadian government bonds and Japanese government bonds, and the Advisor may believe that Canadian dollars will deteriorate against Japanese yen. The Fund would sell Canadian dollars to reduce its exposure to that currency and buy Japanese yen. This strategy would be a hedge against a decline in the value of Canadian dollars, although it would expose the Fund to declines in the value of the Japanese yen relative to the U.S. dollar.

Some of the forward non-U.S. currency contracts entered into by the Fund may be classified as non-deliverable forwards (“NDFs”). NDFs are cash-settled, short-term forward contracts that may be thinly traded or are denominated in non-convertible foreign currency, where the profit or loss at the time at the settlement date is calculated by taking the difference between the agreed upon exchange rate and the spot rate at the time of settlement, for an agreed upon notional amount of funds. All NDFs have a fixing date and a settlement date. The fixing date is the date at which the difference between the prevailing market exchange rate and the agreed upon exchange rate is calculated. The settlement date is the date by which the payment of the difference is due to the party receiving payment. NDFs are commonly quoted for time periods of one month up to two years, and are normally quoted and settled in U.S. dollars. They are often used to gain exposure to and/or hedge exposure to foreign currencies that are not internationally traded.

Currency Futures Risk. The Fund may also seek to hedge against the decline in the value of a currency or to enhance returns through use of currency futures or options thereon. Currency futures are similar to forward foreign exchange transactions except that futures are standardized, exchange-traded contracts while forward foreign exchange transactions are traded in the OTC market. Currency futures involve substantial currency risk, and also involve leverage risk.

Currency Options Risk. The Fund may also seek to hedge against the decline in the value of a currency or to enhance returns through the use of currency options. Currency options are similar to options on securities. For example, in consideration for an option premium the writer of a currency option is obligated to sell (in the case of a call option) or purchase (in the case of a put option) a specified amount of a specified currency on or before the expiration date for a specified amount of another currency. The Fund may engage in transactions in options on currencies either on exchanges or OTC markets. Such transactions in options may include exotic options on currencies, which are typically traded in OTC markets and have additional features that result in different payment structures and/or expirations. Currency options involve substantial currency risk, and may also involve credit, leverage or illiquidity risk.

Currency Swaps Risk. The Fund may enter into currency swaps. Currency swaps involve the exchange of the rights of the Fund and another party to make or receive payments in specified currencies. The Fund may also hedge portfolio positions through currency swaps, which are transactions in which one currency is simultaneously bought for a second currency on a spot basis and sold for the second currency on a forward basis. Currency swaps usually involve the delivery of the entire principal value of one designated currency in exchange for the other designated currency. Because currency swaps usually involve the delivery of the entire principal value of one designated currency in exchange for the other designated currency, the entire principal value of a currency swap is subject to the risk that the other party to the swap will default on its contractual delivery obligations.

OTC Trading Risk. The derivative instruments that may be purchased or sold by the Fund may include instruments not traded on an exchange. The risk of nonperformance by the counterparty to an instrument may be greater than, and the ease with which the Fund can dispose of or enter into closing transactions with respect to an instrument may be less than, the risk associated with an exchange traded or cleared OTC instrument. In addition, significant disparities may exist between “bid” and “asked” prices for derivative instruments that are not traded on an exchange. The absence of liquidity may make it difficult or impossible for the Fund to sell such instruments promptly at an acceptable price. Derivative instruments not traded on exchanges also are not subject to the same type of government regulation as exchange traded or cleared OTC instruments, and many of the protections afforded to participants in a regulated environment may not be available in connection with the transactions. Because derivatives traded in OTC markets generally are not guaranteed by an exchange or clearing corporation and generally do not require payment of margin, to the extent that the Fund has unrealized gains in such instruments or has deposited collateral with its counterparties the Fund is at risk that its counterparties will become bankrupt or otherwise fail to honor its obligations.

Cryptocurrency and Digital Asset Investments Risks

At times, on a limited basis, a portion of the Fund’s assets may, in the future, be invested in cryptocurrencies, decentralized application tokens, protocol tokens and other cryptofinance coins, initial coin offerings, tokens and digital assets and instruments that are based on blockchain, distributed ledger or similar technologies (collectively, “cryptocurrency”). Investments in cryptocurrency assets are subject to many specialized risks and considerations, including risks relating to (i) technology, (ii) security, (iii) regulation, (iv) user/market acceptance, (v) volatility and (vi) timing. Currently, however, the Fund does not intend to invest directly in cryptocurrency or similar digital assets and will update the Prospectus and SAI, as appropriate, if and when it does intend to invest in such assets.

The Fund will not engage in distributions in kind of cryptocurrencies or other digital assets to shareholders. Further, the Fund is subject to a 10% cap on direct holdings of digital assets (e.g., cryptocurrencies) using Fund assets. This cap does not apply to investments in cryptocurrency-related ETFs or derivatives.

While cryptocurrencies and their networks have been and are experiencing rapid technological development, such development may not continue at its current rapid pace. There can be no assurance that all material vulnerabilities in the technology associated with a particular cryptocurrency and its associated networks will be identified and addressed prior to the Fund’s investment in such cryptocurrency. Cryptocurrency exchanges continue to be especially susceptible to service interruptions or permanent cessation of operations due to many reasons, including fraud, technical glitches, hackers, malware or governmental regulation or other intervention. In particular, a breach of the security procedures used by the Fund or its third-party custodians, if any, could result in an uninsured loss of the entirety of the Fund’s investment in a cryptocurrency. Any failure of technologies associated with cryptocurrencies or their networks could have a material adverse effect on the Fund’s investments and investment opportunities.

Cryptocurrency is not legal tender in the United States, and federal, state or foreign governments may restrict the use and exchange of cryptocurrency at any time. Cryptocurrency has attracted the attention of U.S. regulatory agencies, and future regulation is likely. Various jurisdictions have or may, in the near future, adopt laws, regulations or directives that affect cryptocurrency assets and parties that come into contact with such assets. Such laws, regulations or directives may negatively impact the Fund in a variety of ways, including increasing the compliance burden of the Fund and its related parties or diminishing the value of the Fund’s investments in cryptocurrency assets, if any, or increase the tax rate on cryptocurrency assets. To the extent that new regulations are imposed, or regulatory authorities find ways to apply existing regulations to cryptocurrency in unanticipated ways, the Fund’s investments may be materially adversely affected. Further, the taxation of cryptocurrencies is uncertain in many jurisdictions, and those jurisdictions that have formulated a position have reached varying (and continuously evolving) conclusions. A discussion of varied tax treatments of cryptocurrency is outside the scope of this discussion.

In their short history, cryptocurrency values have experienced extreme price volatility that may continue in the future. Historical price increases in cryptocurrencies provide no assurance of future results. The value of cryptocurrency also will be affected by the worldwide acceptance or rejection of cryptocurrency. In particular, problems with the supply of cryptocurrency, security flaws (or perceived security flaws), difficulties with converting cryptocurrency to fiat currencies, and concerns that cryptocurrencies may disproportionately facilitate criminal activities may negatively affect the acceptance, growth and development of cryptocurrency. There can be no assurance that the Fund will be able to exit from its investments in cryptocurrency related companies by listing their shares on securities exchanges or disposing of cryptocurrencies in other venues. The trading market, if any, for cryptocurrencies may not be sufficiently liquid to enable the Fund to sell when the Adviser believes it is most advantageous to do so, or without adversely affecting the market price. Continued or renewed volatility in the financial sector may have an adverse material effect on the ability of the Fund to buy, sell and partially dispose of investments. The Fund may be adversely affected to the extent that it seeks to dispose of any of its investments into an illiquid or volatile market and the Fund may find itself unable to dispose of investments at prices that the Adviser believes reflect the fair value of such investments.

Artificial Intelligence (“AI”) Companies

The Fund will invest in companies that (i) design, create, integrate, or deliver autonomous technology and/or AI in the form of products, software, or systems; (ii) develop underlying technology and components for autonomous technology or AI, which may include (without limitation) advanced machinery, semiconductors, databases and software used for machine learning; (iii) provide value-added services on top of autonomous technology and/or AI technology; (iv) develop computer, robotics or other technological systems that are able to perform tasks that normally require human intelligence, such as visual perception, speech recognition, decision-making, and translation between languages; and/or (v) companies that may directly or indirectly otherwise benefit from AI tailwinds, including, without limitation, data center operators, data center infrastructure providers, cloud service providers and power providers (collectively, “AI Companies”).

AI is an emerging technology and, as a result, is subject to a higher level of risk and uncertainty than more established industries/sectors. The AI Companies in which the Fund will invest could be adversely affected if AI adoption is slower, more limited or less successful than anticipated. Even if AI is widely adopted in a relatively short period of time, particular AI Companies will still face significant risks. Among other risks, AI Companies may have limited product lines, markets, financial resources or personnel and are subject to the risks of changes in business cycles, world economic growth, technological progress and increased government scrutiny and regulation, and these factors may lead to rapid and unexpected declines in the value of AI Companies. These companies face intense competition and potentially rapid product obsolescence, and many depend significantly on retaining and growing the consumer base of their respective products and services. Additionally, given that many AI technologies are innovative and have limited track records, it may be more difficult for the Adviser to select investments that meet the objectives of the Fund. Risks to the extent, pace and success of AI adoption include, but are not limited to the following:

●	The legal and regulatory landscape surrounding AI technologies is rapidly evolving and uncertain, including in the areas of intellectual property, cybersecurity, privacy and data protection. For example, there is uncertainty around the validity and enforceability of intellectual property rights related to the use, development, and deployment of AI. Compliance with new or changing laws, regulations or industry standards relating to AI may impose significant operational costs on AI Companies and may limit the extent, pace and success of AI adoption more generally. Failure to appropriately respond to this evolving landscape also may result in legal liability, regulatory action, or brand and reputational harm and have a material adverse effect on particular AI Companies in which the Fund may invest.

●	AI is typically resource-intensive, and significant investments are generally required to build, train, incorporate, run, utilize and enhance AI models and other AI technologies. The pace, extent and success of AI adoption will depend in part on the availability and cost of the resources necessary to build, train, incorporate, run, utilize and enhance AI models and other AI technologies, including, without limitation, semi-conductors and other server components, data center capacity and other data center related resources, including power and cooling. The pace, extent and success of AI adoption, as well as the performance of particular AI Companies in which the Fund may invest, may be adversely affected if there are supply shortages, supply chain delays or other supply chain disruptions related to such resources. Conversely, certain AI Companies have in the past benefited, and may in the future benefit, from the limited supply of certain AI-related resources, including, without limitation, semi-conductors and other server components, data center capacity and other data center related resources, including power and cooling. To the extent that the supply of such resources increases in the future, such supply increases could adversely affect such AI Companies, including by reducing pricing power and increasing potential competition.

●	The pace, extent and success of AI Adoption is also reliant on the end-user demand of products and services in various industries that may in part utilize AI. The development, adoption, and use of AI technologies are still in their early stages and ineffective or inadequate AI development or deployment practices could reduce demand for AI technologies. For example, demand for AI technologies (as well as demand for the products and services offered by particular AI Companies) could be adversely affected if AI Companies are perceived to engage in practices or offer products that are controversial because of their purported or real impact on human, intellectual property, privacy, employment or other rights; because they cause other types of social or economic harm; or because they have higher than expected error, failure or hallucination rates. Demand for AI technologies will also depend on a number of other factors including, without limitation, the ability of AI Companies to produce AI-related products and services that create demonstrable efficiencies and cost-savings for their end-users; and the ability of end-users to make substantial investments in AI technologies.

Even if AI is widely adopted in a relatively short period of time, particular AI Companies will still face significant risks, including the risks outlined above. Among other risks, AI Companies may have limited product lines, markets, financial resources or personnel and are subject to the risks of changes in business cycles, world economic growth, technological progress and increased government scrutiny and regulation, and these factors may lead to rapid and unexpected declines in the value of AI Companies. These companies face intense competition and potentially rapid product obsolescence, and many depend significantly on retaining and growing the consumer base of their respective products and services.

Additionally, given that many AI technologies are innovative and have limited track records, it may be more difficult for the Adviser to select investments that meet the objectives of the Fund.

Generative AI Companies

The Fund will invest in companies that incorporate generative AI (“Gen AI”) features into their products, such as embedding AI features across the software development lifecycle to generate other forms of content (“Gen AI Companies”). This new and emerging technology, which is in its early stages of commercial use, presents a number of inherent risks. Gen AI technologies can create accuracy issues, unintended biases, and discriminatory outcomes. There is a risk that Gen AI technologies could produce inaccurate or misleading content or other discriminatory or unexpected results or behaviors (e.g., AI hallucinatory behavior that can generate irrelevant, nonsensical, or factually incorrect results) that could have a material adverse effect on the reputation, business, or customers of Gen AI Companies. In addition, the use of AI involves significant technical complexity and requires specialized expertise. Any disruption or failure in the AI systems or infrastructure of Gen AI Companies could result in delays or errors in their operations, which could have a material adverse effect on the business and financial results of such companies, and accordingly on the performance of the Fund.

Use of AI by the Coatue Group

The Adviser is integrating the use of AI to support its investment research process. Specifically, the Adviser utilizes AI tools to analyze data, identify trends, and generate insights to support investment decisions. While AI may be utilized in connection with the research process, all investment decisions for the Fund will be made by the investment personnel of the Adviser. The Adviser intends to periodically evaluate and/or adjust internal policies governing the use of AI by its personnel. Notwithstanding any such policies, the Adviser will be directly subject to risks regarding the use of AI and machine learning technology.

Consumer and Retail Companies Risk

The Fund may invest in securities of companies in the consumer and retail sectors. The securities of companies in the consumer and retail sectors can be volatile and the marketplace in which these companies operate may be extremely competitive. As such, there can be no assurance that the market position of a company in whose securities the Fund holds a position will be stable as the products and services of competitors evolve. Moreover, competition can result in significant downward pressure on pricing and margins. Additionally, consumer tastes and preferences can change very quickly with the result that a company’s market share may change rapidly if consumer focus shifts. The value of securities in this sector may also be affected by changing consumer confidence, disposable household income, government regulation or legislative changes, demographics and commodity prices, which can be highly volatile. Accordingly, the investment portfolio of the Fund may be subject to more rapid changes in value than would be the case if the Fund were required to maintain a wide diversification among industries and sectors.

Infrastructure and Energy Investments Risks

Investment in infrastructure and energy projects, businesses and/or assets involves many risks. Project revenues can be affected by a number of factors including economic and market conditions, political events, competition, regulation, and the financial position and business strategy of customers. Unanticipated changes in the availability or price of inputs necessary for the operation of infrastructure and energy assets may adversely affect the overall profitability of the investment or related project. Events outside the control of a portfolio company, such as political action, governmental regulation, demographic changes, economic growth, increasing fuel prices, government macroeconomic policies, political events, social stability, natural disasters, changes in weather, changes in demand for products or services, bankruptcy, or financial difficulty of a major customer and acts of war or terrorism, could significantly reduce the revenues generated or significantly increase the expense of constructing, operating, maintaining or restoring infrastructure facilities. As a general matter, the operation and maintenance of infrastructure assets or businesses and energy generation and other facilities are subject to substantial regulation, many of which may not be under the control of the owner/operator, including labor issues, failure of technology to perform as anticipated, structural failures and accidents and the need to comply with the directives of government authorities.

In addition, the energy and natural resource sectors are subject to comprehensive United States and non-U.S. federal, state, and local laws and regulations. Present, as well as future, statutes and regulations could cause additional expenditures, decreased revenues, restrictions and delays that could materially and adversely affect the Fund’s investments. There can be no assurance that: (i) existing regulations applicable to investments generally or portfolio companies will not be revised or reinterpreted; (ii) new laws and regulations will not be adopted or become applicable to portfolio companies; (iii) the technology, equipment, processes and procedures selected by portfolio companies to comply with current and future regulatory requirements will meet such requirements; or (iv) such portfolio companies’ businesses and financial conditions will not be materially and adversely affected by such future changes in, or reinterpretation of, laws and regulations (including the possible loss of exemptions from laws and regulations) or any failure to comply with such current and future laws and regulations. The operations of energy companies are subject to many risks inherent in the transporting, processing, storing, distributing, mining or marketing of natural gas, natural gas liquids, crude oil, coal, refined petroleum products or other hydrocarbons, or in the exploring, managing or producing of such commodities, including, without limitation: damage to pipelines, storage tanks or related equipment and surrounding properties caused by hurricanes, tornadoes, floods, fires and other natural disasters or by acts of terrorism; inadvertent damage from construction and farm equipment; leaks of natural gas, natural gas liquids, crude oil, refined petroleum products or other hydrocarbons; and fires and explosions. These risks could result in substantial losses due to personal injury or loss of life, severe damage to and destruction of property and equipment and pollution or other environmental damage and may result in the curtailment or suspension of their related operations, any and all of which could result in lower than expected returns to the Fund.

Financial Services and Related Sectors

The Fund may invest in equity and equity-related securities of companies in global financial services and related sub-sectors including, but not limited to banks, insurance, financial technology, and consumer and corporate finance. Many companies in the financial services sector and related sub-sectors have substantial investment portfolios and may therefore be affected more than usual in the event of a general decline in securities markets. In view of the inter-relationship between companies in the financial services sector, the share prices of financial services companies may be particularly vulnerable in the event of a loss of confidence in specific or several financial institutions. In addition, many financial services companies have substantial borrowings and may be particularly vulnerable in the event of rising interest rates.

Defense Investments Risks

Military defense companies depend heavily on contracts with governments for a substantial portion of their business. Changes in a government’s priorities, or delays or reductions in spending could have a material adverse effect on such portfolio company’s business. Budget uncertainty, the potential for government shutdowns, the use of continuing resolutions, and the federal debt ceiling can adversely affect this industry and the funding for a portfolio company’s programs. If appropriations are delayed or a government shutdown were to occur and continue for an extended period, a portfolio company could be at risk of reduced orders, program cancellations and other disruptions and nonpayment. The U.S. Department of Defense’s changes in funding priorities also could reduce opportunities in existing programs and in future programs or initiatives where such company intends to compete and where it has made investments. These companies must comply with extensive laws and regulations relating to the award, administration and performance of government contracts. Government contract laws and regulations affect how these companies do business with its customers and impose certain risks and costs on its business. A violation of these laws and regulations could harm their reputation and result in the imposition of fines and penalties, the termination of contracts, suspension or debarment from bidding on or being awarded contracts and civil or criminal investigations or proceedings. Competition and changing procurement policies could adversely affect a company’s business and financial results. This is a highly competitive industry and competitors may have more extensive or more specialized engineering, technical, marketing and servicing capabilities than a portfolio company. Competitors may develop new technologies, products or services that could replace a portfolio company’s current offerings. Additionally, if competitors can offer lower cost services and products, or provide services or products more quickly, at equivalent or in some cases even reduced capabilities, a portfolio company may lose new business opportunities or contract recompetes, which could adversely affect its future results.

Data Center Investments Risk

Business models are dependent on their ongoing ability to source graphics processing units (“GPUs”) and corresponding data center capacity from third parties, both of which have been, and may in the future be, subject to supply constraints. The Fund could be adversely affected if the portfolio company is unable to source adequate levels of GPUs, data center capacity or other related resources, such as data center cooling resources. Additionally, certain companies have benefited from a high level of demand and limited level of supply for GPU computing capacity. If, in the future, either demand for GPUs falls below, or the available supply of GPUs rises above, such company’s current expectations, the Fund could be adversely affected. The Fund could also be adversely affected if the GPUs currently owned, or in the future purchased, by a company lose value more quickly than currently expected, including because of the introduction of competing products or other technological innovations that make a company’s GPU stock obsolete or less attractive to customers.

Leverage Risk

The use of leverage creates an opportunity for increased Share gains, but also creates risks for Shareholders. The Fund cannot assure Shareholders that the use of leverage, if employed, will benefit the common shares. Any leveraging strategy the Fund employs may not be successful.

Leverage involves risks and special considerations for Shareholders, including: (1) the likelihood of greater volatility of NAV of the Shares than a comparable portfolio without leverage; (2) the risk that fluctuations in interest rates or dividend rates on any leverage that the Fund must pay will reduce the return to Shareholders; (3) the effect of leverage in a declining market, which is likely to cause a greater decline in the NAV of the Shares than if the Fund were not leveraged; and leverage may increase operating costs, which may reduce total return.

Any decline in the NAV of the Fund’s investments will be borne entirely by Shareholders. Therefore, if the market value of the Fund’s portfolio declines, leverage will result in a greater decrease in NAV to Shareholders than if the Fund were not leveraged. While the Fund may from time to time consider reducing any outstanding leverage in response to actual or anticipated changes in interest rates in an effort to mitigate the increased volatility of current income and NAV associated with leverage, there can be no assurance that the Fund will actually reduce any outstanding leverage in the future or that any reduction, if undertaken, will benefit Shareholders. Changes in the future direction of interest rates are very difficult to predict accurately. If the Fund were to reduce any outstanding leverage based on a prediction about future changes to interest rates, and that prediction turned out to be incorrect, the reduction in any outstanding leverage may reduce the income and/or total returns to Shareholders relative to the circumstance where the Fund had not reduced any of its outstanding leverage.

Certain types of leverage used by the Fund may result in the Fund being subject to covenants relating to asset coverage and portfolio composition requirements. The Fund may be subject to certain restrictions on investments imposed by guidelines of one or more rating agencies, which may issue ratings for the short-term corporate debt securities or preferred shares issued by the Fund. These guidelines may impose asset coverage or portfolio composition requirements that are more stringent than those imposed by the Investment Company Act. The Adviser does not believe that these covenants or guidelines will impede it from managing the Fund’s portfolio in accordance with the Fund’s investment objective and policies.

In addition to the foregoing, the use of leverage treated as indebtedness of the Fund for US federal income tax purposes may reduce the amount of Fund dividends that are otherwise eligible for the dividends received deduction in the hands of corporate Shareholders.

ETF Risk

Because ETFs (which are registered investment companies) are effectively portfolios of securities, the Adviser believes that the unsystematic risk associated with investments in ETFs is generally very low relative to investments in ordinary securities of individual issuers. Although the Fund typically will invest in broad-based ETFs, there may be certain risks to the extent a particular ETF is concentrated in a particular sector, and is not as diversified as the market as a whole and at times, the Fund may invest in industry-specific ETFs. The Investment Company Act places certain restrictions on the percentage of ownership that a registered fund, such as the Fund, may have in a registered investment company.

Other Risks

Short-Term Investments Risks

The Fund will, at times, hold assets in cash, money market instruments and other short-term investments, which may hurt the Fund’s performance. The Fund invests in broadly syndicated term loans and other fixed income investments in order to manage its cash and liquidity needs while earning an incremental return. During periods of limited liquidity and higher price volatility, the Fund’s ability to acquire or dispose of broadly syndicated term loans and similar investments at a price and time that the Adviser deems advantageous may be severely impaired, which may impair its ability to dispose of investments in a timely fashion and for a fair price, as well as its ability to take advantage of market opportunities. To the extent the Fund obtains exposure to these investments through ETFs and other pooled vehicles, the Fund will bear its share of the expenses of such funds. The Fund’s liquidity management strategy involves more risk than investing solely in cash and cash equivalents. These positions may also subject the Fund to additional risks and costs.

LIBOR Risk

Following their publication on June 30, 2023, no settings of the London Interbank Offered Rate (“LIBOR”) continue to be published on a representative basis and publication of many non-U.S. dollar LIBOR settings has been entirely discontinued. On July 29, 2021, the Federal Reserve System (“FRS”), in conjunction with the Alternative Reference Rates Committee, a steering committee comprised of large U.S. financial institutions, has begun publishing the Secured Overnight Funding Rate (“SOFR”), which is their preferred alternative rate for U.S. dollar LIBOR, and which is a new index calculated by short-term repurchase agreements, backed by Treasury securities. In April 2018, the Bank of England began publishing its proposed alternative rate, the Sterling Overnight Index Average. Proposals for alternative reference rates for other currencies have also been announced or have already begun publication. Further, on March 15, 2022, the Consolidated Appropriations Act of 2022, which includes the Adjustable Interest Rate (LIBOR) Act, was signed into law in the United States. This legislation establishes a uniform benchmark replacement process for financial contracts that mature after June 30, 2023, that do not contain clearly defined or practicable fallback provisions. The legislation also creates a safe harbor that shields lenders from litigation if they choose to utilize a replacement rate recommended by the Board of Governors of the FRS. In addition, the U.K. Financial Conduct Authority, which regulates the publisher of LIBOR (ICE Benchmark Administration) has announced that it will require the continued publication of the one-, three- and six-month tenors of U.S.-dollar LIBOR on a non-representative synthetic basis until the end of September 2024, which may result in certain non-U.S. law-governed contracts and U.S. law-governed contracts not covered by the federal legislation remaining on synthetic U.S.-dollar LIBOR until the end of this period.

While some of the instruments tied to LIBOR in which the Fund may invest may have included fallback language to address a LIBOR replacement, not all instruments may have such fallback provisions. Given the inherent differences between LIBOR and SOFR, or any other alternative benchmark rate that may be established, the transition away from LIBOR to alternative reference rates have been complex and could have an adverse effect on the Fund’s investments, including as a result of any changes in the pricing of our investments, changes to the documentation for certain of our investments and the pace of such changes, disputes and other actions regarding the interpretation of current and prospective loan documentation or modifications to processes and systems.

Recent Bank Failures

The financial markets recently have encountered volatility associated with concerns about the balance sheets of banks, especially small and regional banks who may have significant losses associated with investments that make it difficult to fund demands to withdraw deposits and other liquidity needs. Although the federal government has announced measures to assist these banks and protect depositors, some banks have already been impacted and others may be materially and adversely impacted. The Fund’s business is dependent on bank relationships and the Adviser is proactively monitoring the financial health of such bank relationships. Continued strain on the banking system may adversely impact the Fund’s business, financial condition and results of operations.

Recent Markets Fluctuations and Changes

General fluctuations in the market prices of securities, which may be impacted by, among other things, macro-economic events, tariffs, inflation, or changes in interest or currency rates, will also affect the value of the Fund’s investments. Volatility and instability in the securities markets also may increase the risks inherent in the Fund’s investments. Both private investments and public investments are subject to the risks associated with volatile and instable securities markets. The duration and ultimate effect of current market conditions and whether such conditions may worsen cannot be predicted. There can be no assurance that such economic and market conditions will be favorable in respect of both the investment and disposition activities of the Fund.

In reaction to changing economic and market conditions, regulators in the United States and several other countries have undertaken in the past and may undertake in the future regulatory actions and implement other measures to ensure stability in the financial markets. Despite these efforts and the efforts of securities regulators of other jurisdictions, global financial markets could become and remain extremely volatile. Stresses associated with the 2008 financial crisis in the United States and global economies peaked approximately a decade ago, but periods of unusually high volatility in the financial markets and restrictive credit conditions, sometimes limited to a particular sector or a geography, continue to recur. Some countries, including the United States, have adopted and/or are considering the adoption of more protectionist trade policies, a move away from the tighter financial industry regulations that followed the financial crisis, and/or substantially reducing corporate taxes. The exact shape of these policies is still being considered, but the equity and debt markets may react strongly to expectations of change, which could increase volatility, especially if the market’s expectations are not borne out. A rise in protectionist trade policies, and the possibility of changes to some international trade agreements, could affect the economies of many nations in ways that cannot necessarily be foreseen at the present time. New regulations and any changes in the political environment could limit the Fund’s activities and investment opportunities or change the functioning of capital markets. In addition, geopolitical and other risks, including environmental and public health, may add to instability in world economies and markets generally. Economies and financial markets throughout the world are becoming increasingly interconnected. As a result, whether or not the Fund invests in securities of issuers located in or with significant exposure to countries experiencing economic, political and/or financial difficulties, the value and liquidity of the Fund’s investments may be negatively affected by such unpredictable events and changes. The Fund may be adversely affected to the extent that it seeks to dispose of any of its investments into an illiquid or volatile market, and the Fund may find itself unable to dispose of investments at prices that the Adviser believes reflect the fair value of such investments.

Effects of Health Crises and Other Catastrophes

Health crises, such as pandemic and epidemic diseases, as well as other catastrophes that interrupt the expected course of events, such as natural disasters, war or civil disturbance, acts of terrorism, power outages and other unforeseeable and external events, and the public response to or fear of such diseases or events, may have an adverse effect on the Fund and the Adviser’s operations. For example, any preventative or protective actions that governments may take in respect of such diseases or events may result in periods of business disruption, inability to obtain raw materials, supplies and component parts, and reduced or disrupted operations for portfolio companies. In addition, under such circumstances the operations, including functions such as trading and valuation, of the Adviser and other service providers could be reduced, delayed, suspended or otherwise disrupted. Further, the occurrence and pendency of such diseases or events could adversely affect the economies and financial markets either in specific countries or worldwide.

Inflation Risk

The Fund’s investments may be subject to inflation risk. Inflation risk is the risk that the value of investments or income from investments will be lower in the future as inflation decreases the value of money. As inflation increases, the value of the Fund’s investments can decline. Any quantitative easing undertaken by central banks around the world could result in material levels of inflation. Inflation and rapid fluctuations in inflation rates have had, and may continue to have, negative effects on the economics and securities markets of numerous economies. There can be no assurance that inflation will not become a serious problem in the future and have an adverse impact on the Fund’s investments. The U.S., the UK, the EU and other developed economies have been experiencing higher-than-normal inflation rates. It remains uncertain whether substantial inflation in such economies will be sustained over an extended period of time or have a significant effect on the impacted economies. Certain portfolio companies may be impacted by inflation, such as current inflation related to global supply chain disruptions, and to geopolitical uncertainties. Recent inflationary pressures have increased the cost of energy and raw materials and may adversely affect consumer spending, economic growth and operations of portfolio companies.

Market Disruption and Geopolitical Risk

The occurrence of events similar to those in recent years, such as localized wars, instability, new and ongoing epidemics and pandemics of infectious diseases and other global health events, natural/environmental disasters, terrorist attacks in the US and around the world, social and political discord, debt crises, sovereign debt downgrades, increasingly strained relations between the United States and a number of foreign countries, new and continued political unrest in various countries, the exit or potential exit of one or more countries from the European Union (“EU”), continued changes in the balance of political power among and within the branches of the US government, government shutdowns and other factors, may result in market volatility, may have long term effects on the US and worldwide financial markets, and may cause further economic uncertainties in the US and worldwide.

China and the United States have each imposed tariffs on the other country’s products. These actions may trigger a significant reduction in international trade, the oversupply of certain manufactured goods, substantial price reductions of goods and possible failure of individual companies and/or large segments of China’s export industry, which could have a negative impact on the Fund’s performance. US companies that source material and goods from China and those that make large amounts of sales in China would be particularly vulnerable to an escalation of trade tensions. Uncertainty regarding the outcome of the trade tensions and the potential for a trade war could cause the US dollar to decline against safe haven currencies, such as the Japanese yen and the euro. Events such as these and their consequences are difficult to predict, and it is unclear whether further tariffs may be imposed or other escalating actions may be taken in the future.

Investments by the Fund are materially affected by conditions in the global financial markets and economic and political conditions throughout the world, such as interest rates, the availability and cost of credit, inflation rates, economic uncertainty, changes in laws, trade policies, commodity prices, tariffs, currency exchange rates and controls and national and international political circumstances (including wars and other forms of conflict, terrorist acts, and security operations) and catastrophic events such as fires, floods, earthquakes, tornadoes, hurricanes and pandemics could materially affect the Fund’s investments to the extent it materially affects global economies or global financial markets. The occurrence of any of these above events could have a significant adverse impact on the value and risk profile of the Fund’s portfolio. These factors are outside of the Fund’s control and may affect the level and volatility of securities prices and the liquidity and value of the Fund’s portfolio investments, and the Fund may not be able to successfully manage its exposure to these conditions, which may result in substantial losses to Shareholders.

Russia launched a large-scale invasion of Ukraine on February 24, 2022. The extent and duration of this military action, resulting sanctions and future local, regional or global market disruptions, are impossible to predict, but could be significant. Any such disruptions caused by Russian military action or other actions (including cyberattacks and espionage) or resulting actual and threatened responses to such activity, including purchasing and financing restrictions, boycotts or changes in consumer or purchaser preferences, sanctions, tariffs or cyberattacks on Russian entities or individuals, including politicians, could have a severe adverse effect on the region, including significant negative economic impacts. How long such military action and related events will last cannot be predicted.

In addition, the U.S. may at times impose additional laws and regulations that restrict the ability of the Fund to invest in certain countries which could limit the activities of the Fund and cause it to forego investment opportunities that it otherwise would have pursued. In some instances, the Fund may be prohibited from making further investments in an existing portfolio company which could have a negative impact on the Fund’s existing investment and decrease the performance returns attributable to such investment.

Terrorist Action

There is a risk of terrorist attacks on the United States and elsewhere causing significant loss of life and property damage and disruptions in the global market. Economic and diplomatic sanctions may be in place or imposed on certain states and military action may be commenced. The impact of such events is unclear but could have a material effect on general economic conditions and market liquidity.

Cybersecurity Breaches and Identity Theft

As part of its business, the Adviser processes, stores and transmits large amounts of electronic information, including information relating to the transactions of the Fund, information regarding portfolio companies, and personally identifiable information of Shareholders and data used in the investment research process. Similarly, service providers of the Adviser and the Fund, including the Administrator (as defined below), may process, store and transmit such information. The Adviser has procedures and systems in place to seek to protect such information and prevent data loss and security breaches. However, such measures cannot provide absolute security. The techniques used to obtain unauthorized access to data, disable or degrade service, or sabotage systems change frequently and may be difficult to detect for long periods of time. Hardware or software acquired from third parties may contain defects in design or manufacture or other problems that could unexpectedly compromise information security. Network connected services provided by third parties to the Adviser may be susceptible to compromise, leading to a breach of the Adviser’s network. The Adviser’s systems or facilities may be susceptible to employee error or malfeasance, government surveillance, or other security threats. Breach of the Adviser’s information systems may cause information relating to the transactions of the Fund, information regarding portfolio companies, personally identifiable information of the Shareholders or other types of proprietary or confidential data to be lost or improperly accessed, used, compromised or disclosed. Although the Adviser has a business continuity plan in the event of an emergency or significant business disruption, there can be no assurance that such plan will operate as planned nor can there be any assurance that the business continuity plans of the Administrator, counterparties, clearing brokers, and other parties will operate as planned in the event of an actual disruption. The loss or improper access, use, compromise or disclosure of the Adviser’s or the Fund’s proprietary information may cause the Adviser or the Fund to suffer, among other things, financial loss, the disruption of its business, liability to third parties (including portfolio companies), regulatory intervention or reputational damage. Any of the foregoing events could have a material adverse effect on the Fund and the Shareholders.

Exposure to Material Non-Public Information

From time to time, the Adviser may receive material non-public information with respect to an issuer, including, but not limited to, situations where a member of the Coatue Group is on the board of a public company or engages in a take-private transaction. In such circumstances, the Fund may be prohibited, by law, policy or contract, for a period of time from (i) unwinding a position in such issuer, (ii) establishing an initial position or taking any greater position in such issuer and (iii) pursuing other investment opportunities related to such issuer.

Tax Laws Subject to Change

All statements contained herein concerning the U.S. federal income tax (or other tax) consequences of an investment in the Fund are based on existing law and interpretations thereof. Changes in and/or the enactment of new U.S. federal income tax and other tax laws, regulations or other administrative guidance and interpretations thereof could occur during the life of the Fund. The nature of additional changes in U.S. federal or non-U.S. income tax law, if any, cannot be determined prior to enactment of any new tax legislation. However, such legislation could significantly alter the tax consequences and decrease the after tax rate of return of an investment in the Fund, including with retroactive effect. Potential investors therefore are urged to seek, and must rely on, the advice of their tax advisers with respect to the possible impact on their investments of recent legislation, as well as any future proposed tax legislation or administrative or judicial action.

Incentive Fee

The Incentive Fee payable by the Fund to the Adviser may create an incentive for the Adviser to make investments on the Fund’s behalf that are risky or more speculative than would be the case in the absence of such compensation arrangement.

Any Incentive Fee payable by the Fund that relates to an increase in value of the Fund’s investments may be computed and paid on gain or income that is unrealized, and the Adviser is not obligated to reimburse the Fund for any part of an Incentive Fee it previously received. If a Fund investment with an unrealized gain subsequently decreases in value, it is possible that such unrealized gain previously included in the calculation of an Incentive Fee will never become realized. Thus, the Fund could have paid an Incentive Fee on income or gain the Fund never received. See “Investment Advisory Agreement—Incentive Fee” and “–Incentive Fee Examples.”

The Incentive Fee is computed and paid on net profits that may include interest that has been accrued but not yet received in cash, such as market discount, debt instruments with PIK interest, preferred stock with PIK dividends and zero-coupon securities, in addition to amounts related to unrealized capital appreciation. If there is a default on an investment by the obligor or such capital appreciation is not ultimately realized, it is possible that amounts previously used in the calculation of the Incentive Fee will become uncollectible, and the Adviser will have no obligation to refund any fees it received in respect of such accrued income. In addition, since in certain cases the Fund may recognize net profits before or without receiving cash representing such net profits and have a corresponding obligation to make an Incentive Fee payment, the Fund may have to sell some of its investments at times it would not consider advantageous, raise additional debt or equity capital or reduce new investments to meet its payment obligations.

Indemnification Obligations and Limited Liability of Trustees and Adviser

None of the Trustees, the Adviser or any of their respective affiliates, principals, members, shareholders, partners, officers, directors, employees, agents and representatives (each an “Indemnified Person”) shall have any liability, responsibility or accountability in damages or otherwise to any Shareholder or the Fund for, and the Fund agrees, to the fullest extent permitted by law, to indemnify, pay, protect and hold harmless each Indemnified Person from and against, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, proceedings, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, all reasonable costs and expenses of attorneys, defense, appeal and settlement of any and all suits, actions or proceedings instituted or threatened against the Indemnified Persons or the Fund) and all costs of investigation in connection therewith which may be imposed on, incurred by, or asserted against the Indemnified Persons or the Fund in any way relating to or arising out of, or alleged to relate to or arise out of, any action or inaction on the part of the Fund, on the part of the Indemnified Persons when acting on behalf of the Fund or otherwise in connection with the business or affairs of the Fund, or on the part of any agents when acting on behalf of the Fund (collectively, the “Indemnified Liabilities”); provided that the Fund shall not be liable to any Indemnified Person for any portion of any Indemnified Liabilities which results from such Indemnified Person’s willful misfeasance, bad faith, gross negligence or reckless disregard in the performance of his, her or its duties or by reason of his, her or its reckless disregard of his, her or its obligations and duties. Notwithstanding the foregoing, no waiver or release of personal liability of any Indemnified Person will be effective to waive any liabilities of such Indemnified Persons under the U.S. federal securities laws, including the Advisers Act and the Securities Act, to the extent any such waiver or release is void under applicable law.

Business and Regulatory Risks and Reporting

The Fund and the Adviser may be subject to increased scrutiny by government regulators, investigators, auditors and law enforcement officials regarding the identities and sources of funds of investors. New laws and regulations or actions taken by regulators that restrict the ability of the Fund to pursue its investment program or employ brokers and other counterparties could have a material adverse effect on the Fund and the Shareholder’s investments therein. In addition, the Adviser may, in its sole discretion, cause the Fund to be subject to certain laws and regulations if it believes that an investment or business activity is in the Fund’s interest, even if such laws and regulations may have a detrimental effect on one or more Shareholders. In addition, in the future the Fund may become subject to additional obligations that may affect its investment program, the manner in which it operates and, reporting requirements regarding its investments and investors. Each Shareholder will be required to provide to the Fund such information as may be required to enable the Fund to comply with all applicable legal or regulatory requirements, and each Shareholder will be required to acknowledge and agree that the Fund may disclose such information to governmental and/or regulatory or self-regulatory authorities to the extent required by applicable law or regulation and may file such reports with such authorities as may be required by applicable law or regulation.

Best-Efforts Offering Risk

This offering is being made on a reasonable best efforts basis, whereby the Distributor is only required to use its reasonable best efforts to sell the Shares and neither it nor any selling agent has a firm commitment or obligation to purchase any of the Shares. To the extent that less than the maximum number of Shares is subscribed for, the opportunity for the allocation of the Fund’s investments among various issuers and industries may be decreased, and the returns achieved on those investments may be reduced as a result of allocating all of the Fund’s expenses over a smaller capital base. As a result, the Fund may be unable to achieve its investment objective and a Shareholder could lose some or all of the value of his, her or its investment in the Shares.

Risks Relating to Fund’s RIC Status

The Fund intends to elect to be treated as a RIC under the Code and intends each year to qualify and be eligible to be treated as such, so that it generally will not be subject to U.S. federal income tax on its net investment income or net short-term or long-term capital gains, that are distributed (or deemed distributed, as described below) to Shareholders. In order to qualify for such treatment, the Fund must meet certain asset diversification tests and at least 90% of its gross income for such year must consist of certain types of qualifying income. The Fund’s qualification and taxation as a RIC depends upon the Fund’s ability to satisfy on a continuing basis, through actual, annual operating results, distribution, income and asset, and other requirements imposed under the Code. However, no assurance can be given that the Fund will be able to meet the complex and varied tests required to qualify as a RIC or to avoid corporate level tax. In addition, because the relevant laws may change, compliance with one or more of the RIC requirements may be impossible or impracticable.

If for any taxable year the Fund were to fail to meet the income or diversification test described above, the Fund could in some cases cure such failure, including by paying a fund-level tax and, in the case of a diversification test failure, disposing of certain assets.

If, in any year, the Fund were to fail to qualify for treatment as a RIC under the Code, and were ineligible to or did not otherwise cure such failure, the Fund would be subject to tax on its taxable income at regular corporate rates and, when such income is distributed, Shareholders would be subject to a further tax to the extent of the Fund’s current or accumulated earnings and profits.

RIC-Related Risks of Investments Generating Non-Cash Taxable Income

Certain of the Fund’s investments will require the Fund to recognize taxable income in a tax year in excess of the cash generated on those investments during that year. For example, the Fund expects to invest in loans and other debt instruments that will be treated as having “market discount” and/or original issue discount (“OID”) (such as debt instruments with PIK interest or, in certain cases, increasing interest rates or issued with equity or warrants) for U.S. federal income tax purposes. The Fund may also have to include in its taxable income other amounts that it has not yet received in cash but has been allocated to it as a result of its investments in entities treated as partnerships for U.S. federal income tax purposes. In addition, certain investments in corporate stock require inclusion in income of amounts of deemed dividends even if no cash distribution is made. As a result the Fund may be required to recognize income in respect of these investments before, or without receiving, cash representing such income, and therefore the Fund may have difficulty satisfying the annual distribution requirements applicable to RICs and avoiding Fund-level U.S. federal income and/or excise taxes. The Fund may be required to make a distribution to the Fund’s Shareholders in order to satisfy the Annual Distribution Requirement, even though it will not have received the corresponding cash amount. Accordingly, the Fund may be required to sell assets, including at potentially disadvantageous times or prices, raise additional debt or equity capital, make taxable distributions of Shares or debt securities, or reduce new investments, to obtain the cash needed to make these income distributions. If the Fund liquidates assets to raise cash, the Fund may realize additional gain or loss on such liquidations. In the event the Fund realizes additional net capital gains from such liquidation transactions, Shareholders, may receive larger capital gain distributions than it or they would in the absence of such transactions.

Uncertain Tax Treatment

The Fund may invest in certain investments, may present special tax issues for the Fund and may have uncertain tax treatment. These issues will be addressed by the Fund to the extent necessary in connection with the Fund’s intention to distribute sufficient income each tax year to minimize the risk that it becomes subject to U.S. federal income or excise tax.

CONFLICTS OF INTEREST

Shareholders should be aware that various actual and potential conflicts will arise from the overall investment activities of the Fund, the Adviser, other Coatue-managed funds or accounts, and their respective affiliates. Coatue currently manages, and expects to form, additional funds, and separate accounts that make investments in specific regions and/or sectors of the markets, and in the overall markets, targeted by the Fund, certain of which will have substantially the same investment objective, strategies and investments as the Fund and others that will have different investment objectives, strategies and investments compared to the Fund. Such other funds and accounts often will have economic terms that are different than those of the Fund, and can incorporate terms that individually or in the aggregate are more favorable for their investors than the equivalent terms of the Fund. There is no restriction on Coatue establishing or managing additional funds or accounts that invest in specific regions and/or sectors of, or in the overall markets targeted by the Fund.

The following discussion identifies certain existing conflicts of interest relevant to the Fund that should be carefully considered before making an investment in the Fund as well as certain conflicts that reasonably could present themselves in the future but this list is not exhaustive. In addition, Shareholders should be aware that Coatue, the Adviser, their personnel, and their respective affiliates could in the future engage in further activities that could result in additional conflicts of interest not addressed below. When a conflict of interest arises, the Adviser will endeavor to ensure that the conflict is resolved fairly and in an equitable manner to its clients over time that is consistent with its fiduciary duties to the Fund. The Adviser has in place policies and procedures that it believes are reasonably designed to identify and resolve conflicts of interest, however, not all conflicts of interest may be resolved in the Fund’s favor.

Management of Similar Accounts. Coatue’s clients include funds that make (i) investments in U.S. and non-U.S. publicly traded equity securities and equity-related securities and other securities and financial instruments (“Public Investments”), (ii) investments in U.S. and non-U.S. private investments (“Private Investments”), and (iii) both Public Investments and Private Investments. Such clients pursue investment strategies primarily focused on: (a) publicly-traded companies in the public markets (the “Hedge Fund Strategy”), (b) investments in growth, mid- to late-stage and in some instances, early stage, private companies (the “Growth Strategy”), (c) venture-focused early stage private market companies (the “Venture Strategy”), (d) investment opportunities related to structured capital solutions in publicly listed companies and privately-held companies (the “Tactical Solutions Strategy”), and (e) public and private company investments across all stages within specific sectors of focus (the “Sector-Focused Strategy”). Coatue also manages certain investment vehicles that invest in a single portfolio company, which generally have co-invested with another fund managed by Coatue. In the future, the Adviser may manage or otherwise provide advisory services to additional other client accounts, including, without limitation, separately managed accounts, proprietary accounts, investment funds, successor funds, special purpose investment vehicles, co-investment funds, “spillover” or “excess opportunity” funds, annex funds and other vehicles. Certain of the Fund’s executive officers and Trustees, and the employees and partners of the Adviser or its affiliates, serve or may serve as officers, trustees or principals of entities that operate in the same or a related line of business as the Fund or of other funds managed by Coatue (“Other Managed Funds”). As a result, they have obligations to investors in those entities, the fulfilment of which might not be in the best interests of the Fund or its Shareholders.

As further described above, certain existing Other Managed Funds have investment objectives and investment strategies similar to, or overlapping with, those of the Fund and certain Other Managed Funds have investment objectives and strategies that are dissimilar to the Fund. Any future Other Managed Funds also may be similar or dissimilar to the Fund. Investment objectives or investment strategies may include, without limitation, a focus on public or private markets, and different investment parameters and guidelines (including those relating to leverage). Certain Other Managed Funds have more favorable liquidity compared to other clients and accordingly, if there are significant redemptions from such Other Managed Fund (particularly where there is significant overlap with the securities held), the Adviser may have to liquidate a portion of the assets of such Other Managed Fund in a manner that could be disadvantageous to certain Other Managed Funds. From time to time, the Adviser has, and expects in the future, to give advice and recommend securities to, purchase and sell securities for, and take action with respect to, one or more Other Managed Funds that will differ and may conflict with advice or recommendations given to, securities purchased and sold for, or action taken with respect to, the Fund, even in cases where the investment objectives may be the same or similar. Even if an Other Managed Funds has an investment objective, program or strategy that is similar to that of the Fund and invests in the same securities as the Fund, the Adviser may give advice or take action with respect to the investments held by, and transactions of, the Other Managed Funds that differs from the advice given or the timing or nature of any action taken with respect to the investments held by, and transactions of, the Fund (including but not limited to holding a security for one client while selling the security on behalf of another client). Such differences might result from various factors deemed relevant by the Adviser on a case by case basis, including, without limitation, differences between the investment strategy and objective (including any investment guidelines and restrictions), financing terms, availability of other investment opportunities, the nature of the transaction, any contractual or regulatory restrictions that may be applicable (e.g., a lock-up period for an investment), liquidity and liquidity profile, withdrawal terms, current investment composition, the characteristics of the security or other financial instrument involved, investment target size, risk management considerations, regulatory and tax considerations applicable to the Other Managed Funds and the Fund. In some instances, actions taken for, or a position taken by, an Other Managed Funds could be adverse to the actions taken for, or a position taken by, the Fund, including by decreasing the prices received by the Fund, and increasing the prices required to be paid by the Fund, limiting the availability of the securities in which the Fund seeks to invest, or other potential disadvantages. These actions taken for Other Managed Funds could have a material adverse effect on the Fund. As a result, the Fund and the existing Other Managed Funds are expected to have different portfolios and investment returns and future Other Managed Funds may have such differences as well.

The level of incentive compensation and management fees that the Adviser is entitled to receive from the Fund and the Other Managed Funds varies both in amounts and structures, and the employees and partners of the Adviser and its affiliates may have significantly greater personal investments in certain Other Managed Funds than they do the Fund. As a result, the Adviser and its investment personnel have an incentive to favor accounts that pay the Adviser higher incentive compensation and/or management fees or in which they have a significant proprietary interest, including in the allocation of investments, time and attention.

Transactions with Other Managed Funds, the Adviser and its Affiliates. There may be periods when the Adviser could preclude the Fund from purchasing particular securities or financial instruments, even if such securities or financial instruments would otherwise meet the Fund’s investment objective. The Adviser applied for the Order from the SEC that would permit the Fund to, among other things and subject to the conditions of the order, invest in aggregated transactions alongside certain other persons, including certain affiliates of the Adviser and certain funds managed and controlled by the Adviser and its affiliates, that involve the negotiation of certain terms of the private placement securities to be purchased (in addition to price-related terms), subject to certain terms and conditions.

The Adviser will not cause the Fund to engage in investments alongside affiliates in private placement securities that involve the negotiation of certain terms of the private placement securities to be purchased (other than price-related terms), except in reliance on the Order or unless such investments otherwise qualify for another Investment Company Act exemption or are entered into in accordance with interpretations of Section 17(d) and Rule 17d-1 as expressed in SEC no-action letters or other available guidance, including aggregated transactions where only price-related terms of the private placement security to be purchased are negotiated by the Adviser.

Under the terms of the Order, a “required majority” (as defined in Section 57(o) of the Investment Company Act) of the Fund’s independent trustees must be able to reach certain conclusions in connection with investments alongside affiliates in private placement securities that involve the negotiation of certain terms of the private placement securities to be purchased (other than price-related terms), including that (1) the terms of the proposed transaction are reasonable and fair to the Fund and its shareholders and do not involve overreaching of the Fund or its shareholders on the part of any person concerned and (2) the transaction is consistent with the interests of the shareholders. The Order is subject to certain terms and conditions so there can be no assurance that the Fund will be permitted to invest in aggregated transactions alongside certain of the Fund’s affiliates other than in the circumstances currently permitted by regulatory guidance and the Order. The Adviser’s investment allocation policies and procedures can be revised at any time without notice to, or consent from, Shareholders.

The Fund, together with interests held by other clients of the Adviser, may be limited from owning or controlling, directly or indirectly, interests in issuers that equal or exceed 5% of such issuer’s outstanding voting securities. In addition, the Fund may seek to invest in an issuer’s non-voting securities and, together with interests held by other clients of the Adviser, may be limited in the amount it can invest. Such limitations are intended to ensure that an issuer not be deemed an “affiliated person” of the Fund for purposes of the Investment Company Act, which may impose limits on the Fund’s dealings with the issuer and its affiliated persons.

Investment Allocations. If a particular investment is suitable for both the Fund and Other Managed Funds, the Adviser seeks to allocate the available investment amount between the Fund and the Other Managed Funds in a manner which it determines is fair and equitable under the circumstances to all clients, including the Fund in accordance with the Adviser’s investment allocation policy (including Coatue’s specific policies related to private investments that it has adopted to supplement its overall investment allocation policies and procedures) and, as applicable, the Order. For a variety of reasons, investments may not be allocated to the Fund or may be allocated differently among accounts (e.g., not on a pro rata basis), including to the extent a particular account has a specific sector investment mandate. The conflicts inherent in making such allocation decisions may not always be resolved to the advantage of the Fund.

Common expenses frequently will be incurred on behalf of the Fund and Other Managed Funds. The Adviser seeks to allocate those common expenses among the Fund and Other Managed Funds in a manner that is fair and equitable over time and allocates expenses in accordance with its expense allocation policy. The allocations will be subject to review by the Fund’s Board, including the Independent Trustees. However, expense allocation decisions involve potential conflicts of interest (e.g., an incentive to favor accounts that pay higher incentive compensation, or conflicts relating to different expense arrangements with certain clients). The Adviser’s expense allocations often depend on inherently subjective determinations and, accordingly, expense allocations made by the Adviser in good faith will be final and binding on the Fund.

Adviser Affiliates May Engage in Adverse Activities. The Fund may invest in issuers that have relationships with affiliates of the Adviser or other funds or clients of the Adviser. Such affiliates may take actions that are detrimental to the interests of the Fund in such issuers.

The Adviser, its affiliates and their clients may pursue or enforce rights with respect to an issuer in which the Fund has invested, and those activities may have an adverse effect on the Fund. As a result, prices, availability, liquidity and terms of the Fund’s investments may be negatively impacted by the activities of the Adviser and its affiliates or their clients, and transactions for the Fund may be impaired or effected at prices or terms that may be less favorable than would otherwise have been the case.

The transactions and portfolio strategies the Adviser may use for Other Managed Funds could conflict with the transactions and strategies employed by the Adviser in managing the Fund and affect the prices and availability of the securities and other financial instruments in which the Fund invests. From the standpoint of the Fund, simultaneous identical portfolio transactions for the Fund and the Other Managed Funds may tend to decrease the prices received, and increase the prices required to be paid, by the Fund for its portfolio sales and purchases. Further, with respect to any public market transactions, when more than one client account seeks to buy or sell the same security at the same time, the Adviser may seek to combine the orders of two or more client accounts into a single order (a “bunched order”) in accordance with the Adviser’s aggregation policies and procedures. Certain transactions in the same financial instrument for one account (including an account in which the Adviser and its personnel may have a direct or indirect interest) may receive more favorable or less favorable prices or terms than another account, and orders placed later may not be filled entirely or at all, based upon the prevailing market prices at the time of the order or trade. In addition, some opportunities for reduced transaction costs and economies of scale may not be achieved.

In connection with its business, from time to time, the Adviser comes into receipt of material non-public information about a public issuer. The receipt of such information has in the past required, and may in the future require clients and fund managed by the Adviser to restrict trading in the securities of that public issuer for a period of time. Additionally, certain investments contemplated by an Other Managed Fund, including privately negotiated investments in public issuers made in connection with the Adviser’s tactical solutions investment strategy or other strategies, could expose the Adviser to material non-public information. In some cases, the Adviser may pursue an investment opportunity for one Other Managed Fund, even though doing so could result in a trading restriction that affects the Fund or an Other Managed Fund. In other cases, the Adviser may decline to pursue an investment opportunity for one Other Managed Fund because doing so could result in a trading restriction that affects another Other Managed Fund. In addition, Other Managed Funds, the Adviser and its affiliates may be subject to certain investment restrictions in competitors of a private company in which an Other Managed Fund, a proprietary account and/or members and employees of the Adviser invest, that may be imposed by the private company and/or its governing documents. Given the fact that the Adviser manages multiple investment vehicles that, in the past and/or in the future, may make direct or indirect investments in such competitors or related entities, the Fund and Other Managed Funds may realize impairment of their investments in the private company and/or theirs rights related to such private company and its related entities. Specifically, to the extent the Adviser, the Fund or an Other Managed Fund or their respective affiliates makes an investment in a competitor of a private company, the Adviser, the Fund or an Other Managed Fund may lose certain information rights they have with respect to their investment in such portfolio company. In such instance, one client may forego a particular investment opportunity due to the fact that another client would lose information rights in connection with its investment in a competing company. Additionally, one client make an investment in a portfolio company in which another client has previously invested, or subsequently invests, in a different part of the portfolio company capital structure and vice versa or where one client has different rights or privileges. When one client holds an interest in a portfolio company with rights, preferences and privileges that are different than those held by another client in the same portfolio company, the Adviser could be presented with decisions when the interests of the clients are in conflict.

Third Party Advisors. There are risks and potential conflicts of interest associated with engaging Advisors and Research Providers. These individuals and entities are engaged by the Adviser to provide specialized expertise related to the identification, assessment, and management of investments by the Adviser for its clients, including the Fund. They are not employees of the Adviser and are compensated based on the terms of their specific engagements. Compensation and expenses for these services are typically allocated to the fund(s) that benefit from their use, which may include the Fund.

While these Third-Party Advisors and Research Providers provide supplementary insights and expertise, their role is limited. They do not have discretionary authority over investment decisions, do not furnish advice or make recommendations regarding the purchase or sale of securities, and do not exercise continuous supervisory or management authority over any client’s investments.

Engaging Advisors or Research Providers may still present potential conflicts of interest. Examples of these relationships include an Advisor or Research Provider (a) being affiliated with another investment adviser or family office engaged in investment activities; (b) having their own investment advisory business, including one which has investment activities that overlap with strategies pursued by clients; (c) serving as an officer or director of or other affiliated person of a public and/or private company; (d) investing in the Fund or one or more Other Managed Funds (or portfolio companies); (e) participating in co-investment opportunities; and/or (f) receiving a portion of fixed fees and other performance based compensation paid by a client account and/or receiving a bonus based in part on a client account’s performance (which may in the discretion of the Adviser be paid to the Advisor or Research Provider by the Fund or Other Managed Funds). Certain of these positions and relationships may create an incentive for an Advisor or Research Provider to provide advice that may benefit the Advisor or Research Provider or entities other than Coatue or its clients. In addition, an Advisor or Research Provider may have access to material, non-public information, which could be inadvertently disclosed to Coatue. If Coatue were to receive such information, Coatue may be prohibited, by law, policy or contract, for a period of time from acquiring or disposing of a particular security for the benefit of the Fund or the Other Managed Funds.

Advisory Fee and Incentive Fee Arrangements. The Adviser is paid a fee based on a percentage of the Fund’s net assets. The participation of the Adviser’s investment professionals in the valuation process therefore results in a conflict of interest. The Adviser also has a conflict of interest in deciding whether to cause the Fund to invest in more speculative investments or financial instruments, which increase the assets or profits of the Fund and, accordingly, the Advisory Fee or Incentive Fee payable by the Fund to the Adviser. To mitigate this conflict, the Fund engages independent third-party valuation firms to assist in the valuation of private investments.

Expense Allocations. To the extent permitted under the Investment Advisory Agreement, the Adviser may allocate and pass through to the Fund certain expenses associated with the time spent by non-advisory personnel in connection with Fund-related activities. The amount of any such expenses may fluctuate greatly from year to year. Because the Adviser has an economic incentive to allocate more expenses to the Fund (where they ultimately are indirectly borne by the Shareholders instead of by the Adviser), the Adviser faces a significant conflict between its own economic interests and the economic interests of the Fund. The Adviser faces a similar conflict when structuring compensation of such non-advisory personnel in choosing between compensation which will be paid by the Fund and which will be paid by the Adviser. The Adviser will seek to mitigate such conflicts by making such allocations in a manner the Adviser determines to be reasonable under the circumstances and fair and equitable over time, and the allocations will be subject to review by the Fund’s Board, including the Independent Trustees. The Adviser may have different arrangements with its other advisory accounts, including where such accounts are not allocated any such expenses. The Adviser retains discretion in determining the extent to which such allocations are made across its advisory accounts, including the Fund, consistent with its fiduciary duties and the accounts’ offering and organizational documents.

MANAGEMENT OF THE FUND

Board of Trustees

The Role of the Board

The Board is responsible for the overall management of the Fund, including supervision of the duties performed by the Adviser. As is the case with virtually all investment companies (as distinguished from operating companies), service providers to the Fund, primarily the Adviser, have responsibility for the day-to-day management and operation of the Fund. The Board does not have responsibility for the day-to-day management of the Fund, and its oversight role does not make the Board a guarantor of the Fund’s investments or activities. The Board has appointed various individuals of the Adviser as officers of the Fund with responsibility to monitor and report to the Board on the Fund’s operations. In conducting its oversight, the Board receives regular reports from these officers and from other senior officers of the Adviser regarding the Fund’s operations.

Board Structure and Committees

As required by the Investment Company Act, a majority of the Fund’s Trustees are Independent Trustees and are not affiliated with the Adviser. The Chair of the Board is an interested Trustee. The Board has not designated a lead Independent Trustee. The Board believes its leadership structure is appropriate in light of the Fund’s circumstances, including the nature of the Fund’s operations and the role of the Independent Trustees in overseeing the Fund’s activities. The Independent Trustees meet regularly in executive session and have established standing committees, including an Audit Committee and a Nominating and Governance Committee, to facilitate effective oversight.

The Board has formed an Audit Committee composed of all of the Independent Trustees, the functions of which are: (i) to oversee the Fund’s accounting and financial reporting policies and practices, its internal controls and, as the Audit Committee may deem necessary or appropriate, the internal controls of certain of the Fund’s service providers; (ii) to oversee the quality and objectivity of the Fund’s financial statements and the independent audit of those statements; (iii) to assist the Board in selecting the Fund’s independent registered public accounting firm, to directly supervise the compensation and performance of such independent registered public accountants and generally to act as a liaison between the independent registered public accountants and the Board; and (iv) to review and, as appropriate, approve in advance non-audit services provided by such independent registered public accountants to the Fund, the Adviser, and, in certain cases, other affiliates of the Fund.

The Board has formed a Nominating and Governance Committee composed of all of the Independent Trustees, whose function, subject to the oversight of the Board, is to select and nominate persons for elections or appointment by the Board as Trustees of the Fund. The Nominating and Governance Committee will act in accordance with the Fund’s nominating committee and governance charter. The Nominating and Governance Committee may consider nominees recommended by Shareholders.

Board Oversight of Risk Management

As part of its oversight function, the Board receives and reviews various reports relating to risk management. Because risk management is a broad concept comprised of many different elements (including, among other things, investment risk, valuation risk, credit risk, compliance and regulatory risk, business continuity risk and operational risk), Board oversight of different types of risks is handled in different ways. For example, the full Board could receive and review reports from senior personnel of the Adviser (including senior compliance, financial reporting and investment personnel) or their affiliates regarding various types of risks, such as operational, compliance and investment risk, and how they are being managed. The Audit Committee may participate in the oversight of risk management in certain areas, including meeting with the Fund’s financial officers and with the Fund’s independent public auditors to discuss, among other things, annual audits of the Fund’s financial statements and the auditor’s report thereon and the auditor’s annual report on internal control.

Board of Trustees and Officers

Any vacancy on the Board of Trustees may be filled by the remaining Trustees, except to the extent the Investment Company Act requires the election of Trustees by Shareholders. The Fund’s officers are appointed by the Trustees and oversee the management of the day-to-day operations of the Fund under the supervision of the Board. All of the officers of the Fund are directors, officers or employees of the Adviser or its affiliates. To the fullest extent allowed by applicable law, including the Investment Company Act, the Declaration of Trust indemnifies the Trustees and officers for all costs, liabilities and expenses that they may experience as a result of their service as such.

The name and business address of the Trustees and officers of the Fund and their principal occupations and other affiliations during the past five years are set forth under “Management of the Fund” in the SAI.

Portfolio Management

Adviser

Coatue Management, L.L.C., 9 W 57th Street, 25th Floor, New York, NY 10019, serves as the investment adviser to the Fund. The Adviser is registered as an investment adviser under the Advisers Act.

Primary Portfolio Manager

Philippe Laffont has overall responsibility for the structuring of the Fund’s investment portfolio, the generation of investment strategies and the implementation of all portfolio transactions for the Fund. In certain instances, Mr. Laffont will authorize one or more senior managing directors to place orders to effectuate his investment strategy for the Fund. In addition, on a limited basis, Mr. Laffont may authorize one or more senior investment professionals to make discretionary investments for the Fund as part of the Adviser’s process to develop new investment ideas for the portfolio or similar purposes.

Mr. Philippe Laffont received his French Baccalaureate at the Lycée Français de New York. He graduated from the Massachusetts Institute of Technology, Cambridge, Massachusetts, with a Master’s degree in Computer Science (1991) and Bachelor of Science degrees in Computer Science and Economics (1989). In his Masters’ thesis, Mr. Laffont developed an operating system and a graphical user interface for the NuMesh multi-processor computer. His work, along with that of other members of the team, was published in the Proceedings of the International Conference on Supercomputing, July 1993. After graduation, Mr. Laffont worked for McKinsey & Co. as an analyst for management consulting projects in Madrid, Spain. He joined Tiger Management in 1996 as a research analyst. Mr. Laffont formed Coatue in December 1999 and has been the principal decision-maker for Coatue since then.

Key Person Event

A “Key Person” initially shall be defined as Philippe Laffont. The Adviser may appoint additional or replace Key Persons from time to time, with the approval of the Board of Directors, and will disclose such changes consistent with its obligations under the U.S. federal securities laws. In the event that the Key Person dies or in the event that he becomes incapacitated such that he is unable to participate in the management and affairs of the Adviser in the same manner as immediately before the onset of his incapacity for more than 60 consecutive days, the Fund shall promptly provide notice (the “Key Person Notice”) to all Shareholders consistent with its obligations under the U.S. federal securities laws, and the Adviser shall cease allocating additional Fund assets to Private Assets until the earlier of (i) the sixtieth (60th) calendar day following the date that the Key Person Notice is provided and (ii) the day on which a replacement person for such Key Person (or Key Persons, as applicable) is approved by the Adviser and the Fund’s Board of Trustees (the “Suspension Period”). For the avoidance of doubt, during a Suspension Period, the Fund may continue to invest in Public Assets and or utilize its assets to pay Fund expenses, complete investments in Private Assets, including follow-on investments, fund any guaranteed obligations and/or as necessary for the Fund to preserve its tax status.

INVESTMENT ADVISORY AND MANAGEMENT AGREEMENT

The Adviser, subject to supervision by the Board, provides certain advisory and management services to the Fund pursuant to an Investment Advisory and Management Agreement between the Fund and the Adviser.

Advisory Fee

In consideration of the advisory services provided by the Adviser, the Fund pays the Adviser a monthly advisory fee at an annual rate of 1.25% based on the value of the Fund’s net assets calculated and accrued monthly in arrears as of the last business day of each calendar month.

For purposes of determining the Advisory Fee payable to the Adviser, the value of the Fund’s net assets will be calculated prior to the inclusion of the Advisory Fee and Incentive Fee, if any, payable to the Adviser, the Distribution and Servicing Fee, or any purchases or repurchases of Shares of the Fund or any distributions by the Fund. The Advisory Fee will be payable in arrears. The Advisory Fee is paid to the Adviser out of the Fund’s assets, and therefore decreases the net profits or increases the net losses of the Fund.

The services of all investment professionals and staff of the Adviser, when and to the extent engaged in providing investment advisory services, and the compensation and routine overhead expenses of such personnel allocable to such services, are provided and paid for by the Adviser and not by the Fund. The Fund bears all other costs and expenses of its operations and transactions as set forth in the Investment Advisory and Management Agreement.

This Advisory Fee is separate from the Incentive Fee that the Adviser receives in the event that specified investment returns are achieved by the Fund.

A discussion regarding the basis for the approval by the Board of the Investment Advisory Agreement will be available in the Fund’s initial shareholder report once it commences operations, which is currently expected to be the shareholder report for the Fund’s fiscal year ended December 31, 2025.

Incentive Fee

The Adviser will be entitled to an incentive fee (the “Incentive Fee”) equal to 12.5% of the Fund’s Total Return, subject to a 5.0% annual Hurdle Amount and a High Water Mark with a 100% Catch-Up (each as defined below). The Incentive Fee will be measured on a calendar year basis, be paid annually and accrue monthly.

Specifically, the Adviser is entitled to an Incentive Fee in an amount equal to:

●	First, if the Fund’s Total Return for the applicable period exceeds the sum of (i) the Hurdle Amount for that period and (ii) the Loss Carryforward Amount (any such excess, “Excess Profits”), 100% of such Excess Profits until the total amount of the Incentive Fee payable to the Adviser equals 12.5% of the sum of (x) the Hurdle Amount for that period and (y) any amount payable to the Adviser pursuant to this clause (this is commonly referred to as a “Catch-Up”); and

●	Second, to the extent there are remaining Excess Profits, 12.5% of such remaining Excess Profits.

“Total Return” for any period since the end of the prior calendar-year end shall equal the sum of (i) all distributions accrued or paid (without duplication) on Shares outstanding at the end of such period since the beginning of the then-current calendar year plus (ii) the change in aggregate net asset value of such Shares since the beginning of the then-current calendar year, before giving effect to (x) changes resulting solely from the proceeds of issuances of Shares, (y) any accrual of the Incentive Fee and (z) applicable Distribution and Servicing Fee expenses minus (iii) all other Fund expenses (to the extent not already reflected in clause (ii)) but excluding applicable expenses for Distribution and Servicing Fees. For the avoidance of doubt, the calculation of Total Return will (i) include any realized or unrealized appreciation or depreciation in the net asset value of Shares issued during the then-current calendar year, (ii) treat taxes withheld by the Fund on distributions to shareholders as part of the distributions accrued or paid on Shares and (iii) exclude the proceeds from the initial issuance of such Shares.

“Hurdle Amount” for any period during the then-current calendar year means that amount that results in a 5.0% annualized return on the net asset value of the Shares outstanding at the beginning of the then-current calendar year and all Shares issued since the beginning of the then-current calendar year calculated in accordance with recognized industry practices and taking into account: (i) the timing and amount of all distributions accrued or paid (without duplication) on all such Shares minus all Fund expenses but excluding applicable expenses for Distribution and Servicing Fees; and (ii) all issuances of Shares over the period.

The net asset value of Shares used in determining the Hurdle Amount will be calculated before giving effect to any accrual of the Incentive Fee and applicable expenses for Distribution and Servicing Fees. For the avoidance of doubt, the calculation of the Hurdle Amount for any period will exclude: any Shares repurchased during such period, which Shares will be subject to the Incentive Fee upon repurchase. Except as described in “Loss Carryforward Amount” below, any amount by which Total Return falls below the Hurdle Amount will not be carried forward to subsequent periods.

“Loss Carryforward Amount” shall initially equal zero and shall cumulatively increase by the absolute value of any negative annual Total Return and decrease by any positive annual Total Return; provided, that the Loss Carryforward Amount shall at no time be less than zero and provided further that the calculation of the Loss Carryforward Amount will exclude the Total Return related to any Shares redeemed during the then-current calendar year, which Shares will be subject to the Incentive Fee upon repurchase. The effect of the Loss Carryforward Amount is that the recoupment of past annual Total Return losses will offset the positive annual Total Return for purposes of the calculation of the Incentive Fee. This is referred to as a “High Water Mark.”

Promptly following the end of each calendar year, the Adviser will be entitled to an Incentive Fee as described above calculated in respect of the portion of the year to date, less any Incentive Fee received with respect to prior periods within that year (the “Annual Allocation”). The Incentive Fee that the Adviser is entitled to receive at the end of each calendar year will be reduced by the cumulative amount of Incentive Fees paid during that year.

The Adviser will not be obligated to return any portion of the Incentive Fee paid by the Fund due to the subsequent performance of the Fund.

Terms of Investment Advisory Agreement

The Investment Advisory Agreement was initially approved by the Board (including a majority of the Independent Trustees) at a meeting held on March 31, 2025. The Investment Advisory Agreement is terminable without penalty, on 60 days’ prior written notice: by a majority vote of the entire Board; by vote of a majority (as defined by the Investment Company Act) of the outstanding voting securities of the Fund; or by the Adviser. After the initial term of two years, the Investment Advisory Agreement may continue in effect from year to year if such continuance is approved annually by either the Board or the vote of a majority (as defined by the Investment Company Act) of the outstanding voting securities of the Fund; provided that in either event the continuance is also approved by a majority of the Independent Trustees by vote cast in person (or as otherwise permitted by the SEC) at a meeting called for the purpose of voting on such approval. The Investment Advisory Agreement also provides that it will terminate automatically in the event of its “assignment,” as defined by the Investment Company Act and the rules thereunder.

The Investment Advisory Agreement provides that, in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its duties to the Fund, the Adviser, its directors, officers or employees and its affiliates, successors or other legal representatives will not be liable to the Fund for any error of judgment, for any mistake of law or for any act or omission by such person or any sub-adviser in connection with the performance of services to the Fund. The Investment Advisory Agreement also provides that the Fund will indemnify, to the fullest extent permitted by law, the Adviser and its directors, officers or employees and their respective affiliates, executors, heirs, assigns, successors or other legal representatives, against any liability or expense to which such person may be liable which arise in connection with the performance of services to the Fund, provided that the liability or expense is not incurred by reason of the person’s willful misfeasance, bad faith, gross negligence or reckless disregard of its duties to the Fund.

The Adviser has agreed to voluntarily waive its Advisory Fee for the six-month period from the Initial Closing Date. The Advisory Fees waived by the Adviser during this six-month period are not subject to recoupment by the Adviser under the Expense Limitation Agreement.

Expense Reimbursement Arrangements

The services of all investment professionals and staff of the Adviser, when and to the extent engaged in providing investment advisory services, and the compensation and routine overhead expenses of such personnel allocable to such services, are provided and paid for by the Adviser. The Fund bears all other costs and expenses of its operations and transactions as set forth in the Investment Advisory Agreement.

In addition to the fees and expenses to be paid by the Fund under the Investment Advisory Agreement, the Adviser and its affiliates are entitled to reimbursement by the Fund of the Adviser’s and its affiliates’ cost of providing the Fund with certain non-advisory services. If persons associated with the Adviser or any of its affiliates, including persons who are officers of the Fund, provide accounting, legal, clerical, compliance or administrative services to the Fund at the request of the Fund, the Fund may reimburse the Adviser and its affiliates for their costs in providing such accounting, legal, clerical, compliance or administrative services to the Fund (which costs may include an allocation of overhead including rent and the allocable portion of the salaries and benefits of the relevant persons and their respective staffs, including travel expenses), using a methodology for determining costs approved by the Board.

Expense Limitation Agreement

Pursuant to the Expense Limitation Agreement with the Fund, the Adviser has agreed to waive fees that it would otherwise be paid, and/or to assume expenses of the Fund, if required to ensure that annual operating expenses (excluding (i) the Advisory Fee; (ii) the Incentive Fee; (iii) any Distribution and Servicing Fee; (iv) all fees and expenses related to investing in portfolio companies in which the Fund invests (including all acquired fund fees and expenses); (v) transactional costs associated with consummated and unconsummated transactions, including legal costs and brokerage commissions, associated with the acquisition, disposition and maintenance of investments by the Fund; (vi) interest; (vii) taxes; (viii) brokerage commissions; (ix) dividend and interest expenses relating to short sales; and (x) extraordinary expenses (expenses resulting from events and transactions that are distinguished by their unusual nature and by the infrequency of their occurrence)) do not exceed 0.75% per annum of the average monthly net assets of each class of Shares. With respect to each class of Shares, the Fund agrees to repay the Adviser any fees waived under the Expense Limitation Agreement or any expenses the Adviser reimburses in excess of the Expense Limitation Agreement for such class of Shares, provided the repayments do not cause annual operating expenses for that class of Shares to exceed the expense limitation in place at the time the fees were waived and/or the expenses were reimbursed, or the expense limitation in place at the time the Fund repays the Adviser, whichever is lower. Any such repayments must be made within three years after the month in which the Adviser incurred the expense. The Expense Limitation Agreement has a term ending one year from the initial offering of the Fund’s securities under an effective Registration Statement on Form N-2, and the Adviser may extend the term for a period of one year on an annual basis, subject to the approval of the Board, including a majority of the Independent Trustees. Organizational and certain initial operating expenses incurred prior to the commencement of the Fund’s operations and reimbursed by the Adviser are included as reimbursable expenses under the Expense Limitation Agreement, subject to the same three-year recoupment period.

NET ASSET VALUATION

The Fund will calculate the net asset value of each class of Shares as of the close of business on the last business day of each month and at such other times as the Board, in consultation with the Adviser, shall determine (each, a “Determination Date”). The net asset value of the Fund will equal, unless otherwise noted, the value of the total assets of the Fund (including the net asset value of each class of Shares), less all of its liabilities (including accrued fees and expenses), each determined as of the relevant Determination Date. The net asset values of Class S Shares, Class D Shares and Class I Shares will be calculated separately based on the fees and expenses applicable to each class. It is expected that the net asset value of Class S Shares, Class D Shares and Class I Shares will vary over time as a result of the differing fees and expenses applicable to each class.

The Board has approved procedures pursuant to which the Fund will value its investments. The Fund values securities for which market quotations are “readily available” (including, as applicable, Public Assets) at market price. All other securities and other assets are valued at “fair value” as determined in good faith by the Board. The Board has designated the Adviser to perform these fair value determinations relating to the value of such investments, in accordance with such procedures and Rule 2a-5 under the Investment Company Act. The Board oversees the Adviser’s implementation of the Fund’s valuation policy and may consult with representatives from the Fund’s outside legal counsel or other third-party consultants in their discussions and deliberations. The value of the Fund’s assets will be based on information reasonably available at the time the valuation is made and that the Adviser believes to be reliable. The Adviser generally will value the Fund’s investments in accordance with Certification Topic ASC 820 of the Financial Accounting Standards Board.

Assets and liabilities initially expressed in foreign currencies will be converted into US Dollars using observable foreign exchange rates provided by a recognized pricing service.

Public Assets

The value of any cash on hand or on deposit, bills and demand notices and accounts receivable, prepaid expenses, cash dividends and interest declared or accrued as aforesaid and not yet received shall be deemed to be the full amount thereof unless in any case the same is unlikely to be paid or received in full, in which case the value thereof shall be determined after making such discount as the Adviser may consider appropriate in such case to reflect the true value thereof.

Public Assets held by the Fund: (i) which are listed on a securities exchange will be valued at the official closing price on such exchange on the date of determination, or, if there is no official closing price on such day, at the midpoint of the bid/ask spread at the close of business on such day, or if there is no bid or ask price for a particular day, at the official closing price for the prior day or the most recent prior day for which there is an official closing price; (ii) which are traded over-the-counter which are freely transferable will be valued at the midpoint of the bid/ask spread at the close of business on the date of determination, or, if there is no bid or ask price for a particular day, at the midpoint between the bid and the ask at the close of business for the prior day or the most recent prior day for which there is a quote; (iii) which are options, either on stocks or indices, that are listed on an exchange and are freely transferable will be valued at the midpoint of the bid/ask spread at the close of business on the day involved; (iv) which are options traded over-the-counter which are freely transferable will be valued at the midpoint of the bid/ask spread at the close of business on the day involved, or if there is no bid or ask price for a particular day, at the midpoint between the bid and the ask at the close of business for the prior day or the most recent prior day for which there is a quote; (v) which are futures contracts which are listed on major securities exchanges are valued at their last reported sales price as of the valuation date; (vi) which are the fair value of foreign currency contracts will be valued using observable foreign exchange rates; and (vii) which are publicly traded digital assets are priced daily at the end of the U.S. trading day (i.e., 4:00 pm ET).

Private Assets

With respect to valuation of Private Assets (i.e., securities not traded on an established securities exchange or not reported through NASDAQ or comparable established non-U.S. over-the-counter trading system), the Adviser, through its Valuation Committee, meets at least quarterly to review valuation memoranda and materials for each such investment and determines, in good faith, the fair value methodology for each such investment. In making such good faith determination, the Valuation Committee expects to generally rely on one or more third-party valuation firms to assist with the fair valuation of the Fund’s investments, and the Valuation Committee and/or the third-party valuation firms may analyze a variety of materials, including information that Coatue receives from private companies (which may include financial statements, capitalization tables, transaction documents and board materials, as available and applicable) and Coatue’s valuation model.

The fair valuation arrived at for each Private Asset using the foregoing quarterly process is subject to change/update for purposes of determining each subsequent month-end Fund NAV (until the next quarterly fair valuation is determined) by the Valuation Committee. Specifically, in making a good faith determination each month whether and to what extent the most recent quarter-end fair value of an investment requires a subsequent adjustment to arrive at the updated fair value for a particular investment. The Valuation Committee may consider a number of factors, such as an investment’s latest round of financing, operating performance, market-based performance multiples, announced capital markets activity and any other relevant information.

Other Considerations

A substantial portion of the Fund’s assets are expected to consist of Private Assets for which there are no readily available market quotations and thus their valuation is subject to inherent uncertainty and conflicts of interest. The information available in the marketplace for such companies, their securities and the status of their businesses and financial conditions is often extremely limited, outdated and difficult to confirm. The determination of fair value necessarily involves judgment in evaluating this information in order to determine the price that the Fund might reasonably expect to receive for the security upon its current sale. There are inherent uncertainties associated with the determination of fair value. The most relevant information may often be provided by the issuer of the securities. Given the nature, timeliness, amount and reliability of information provided by the issuer, fair valuations may become more difficult and uncertain as such information is unavailable or becomes outdated.

In the event that the Adviser determines that the above valuation guidelines are impracticable or not appropriate in relation to a particular asset or liability of the Fund, or in the case of assets or liabilities not specifically referenced above, the Adviser shall determine prudently and in good faith the fair value of such asset or liability, including the potential to rely on internal pricing models. Such valuations might vary from similar valuations performed by independent third parties for similar types of securities or assets or liabilities. The valuation of illiquid securities and other assets and liabilities is inherently subjective and subject to increased risk that the information utilized to value such assets or liabilities or to create the price models could be inaccurate or subject to other error.

Prospective investors should be aware that fair value represents a good faith approximation of the value of an asset or liability. The fair value of one or more assets or liabilities may not, in retrospect, be the price at which those assets or liabilities could have been sold during the period in which the particular fair values were used in determining the Fund’s net asset value. As a result, the Fund’s issuance (including through dividend or distribution reinvestment) or repurchase of Shares through repurchase offers at net asset value at a time when it owns investments that are valued at fair value may have the effect of diluting or increasing the economic interest of existing Shareholders.

The Fund expects to generally accept purchases of Shares as of the first business day of each month. The number of Shares a Shareholder will receive will be based on the Fund’s most recent NAV, which will be calculated for the last business day of the preceding month (i.e., one business day prior to date on which the Fund will accept purchases). The Adviser generally expects to receive information for certain Fund investments, such as private companies, on a quarterly basis only and on a significant delay, and the Adviser expects to engage a third-party valuation firm to assist in the fair valuation of Private Assets. The Adviser does not expect to receive updated information intra-quarter for such investments, which may impact the Adviser’s valuation determinations. A subsequent decrease in the valuation of the Fund’s investments after a subscription could potentially disadvantage subscribing investors to the benefit of pre-existing Shareholders, and a subsequent increase in the valuation of the Fund’s investments after a subscription could potentially disadvantage pre-existing Shareholders to the benefit of subscribing investors.

ELIGIBLE INVESTORS

Although the Shares are registered under the Securities Act, the Shares are sold only to persons or entities that are “qualified clients,” as defined in Rule 205-3 under the Advisers Act.

In addition, Shares are generally being offered pursuant to this Prospectus only to investors that are U.S. persons for U.S. federal income tax purposes. The qualifications required to invest in the Fund are in subscription documents that must be completed by each prospective investor.

Financial intermediaries may impose additional eligibility requirements.

Each prospective investor in the Fund should obtain the advice of his, her or its own legal, accounting, tax and other advisers in reviewing documents pertaining to an investment in the Fund, including, but not limited to, this Prospectus and the Declaration of Trust before deciding to invest in the Fund.

PLAN OF DISTRIBUTION

Distributor

Foreside Fund Services, LLC, a wholly owned subsidiary of Foreside Financial Group, LLC (dba ACA Group), with its principal place of business at Three Canal Plaza, Suite 100, Portland, Maine 04101, acts as the distributor of the Fund’s Shares, pursuant to the Distribution Agreement, on a best efforts basis, subject to various conditions. Neither the Distributor nor any other party is obligated to purchase any Shares from the Fund. There is no minimum aggregate number of Shares required to be purchased. Pursuant to the Distribution Agreement, the Distributor shall pay its own costs and expenses connected with the offering of Shares. The Distribution Agreement also provides that the Fund will indemnify the Distributor and its affiliates and certain other persons against certain liabilities.

After the initial term of two years, the Distribution Agreement will continue in effect with respect to the Fund for successive one-year periods, provided that each such continuance is specifically approved by a majority of the entire Board cast in person at a meeting called for that purpose or by a majority of the outstanding voting securities of the Fund and, in either case, also by a majority of the Independent Trustees.

Financial intermediaries may enter into selling agreements with the Distributor to purchase Shares in the Fund on behalf of their clients. Such selling agents or other financial intermediaries may impose terms and conditions on investor accounts and investments in the Fund that are in addition to the terms and conditions set forth in this Prospectus. See “Purchasing Shares.” Selling agents typically receive the sales load with respect to Class S Shares and Class D Shares purchased by their clients. While the Fund does not impose an initial sales charge on Class I Shares, if a Shareholder buys Class S Shares and D Shares through certain selling agents or financial intermediaries, such selling agent or financial intermediary may directly charge Shareholders transaction or other fees in such amount as they may determine. Investors should consult their financial advisors at such selling agents or financial intermediaries.

The Adviser, or its affiliates, may pay additional compensation out of its own resources (i.e., not Fund assets) to certain selling agents or financial intermediaries in connection with the sale of Shares. The additional compensation may differ among selling agents or financial intermediaries in amount or in the amount of calculation. Payments of additional compensation may be fixed dollar amounts or, based on the aggregate value of outstanding Shares held by Shareholders introduced by the broker or dealer, or determined in some other manner. Payments may be one-time payments or may be ongoing payments. As a result of the various payments that financial intermediaries may receive from the Adviser or its affiliates, the amount of compensation that a financial intermediary may receive in connection with the sale of Shares may be greater than the compensation it may receive for the distribution of other investment products. The receipt of the additional compensation by a selling broker or dealer may create potential conflicts of interest between an investor and its broker or dealer who is recommending the Fund over other potential investments.

Distribution and Servicing Plan

The Fund has adopted a Distribution and Servicing Plan for its Class S Shares and Class D Shares to pay to the Distributor a Distribution and Servicing Fee to compensate financial industry professionals for distribution-related expenses, if applicable, and providing ongoing services in respect of Shareholders who own such Shares. These activities include marketing and other activities primarily intended to result in the sale of Class S Shares and Class D Shares and activities related to administration and servicing of Class S or Class D accounts. The Distribution and Servicing Plan operates in a manner consistent with Rule 12b-1 under the Investment Company Act, which regulates the manner in which an open-end investment company may directly or indirectly bear the expenses of distributing its shares. Although the Fund is not an open-end investment company, it has undertaken to comply with the terms of Rule 12b-1, as required by its exemptive relief, permitting the Fund to, among other things, issue multiple classes of Shares.

Under the Distribution Plan, Class S and Class D Shares pay a Distribution and Servicing Fee to the Distributor at an annual rate of 0.85% and 0.25%, respectively, based on the aggregate net assets of the Fund attributable to such class. The Distribution and Servicing Fee is paid out of the relevant class’s assets and decreases the net profits or increases the net losses of the Fund solely with respect to such class. Because the Distribution and Servicing Fee is paid out of the Fund’s assets on an on-going basis, over time these fees will increase the cost of a Shareholder’s investment and may cost the Shareholder more than paying other types of sales charges, if applicable.

Class I Shares are not subject to any Distribution and Servicing Fee and do not bear any expenses associated therewith.

PURCHASING SHARES

The following section provides basic information about how to purchase Shares of the Fund. The Distributor acts as the distributor of the Shares of the Fund on a reasonable best efforts basis, subject to various conditions, pursuant to the terms of the Distribution Agreement. The Distributor is not obligated to sell any specific amount of Shares of the Fund. The Shares will be continuously offered through the Distributor. Prospective investors who purchase Shares through financial intermediaries will be subject to the procedures of those intermediaries through which they purchase Shares, which may include charges, investment minimums, cutoff times and other restrictions in addition to, or different from, those listed herein. Information concerning any charges or services will be provided to customers by the financial intermediary through which they purchase Shares. Prospective investors purchasing Shares of the Fund through financial intermediaries should acquaint themselves with their financial intermediaries’ procedures and should read this Prospectus in conjunction with any materials and information provided by their financial intermediary.

General Purchase Terms

The minimum initial investment in the Fund by any investor is $50,000 with respect to Class S Shares and Class D Shares, and $1,000,000 with respect to Class I Shares. The minimum additional investment in the Fund by any investor is $5,000 with respect to Class S Shares and Class D shares and $250,000 with respect to Class I Shares.

The Board reserves the right to accept lesser amounts below these minimums for Trustees of the Fund and employees of Coatue and vehicles controlled by such employees.

The minimum initial and additional investments may be reduced by the Fund in its discretion for certain investors based on the consideration of various factors, including but not limited to the investor’s overall relationship with the Adviser, the investor’s holdings in other funds affiliated with the Adviser, and such other matters as the Adviser may consider relevant at the time, though Shares will only be sold to investors that satisfy the Fund’s eligibility requirements. The minimum initial and additional investments may also be reduced by the Fund in its discretion for clients of certain registered investment advisers, broker dealers and other financial intermediaries based on consideration of various factors, including the registered investment adviser or other financial intermediaries’ overall relationship with the Adviser, the type of distribution channels offered by the intermediary and such other factors as the Adviser may consider relevant at the time.

In addition, the Fund may, in the discretion of the Adviser, aggregate the accounts of clients of registered investment advisers, broker dealers and other financial intermediaries whose clients invest in the Fund for purposes of determining satisfaction of minimum investment amounts. At the discretion of the Adviser, the Fund may also aggregate the accounts of clients of certain registered investment advisers, broker dealers and other financial intermediaries across Share classes for purposes of determining satisfaction of minimum investment amounts for a specific Share class. The aggregation of accounts of clients of registered investment advisers, broker dealers and other financial intermediaries for purposes of determining satisfaction of minimum investment amounts for the Fund or for a specific Share class may be based on consideration of various factors, including the registered investment adviser or other financial intermediaries’ overall relationship with the Adviser, the type of distribution channels offered by the intermediary and such other factors as the Adviser may consider relevant at the time.

Shares are generally be offered for purchase as of the first business day of each calendar month, except that Shares may be offered more or less frequently as determined by the Board in its sole discretion. For purposes of this Prospectus, a “business day” means any day other than a Saturday, Sunday or any other day on which banks in New York, New York are required by law to be closed. Subscriptions are generally subject to the receipt of cleared funds on or prior to the acceptance date set by the Fund and notified to prospective investors. An investor who misses the acceptance date will have the acceptance of its investment in the Fund delayed until the following month. Except as otherwise permitted by the Board, initial and subsequent purchases of Shares will be payable in United States dollars.

Each initial or subsequent purchase of Shares will be payable in one installment which will generally be due 3 business days prior to the date of the proposed acceptance of the purchase set by the Fund, which is expected to be the last day of each calendar month, where funds are remitted by wire transfer.

A prospective investor is required to review, complete, and execute a subscription document. The subscription document is designed to provide the Fund with important information about the prospective investor. A prospective investor must submit a completed subscription document at least 5 business days before the acceptance date. The Fund reserves the right to accept or reject, in its sole discretion, any request to purchase Shares at any time. The Fund also reserves the right to suspend or terminate offerings of Shares at any time. Unless otherwise required by applicable law, any amount received in advance of a purchase ultimately rejected by the Fund will be returned promptly to the prospective investor without the deduction of any sales load, fees or expenses. Although the Fund may, in its sole discretion, elect to accept a subscription prior to receipt of cleared funds, a prospective investor will not become a Shareholder until cleared funds have been received. In the event that cleared funds and/or a properly completed subscription document are not received from a prospective investor prior to the cut-off dates pertaining to a particular offering, the Fund may hold the relevant funds and subscription document for processing in the next offering.

Pending any closing, funds received from prospective investors will be placed in an account with the Transfer Agent. On the date of any closing, the balance in the account with respect to each investor whose investment is accepted will be invested in the Fund on behalf of such investor.

Prospective investors whose subscriptions to purchase Shares are accepted by the Fund will become Shareholders by being admitted as Shareholders. An existing Shareholder generally may subscribe for additional Shares by completing an additional subscription agreement by the acceptance date and funding such amount by the deadline.

Share Class Considerations

When selecting a share class, you should consider the following:

●	which share classes are available to you;

●	how much you intend to invest;

●	how long you expect to own the shares; and

●	total costs and expenses associated with a particular share class.

Each investor’s financial considerations are different. You should speak with your financial advisor to help you decide which class of Shares of the Fund is best for you. Not all financial intermediaries offer all classes of Shares. In addition, financial intermediaries may vary the actual sale charged, if applicable, as well as impose additional fees and charges on each class of Shares. If your financial intermediary offers more than one class of Shares, you should carefully consider which class of Shares to purchase.

Class S Shares

Class S Shares are sold at the prevailing NAV per Class S Share. If you buy Class S Shares through certain financial intermediaries, they may charge you transaction or other fees, including upfront placement fees or brokerage commissions, in such amount as they may determine, provided that the financial intermediary limit such fees to a 3.50% cap on NAV for Class S Shares. Class S Shares are subject to a Distribution and Servicing Fee at an annual rate of 0.85% of the net assets of the Fund attributable to Class S Shares.

Eligibility to receive a Distribution and Servicing Fee is conditioned on a broker providing the following ongoing services with respect to the Class S Shares: assistance with recordkeeping, answering investor inquiries regarding us, including regarding distribution payments and reinvestments, helping investors understand their investments upon their request, and assistance with share repurchase requests. If the applicable broker is not eligible to receive a Distribution and Servicing Fee due to failure to provide these services, the Distribution and Servicing Fees that the broker would have otherwise been eligible to receive will be waived. The Distribution and Servicing Fees are ongoing fees that are not paid at the time of purchase.

Class S Shares are available to any eligible investor through brokerage and transactional-based accounts.

Class D Shares

Class D Shares are sold at the prevailing NAV per Class D Share. If you buy Class D Shares through certain financial intermediaries, they may charge you transaction or other fees, including upfront placement fees or brokerage commissions, in such amount as they may determine, provided that the financial intermediary limit such fees to a 1.50% cap on NAV for Class D Shares. Class D Shares are subject to a Distribution and Servicing Fee at an annual rate of 0.25% of the net assets of the Fund attributable to Class D Shares.

Eligibility to receive a Distribution and Servicing Fee is conditioned on a broker providing the following ongoing services with respect to the Class D Shares: assistance with recordkeeping, answering investor inquiries regarding us, including regarding distribution payments and reinvestments, helping investors understand their investments upon their request, and assistance with share repurchase requests. If the applicable broker is not eligible to receive a Distribution and Servicing Fee due to failure to provide these services, the Distribution and Servicing Fees that the broker would have otherwise been eligible to receive will be waived. The Distribution and Servicing Fees are ongoing fees that are not paid at the time of purchase.

Class D Shares are generally available for purchase only (i) through fee-based programs, also known as wrap accounts, that provide access to Class D Shares, (ii) through participating broker dealers that have alternative fee arrangements with their clients to provide access to Class D shares, (iii) through investment advisers that are registered under the Advisers Act or applicable state law and direct clients to trade with a broker dealer that offers Class D shares and (iv) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers.

Class I Shares

Class I Shares are sold at the prevailing net asset value per Class I Share and are not subject to any upfront sales charge. Class I Shares also are not subject to any Distribution and Servicing Fee.

Class I Shares are available for purchase only (i) through fee-based programs, also known as wrap accounts, that provide access to Class I Shares, (ii) by institutional accounts as defined by FINRA Rule 4512(c), (iii) through bank-sponsored collective trusts and bank-sponsored common trusts, (iv) by retirement plans (including a trustee or custodian under any deferred compensation or pension or profit sharing plan or payroll deduction IRA established for the benefit of the employees of any company), foundations or endowments, (v) through certain financial intermediaries that are not otherwise registered with or as a broker dealer and that direct clients to trade with a broker dealer that offers Class I Shares, (vi) through investment advisers registered under the Investment Advisers Act of 1940 or applicable state law that are also registered with or as a broker dealer, whose broker dealer does not receive any ongoing compensation from the Fund, (vii) by the Fund’s officers and Trustees and their immediate family members, as well as officers and employees of Coatue and their immediate family members, (viii) by participating broker dealers and their affiliates, including their officers, directors, employees, and registered representatives, as well as the immediate family members of such persons, as defined by FINRA Rule 5130, and (ix) through bank trust departments or any other organization or person authorized to act as a fiduciary for its clients or customers. Before making your investment decision, please consult with your investment advisor regarding your account type and the classes of Shares of the Fund you may be eligible to purchase.

If you are eligible to purchase all three classes of Shares, then you should consider that Class I Shares have no upfront sales charges and no Distribution and Servicing Fees. Such expenses are applicable to Class S and Class D Shares and will reduce the net asset value or distributions of the other share classes. If you are eligible to purchase Class S and Class D Shares but not Class I Shares, then you should consider that Class D shares have lower annual Distribution and Servicing Fees. Investors should also inquire with their broker dealer or financial representative about what additional fees may be charged with respect to the Share class under consideration or with respect to the type of account in which the Shares will be held.

Exchange of Shares Between Classes

Assuming the exchange meets the eligibility requirements of the class into which such Shareholder seeks to exchange and the Fund has received proper instruction from the financial intermediary to effect such exchange and consents to such exchange, (i) a financial intermediary may, in its discretion, determine to exchange a Shareholder’s Shares at such Shareholder’s request and (ii) in certain cases, where a holder of Class S Shares or Class D Shares is no longer eligible to hold such class of Shares based on the Shareholder’s arrangements with its financial intermediary, (a) such holder’s Class S Shares may be exchanged into an equivalent net asset value amount of Class D Shares or Class I Shares and (b) such holder’s Class D Shares may be exchanged into an equivalent net asset value amount of Class I Shares.

An investor may be permitted to exchange Shares between classes on an elective basis, provided that, among other things: (1) the investor’s aggregate investment would have met the minimum initial investment requirements in the applicable class at the time of purchase and continues to meet those requirements; (2) the Shares are otherwise available for offer and sale; and (3) the investment meets all other requirements for investing in the applicable class. When an individual investor cannot meet the minimum initial investment requirements of the applicable class, exchanges of Shares from one class to the applicable class may be permitted if such investor’s investment is made by an intermediary that has discretion over the account and has invested other clients’ assets in the Fund, which when aggregated together with such investor’s investment, meet the minimum initial investment requirements for the applicable class. Investors will not be charged any fees by the Fund for such exchanges. Ongoing fees and expenses incurred by a given class will differ from those of other share classes, and an investor receiving new Shares in an exchange may be subject to lower total expenses following such exchange. Exchange transactions will be effected only into an identically registered account. While exchange transactions will generally not be treated as a redemption for federal income tax purposes, investors should consult their tax advisors as to the federal, foreign, state and local tax consequences of an exchange. The Fund also reserves the right to revise or terminate the exchange privilege, limit the amount or number of exchanges or reject any exchange.

CLOSED-END FUND STRUCTURE; NO RIGHT OF REDEMPTION

The Fund is a non-diversified, closed-end management investment company. Closed-end funds differ from open-end funds in that closed-end funds do not redeem their shares at the request of an investor. No Shareholder has the right to require the Fund to redeem his, her or its Shares. No public market for the Shares exists, and none is expected to develop in the future. As a result, Shareholders may not be able to liquidate their investment other than through repurchases of Shares by the Fund, as described below. Accordingly, Shareholders should consider that they may not have access to the funds they invested in the Fund for an indefinite period of time.

TRANSFER RESTRICTIONS

No person shall become a substituted Shareholder of the Fund without the consent of the Fund, which consent may be withheld in its sole discretion. Shares held by Shareholders may be transferred only: (i) by operation of law in connection with the death, divorce, bankruptcy, insolvency, or adjudicated incompetence of the Shareholder; or (ii) under other limited circumstances, with the consent of the Fund (which may be withheld in its sole discretion).

Notice to the Fund of any proposed transfer must include evidence satisfactory to the Fund that the proposed transferee, at the time of transfer, meets any requirements imposed by the Fund with respect to investor eligibility and suitability. Notice of a proposed transfer of Shares must also be accompanied by a properly completed subscription document in respect of the proposed transferee. In connection with any request to transfer Shares, the Fund may require the Shareholder requesting the transfer to obtain, at the Shareholder’s expense, an opinion of counsel selected by the Fund as to such matters as the Fund may reasonably request. Each transferring Shareholder and transferee may be charged reasonable expenses, including, but not limited to, attorneys’ and accountants’ fees, incurred by the Fund in connection with the transfer.

Any transferee acquiring Shares by operation of law in connection with the death, divorce, bankruptcy, insolvency, or adjudicated incompetence of the Shareholder, will be entitled to the allocations and distributions allocable to the Shares so acquired, to transfer the Shares in accordance with the terms of the Declaration of Trust and to tender the Shares for repurchase by the Fund, but will not be entitled to the other rights of a Shareholder unless and until the transferee becomes a substituted Shareholder as specified in the Declaration of Trust. If a Shareholder transfers Shares with the approval of the Board, the Fund shall as promptly as practicable take all necessary actions so that each transferee or successor to whom the Shares are transferred is admitted to the Fund as a Shareholder.

By subscribing for Shares, each Shareholder agrees to indemnify and hold harmless the Fund, the Board, the Adviser, and each other Shareholder, and any affiliate of the foregoing and any of their employees, officers or directors against all losses, claims, damages, liabilities, costs, and expenses (including legal or other expenses incurred in investigating or defending against any losses, claims, damages, liabilities, costs, and expenses or any judgments, fines, and amounts paid in settlement), joint or several, to which such persons may become subject by reason of or arising from any transfer made by that Shareholder in violation of the Declaration of Trust or any misrepresentation made by that Shareholder in connection with any such transfer.

REPURCHASE OF SHARES

At the sole discretion of the Board, the Fund may from time to time provide Shareholders with a limited degree of liquidity by offering to repurchase Shares pursuant to written tenders by Shareholders. Repurchase offers, if any, will be made to all holders of Shares.

Subject to the Board’s discretion, under normal market circumstances, the Fund intends to conduct repurchase offers of no more than 5% of the Fund’s net assets on a quarterly basis.

Subject to the considerations described above, the aggregate value of Shares to be repurchased at any time will be determined by the Board in its sole discretion, and such amount may be stated as a percentage of the value of the Fund’s outstanding Shares. Therefore, the Fund may determine not to conduct a repurchase offer at a time that the Fund normally conducts a repurchase offer. The Fund may also elect to repurchase less than the full amount that a Shareholder requests to be repurchased. If a repurchase offer is oversubscribed by Shareholders, the Fund will repurchase only a pro rata portion of the Shares tendered by each Shareholder.

In certain circumstances the Board may determine not to conduct a repurchase offer, or to conduct a repurchase offer of less than 5% of the Fund’s net assets. In particular, during periods of financial market stress, the Board may determine that some or all of the Fund’s investments cannot be liquidated at their fair value, making a determination not to conduct repurchase offers more likely.

The Fund will provide payment of the repurchase offer proceeds within seven (7) days of the Expiration Date (as defined below) of each repurchase offer. Shareholders whose shares are accepted for repurchase will continue to bear the risk of changes in the Fund’s NAV until the Valuation Date.

Repurchase of Shares Process

The following is a summary of the process expected to be employed by the Fund in connection with the repurchase of Shares. Additional information with respect to such process will be included in the materials provided by the Fund to Shareholders in connection with each repurchase offer. If the Board determines that the Fund will offer to repurchase Shares, written notice will be provided to Shareholders that describes the commencement date of the repurchase offer, specifies the date on which repurchase requests must be received by the Fund, and contains other terms and information that Shareholders should consider in deciding whether and how to participate in such repurchase opportunity.

The Fund generally expects to repurchase its Shares with cash, although it reserves the ability to issue payment for the repurchase of Shares through a distribution of portfolio securities. The Fund does not generally expect to distribute securities as payment for repurchased Shares except in unusual circumstances, including if making a cash payment would result in a material adverse effect on the Fund or the Shareholders, or if the Fund has received distributions and/or proceeds from its investments in the form of securities that are transferable to Shareholders. Securities which are distributed in-kind in connection with a repurchase of Shares may be illiquid. Any in-kind distribution of securities will be valued in accordance with the Adviser’s valuation procedures and will be distributed to all tendering Shareholders on a proportional basis.

Each Shareholder whose Shares have been accepted for repurchase will continue to be a Shareholder of the Fund until the Repurchase Date (and thereafter if the Shareholder retains Shares following such repurchase) and may exercise its voting rights with respect to the repurchased Shares until the Repurchase Date. Moreover, the account maintained in respect of a Shareholder whose Shares have been accepted for repurchase will be adjusted for the net profits or net losses of the Fund through the Valuation Date, and such Shareholder’s account shall not be adjusted for the amount withdrawn, as a result of the repurchase, prior to the Repurchase Date.

Payments in cash for repurchased Shares may require the Fund to liquidate certain Fund investments earlier than the Adviser otherwise would liquidate such holdings, potentially resulting in losses, and may increase the Fund’s portfolio turnover. The Fund also may need to maintain higher levels of cash or borrow money to pay repurchase requests in cash. Such a practice could increase the Fund’s operating expenses and impact the ability of the Fund to achieve its investment objective.

A 2.00% Early Repurchase Fee will be charged by the Fund with respect to any repurchase of Shares from a Shareholder at any time prior to the day immediately preceding the one-year anniversary of the Shareholder’s purchase of the Shares. Shares tendered for repurchase will be treated as having been repurchased on a “first in - first out” basis. Therefore, Shares repurchased will be deemed to have been taken from the earliest purchase of Shares by such Shareholder (adjusted for subsequent net profits and net losses) until all such Shares have been repurchased, and then from each subsequent purchase of Shares by such Shareholder (adjusted for subsequent net profits and net losses) until such Shares are repurchased. An Early Repurchase Fee payable by a Shareholder may be waived by the Fund in circumstances where the Board determines that doing so is in the best interest of the Fund. To the extent the Fund determines to waive, impose scheduled variations of, or eliminate an Early Repurchase Fee, it will do so consistently with the requirements of Rule 22d-1 under the Investment Company Act, and the Fund’s waiver of, scheduled variation in, or elimination of, the Early Repurchase Fee will apply uniformly to all Shareholders regardless of Share class. Other than the Early Repurchase Fee, the Fund does not presently intend to impose any charges on the repurchase of Shares.

The repurchase of Shares is subject to regulatory requirements imposed by the SEC. The Fund’s repurchase procedures are intended to comply with such requirements. However, in the event that the Board determines that modification of the repurchase procedures described above is required or appropriate, the Board will adopt revised repurchase procedures as necessary to ensure the Fund’s compliance with applicable regulations or as the Board in its sole discretion deems appropriate.

ERISA CONSIDERATIONS

Employee benefit plans and other plans subject to ERISA or the Code, including corporate savings and 401(k) plans, IRAs and Keogh Plans (each, an “ERISA Plan”) may purchase Shares. ERISA imposes certain general and specific responsibilities on persons who are fiduciaries with respect to an ERISA Plan, including prudence, diversification, prohibited transactions and other standards. Because the Fund is registered as an investment company under the Investment Company Act, the underlying assets of the Fund will not be considered to be “plan assets” of any ERISA Plan investing in the Fund for purposes of the fiduciary responsibility and prohibited transaction rules under Title I of ERISA or Section 4975 of the Code. Thus, none of the Fund, the Adviser, or Coatue will be a fiduciary within the meaning of ERISA or Section 4975 of the Code with respect to the assets of any ERISA Plan that becomes a Shareholder, solely as a result of the ERISA Plan’s investment in the Fund.

The provisions of ERISA are subject to extensive and continuing administrative and judicial interpretation and review. The discussion of ERISA contained herein is, of necessity, general and may be affected by future publication of regulations and rulings. Potential investors should consult their legal advisers regarding the consequences under ERISA of an investment in the Fund through an ERISA Plans.

DISTRIBUTIONS

The Fund intends to elect to be treated as, and intends to continue to qualify annually as, a RIC under the Code and intends to distribute at least 90% of its annual net taxable income to its Shareholders. For any distribution, the Fund will calculate each Shareholder’s specific distribution amount for the period using record and declaration dates. From time to time, the Fund may also pay special interim distributions in the form of cash or Shares at the discretion of the Board.

The Fund may finance its cash distributions to Shareholders from any sources of funds available to the Fund, including offering proceeds, borrowings, net investment income from operations, capital gains proceeds from the sale of assets (including fund investments), non-capital gains proceeds from the sale of assets (including fund investments), dividends or other distributions paid to the Fund on account of preferred and common equity investments by the Fund and expense reimbursements from the Adviser. The Fund has not established limits on the amount of funds the Fund may use from available sources to make distributions.

Each year a statement on IRS Form 1099-DIV (or successor form), identifying the character (e.g., as ordinary income, qualified dividend income or long-term capital gain) of the distributions, will be mailed to Shareholders. The Fund’s distributions may exceed the Fund’s earnings, especially during the period before the Fund has substantially invested the proceeds from this offering. As a result, a portion of the distributions the Fund makes may represent a return of capital for U.S. federal tax purposes. A return of capital generally is a return of your investment rather than a return of earnings or gains derived from the Fund’s investment activities and will be made after deduction of the fees and expenses payable in connection with the offering, including any fees payable to the Adviser. See “Material U.S. Federal Income Tax Considerations” for more information. There can be no assurance that the Fund will be able to pay distributions at a specific rate or at all.

Shareholders will automatically have all distributions reinvested in Shares of the Fund issued by the Fund in accordance with the Fund’s dividend reinvestment plan unless an election is made to receive cash. See “Dividend Reinvestment Plan.”

DIVIDEND REINVESTMENT PLAN

The Fund operates under a DRIP administered by State Street Bank and Trust Company. Pursuant to the DRIP, the Fund’s distributions, net of any applicable U.S. withholding tax, are reinvested in the same class of Shares of the Fund. The Fund expects to coordinate distribution payment dates so that the same net asset value that is used for the monthly closing date immediately preceding such distribution payment date will be used to calculate the purchase net asset value for purchasers under the DRIP. Shares issued pursuant to the DRIP will have the same voting rights as the Fund’s Shares acquired by subscription to the Fund.

Shareholders automatically participate in the DRIP, unless and until an election is made to withdraw from the plan on behalf of such participating Shareholder. A Shareholder who does not wish to have distributions automatically reinvested may terminate participation in the DRIP at any time by written instructions to that effect to State Street Bank and Trust Company. Shareholders who elect not to participate in the DRIP will receive all distributions in cash paid to the Shareholder of record (or, if the Shares are held in street or other nominee name, then to such nominee). Such written instructions must be received by State Street Bank and Trust Company 30 days prior to the record date of the distribution or the Shareholder will receive such distribution in Shares through the DRIP. Under the DRIP, the Fund’s distributions to Shareholders are automatically reinvested in full and fractional Shares as described below.

When the Fund declares a distribution, State Street Bank and Trust Company, on the Shareholder’s behalf, will receive additional authorized Shares from the Fund either newly issued or repurchased from Shareholders by the Fund and held as treasury stock. The number of Shares to be received when distributions are reinvested will be determined by dividing the amount of the distribution by the Fund’s net asset value per Share for the relevant class of Shares.

State Street Bank and Trust Company will maintain all Shareholder accounts and furnish written confirmations of all transactions in the accounts, including information needed by Shareholders for personal and tax records. State Street Bank and Trust Company will hold Shares in the account of the Shareholders in non-certificated form in the name of the participant, and each shareholder’s proxy, if any, will include those Shares purchased pursuant to the DRIP. State Street Bank and Trust Company will distribute all proxy solicitation materials, if any, to participating Shareholders.

In the case of Shareholders, such as banks, brokers or nominees, that hold Shares for others who are beneficial owners participating under the DRIP, State Street Bank and Trust Company will administer the DRIP on the basis of the number of Shares certified from time to time by the record Shareholder as representing the total amount of Shares registered in the Shareholder’s name and held for the account of beneficial owners participating under the DRIP.

Neither State Street Bank and Trust Company nor the Fund shall have any responsibility or liability beyond the exercise of ordinary care for any action taken or omitted pursuant to the DRIP, nor shall they have any duties, responsibilities or liabilities except such as expressly set forth herein. Neither shall they be liable hereunder for any act done in good faith or for any good faith omissions to act, including, without limitation, failure to terminate a participant’s account prior to receipt of written notice of his or her death or with respect to prices at which Shares are purchased or sold for the participants account and the terms on which such purchases and sales are made, subject to applicable provisions of the federal securities laws.

The automatic reinvestment of dividends will not relieve participants of any federal, state or local income tax that may be payable (or required to be withheld) on such dividends. The Fund may elect to make non-cash distributions to Shareholders. Such distributions are not subject to the DRIP, and all Shareholders, regardless of whether or not they are participants in the DRIP, will receive such distributions in additional Shares of the Fund.

The Fund reserves the right to amend or terminate the DRIP. There is no direct service charge to participants with regard to purchases under the DRIP; however, the Fund reserves the right to amend the DRIP to include a service charge payable by the participants.

All correspondence concerning the DRIP should be directed to the Fund c/o State Street Bank and Trust Company at One Congress Street, Boston, MA 02114 (direct overnight mail) or c/o Coatue Management, L.L.C. at 9 West 57th Street, 25th Floor, New York, NY 10019. Certain transactions can be performed by calling the toll-free number 617-662-7100.

DESCRIPTION OF SHARES

The Fund is a newly organized Delaware statutory trust formed on November 12, 2024. The Fund offers three classes of Shares: Class S Shares, Class D Shares and Class I Shares. An investment in any Share class of the Fund represents an investment in the same assets of the Fund. However, the minimum investment amounts and ongoing fees and expenses for each Share class are expected to be different. The estimated fees and expenses for each class of Shares of the Fund are set forth in “Summary of Fees and Expenses.”

Shares of each class of the Fund represent an equal pro rata interest in the Fund and, generally, have identical voting, distribution, liquidation, and other rights, preferences, powers, restrictions, limitations, qualifications and terms and conditions, except that: (a) each class has a different designation; (b) each class of Shares bears any class-specific expenses; and (c) each class shall have separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of any other class, and shall have exclusive voting rights on any matter submitted to shareholders that relates solely to that class.

Any additional offerings of classes of Shares will require approval by the Board. Any additional offering of classes of Shares will also be subject to the requirements of the Investment Company Act, which provides that such Shares may not be issued at a price below the then-current net asset value, exclusive of the sales load, except in connection with an offering to existing holders of Shares or with the consent of a majority of the Fund’s Shareholders.

The following table shows the amounts of Shares that have been authorized and outstanding as of April 1, 2025:

Share Class	Amount Authorized	Amount Outstanding
Class S Shares	Unlimited	—
Class D Shares	Unlimited	—
Class I Shares	Unlimited	10,000

There is currently no market for the Shares, and the Fund does not expect that a market for the Shares will develop in the foreseeable future.

CERTAIN PROVISIONS IN THE DECLARATION OF TRUST

An investor in the Fund will be a Shareholder of the Fund and his or her rights in the Fund will be established and governed by the Declaration of Trust. A prospective investor and his or her advisors should carefully review the Declaration of Trust as each Shareholder will agree to be bound by its terms and conditions. The following is a summary description of additional items and of select provisions of the Declaration of Trust that may not be described elsewhere in this Prospectus. The description of such items and provisions is not definitive and reference should be made to the complete text of the Declaration of Trust.

Shareholders; Additional Classes of Shares

Persons who purchase Shares will be Shareholders of the Fund. The Adviser may invest in the Fund as a Shareholder.

In addition, to the extent permitted by the Investment Company Act and subject to the Fund’s exemptive relief from the SEC, the Fund reserves the right to issue additional classes of shares in the future subject to fees, charges, repurchase rights, and other characteristics different from those of the Shares offered in this Prospectus.

Each Share has one vote and, when issued and paid for in accordance with the terms of this offering, will be fully paid and non-assessable. All classes of Shares are equal as to distributions, assets and voting privileges and have no conversion, preemptive or other subscription rights except as the Board may approve.

Liability of Shareholders

Under the Declaration of Trust, no Shareholder shall be subject to any personal liability whatsoever to any Person in connection with Trust Property or the acts, obligations or affairs of the Fund. No Trustee shall have any power to bind personally any Shareholder or to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay by way of subscription for any Shares or otherwise.

Anti-Takeover Provisions

The Declaration of Trust includes provisions that could have the effect of limiting the ability of other entities or persons to acquire control of the Fund or to change the composition of the Board. These provisions may have the effect of discouraging attempts to acquire control of the Fund, which attempts could have the effect of increasing the expenses of the Fund and interfering with the normal operation of the Fund. The Trustees are elected for indefinite terms and do not stand for reelection. A Trustee may be removed from office (i) with or without cause only by an affirmative vote of two-thirds of the remaining Trustees; or (ii) by the Shareholders pursuant to the Declaration of Trust. Upon the adoption of a proposal to convert the Fund from a “closed-end company” to an “open-end company” as those terms are defined by the Investment Company Act and the necessary amendments to the Declaration of Trust to permit such a conversion, the Fund shall, upon complying with any requirements of the Investment Company Act and Delaware law, become an “open-end” investment company upon the affirmative vote or consent of the holders of the Shares outstanding.

Limitation of Liability; Indemnification

The Declaration of Trust provides that the Trustees and former Trustees of the Board and officers and former officers of the Fund shall not be liable to the Fund or any of the Shareholders for any loss or damage occasioned by any act or omission in the performance of their services as such in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of their office or as otherwise required by applicable law. The Declaration of Trust also contains provisions for the indemnification, to the extent permitted by law, of the Trustees and former Trustees of the Board and officers and former officers of the Fund (as well as certain other related parties) by the Fund (but not by the Shareholders individually) against any liability and expense to which any of them may be liable that arise in connection with the performance of their activities on behalf of the Fund. None of these persons shall be personally liable to any Shareholder for the repayment of any positive balance in the Shareholder’s capital account or for contributions by the Shareholder to the capital of the Fund or by reason of any change in the federal or state income tax laws applicable to the Fund or its investors. The rights of indemnification and exculpation provided under the Declaration of Trust shall not be construed so as to limit liability or provide for indemnification of the Trustees and former Trustees of the Board, officers and former officers of the Fund, and the other persons entitled to such indemnification for any liability (including liability under applicable federal or state securities laws which, under certain circumstances, impose liability even on persons that act in good faith), to the extent (but only to the extent) that such indemnification or limitation on liability would be in violation of applicable law, but shall be construed so as to effectuate the applicable provisions of the Declaration of Trust to the fullest extent permitted by law.

Derivative Actions and Exclusive Jurisdiction

The Declaration of Trust provides that a Shareholder may not bring a derivative action on behalf of the Trust unless: (a) the Shareholder makes a pre-suit demand upon the Trustees to bring the subject action (unless an effort to cause the Trustees to bring such an action is not likely to succeed as determined under the terms of the Declaration of Trust); (b) Shareholders eligible to bring such derivative action who collectively hold Shares representing ten percent (10%) or more of the total combined net asset value of all Shares issued and outstanding join in the request for the Trustees to commence such action (the “10% Threshold”); and (c) the Trustees are afforded a reasonable amount of time to consider such Shareholder request and to investigate the basis of such claim. The Trustees shall be entitled to retain counsel or other advisers in considering the merits of the request and may require an undertaking by the Shareholders making such request to reimburse the Trust for the expense of any such advisors in the event that the Trustees determine not to bring such action (the “Shareholder Undertaking”). The provisions of the Declaration of Trust regarding the 10% Threshold and the Shareholder Undertaking do not apply to claims arising under the federal securities laws.

Under the Declaration of Trust, actions by Shareholders against the Fund asserting a claim governed by Delaware law or the Fund’s organizational documents must be brought in the Court of Chancery of the State of Delaware or any other court in the State of Delaware with subject matter jurisdiction. Shareholders also waive the right to jury trial to the fullest extent permitted by law. This exclusive jurisdiction provision may make it more expensive for a Shareholder to bring a suit but does not apply to claims arising under the federal securities laws.

Amendment of the Declaration of Trust

The Declaration of Trust may generally be amended, in whole or in part, with the approval of a majority of the Board (including a majority of the Independent Trustees, if required by the Investment Company Act) and without the approval of the Shareholders unless the approval of Shareholders is required under the Investment Company Act or the Declaration of Trust.

Term, Dissolution, and Liquidation

The Fund shall be dissolved: (i) upon the affirmative vote to dissolve the Fund by the Trustees of the Board or upon the affirmative vote to dissolve the Fund by a majority of the Shares outstanding; or (ii) as required by operation of law.

Upon the occurrence of any event of dissolution, one or more Trustees of the Board or the Adviser, acting as liquidator under appointment by the Board (or another liquidator, if the Board does not appoint one or more Trustees of the Board or the Adviser to act as liquidator or is unable to perform this function) is charged with winding up the affairs of the Fund and liquidating its assets. Upon the liquidation of the Fund, after establishment of appropriate reserves for contingencies in such amounts as the Board or the liquidator, as applicable, deems appropriate in its sole discretion, the Fund’s assets will be distributed: (i) first to satisfy the debts, liabilities, and obligations of the Fund (other than debts to Shareholders) including actual or anticipated liquidation expenses; (ii) next to repay debts, liabilities and obligations owing to the Shareholders; and (iii) finally to the Shareholders (including the Adviser) proportionately in accordance with the balances in their respective capital accounts. Assets may be distributed in kind on a pro rata basis if the Board or liquidator determines that such a distribution would be in the interests of the Shareholders in facilitating an orderly liquidation.

The Board may, in its sole discretion, and if determined to be in the best interests of the Shareholders, distribute the assets of the Fund into and through a liquidating trust to effect the liquidation of the Fund. The use of a liquidating trust would be subject to the regulatory requirements of the Investment Company Act and applicable Delaware law, and could result in additional expenses to the Shareholders.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a general summary of certain material U.S. federal income tax considerations relating to the acquisition, ownership, and disposition of shares and the Fund’s qualification and taxation as a RIC for U.S. federal income tax purposes under Subchapter M of the Code. This discussion applies only to beneficial owners that acquire the Fund’s Shares in this initial offering at the offering price.

This discussion does not purport to be a complete description of the income tax considerations applicable to such an investment. For example, this discussion does not describe tax consequences that the Fund has assumed to be generally known by investors or certain considerations that may be relevant to certain types of holders subject to special treatment under U.S. federal income tax laws, including persons who hold the Fund’s shares as part of a straddle, hedging, or other risk reduction strategy, conversion transaction or other integrated investment, constructive sale transaction for U.S. tax purposes, Shareholders subject to the alternative minimum tax, tax-exempt organizations or governmental organizations, banks, insurance companies, brokers or dealers in securities or currencies, dealers in securities, traders in securities that elect to use a mark-to-market method of accounting for securities holdings, traders in securities or commodities that elect mark to market treatment, pension plans and trusts, Shareholders whose functional currency (as defined in Section 985 of the Code) is not the U.S. dollar, Shareholders who are not entitled to claim the benefits of an applicable income tax treaty, U.S. expatriates and former citizens or long-term residents of the United States, Shareholders and U.S. Persons that are exempt from U.S. federal income tax, RICs, real estate investment trusts (“REITs”), personal holding companies, persons required to accelerate the recognition of gross income as a result of such income being recognized on an applicable financial statements, persons who acquire an interest in the Fund in connection with the performance of services, Shareholders and investors in pass through entities, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes and their partners, members and owners, Shareholders that are treated as partnerships for U.S. federal income tax purposes (and investors therein), non-U.S. Shareholders (as defined below) engaged in a trade or business in the United States, persons who have ceased to be U.S. citizens or to be taxed as residents of the United States, “controlled foreign corporations” (“CFCs”), passive foreign investment companies (“PFICs”), and corporations that accumulate earnings to avoid U.S. federal income tax, persons subject to the three-year holding period rule in Section 1061 in the Code, persons who hold or receive Shares pursuant to the exercise of any employee stock options or otherwise as compensation, and tax qualified retirement plans, and financial institutions. In addition, this discussion does not discuss any aspect of U.S. state or local tax, the federal estate or gift tax or non-U.S. tax.

Such persons are urged to consult with their tax advisors as to the U.S. federal income tax consequences of an investment in the Fund, which may differ substantially from those described herein.

This discussion assumes that Shareholders hold the shares as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). Unless otherwise noted, this discussion applies only to U.S. Shareholders that hold Shares as capital assets.

The discussion is based upon the current provisions of the Code, existing and proposed Treasury regulations, its legislative history, published rulings and court decisions, and administrative and judicial interpretations, each as of the date of this Prospectus and all of which are subject to change, possibly retroactively, which could affect the continuing validity of this discussion. This Fund is under no obligation to provide information to an investor with respect to changes in law or facts affecting this discussion after the date hereof.

The Fund has not sought and will not seek any ruling from the Internal Revenue Service (“IRS”) regarding the offerings pursuant to this Prospectus or pursuant to any accompanying Prospectus supplement unless expressly stated therein, and this discussion is not binding on the IRS. Prospective investors should be aware that the IRS may not agree with the Fund’s tax positions and, if challenged by the IRS, such tax positions might not be sustained by the courts. Accordingly, there can be no assurance that the IRS would not assert, and that a court would not sustain, a position contrary to any of the tax consequences discussed herein.

For purposes of this discussion, a “U.S. Shareholder” generally is a beneficial owner of the Fund’s shares that is for U.S. federal income tax purposes:

●	an individual who is a citizen of the United States or is treated as a resident of the United States for U.S. federal income tax purposes,

●	a domestic corporation, or other domestic entity treated as a corporation for U.S. federal income tax purposes,

●	any estate the income of which is subject to U.S. federal income taxation regardless of its source, and

●	any trust if — (i) a court within the United States is able to exercise primary supervision over the administration of a trust, and (ii) one or more United States persons have the authority to control all substantial decisions of the trust.

A “Non-U.S. Shareholder” is any beneficial owner of Shares that is not a U.S. Shareholder nor classified as a partnership for U.S. federal income tax purposes.

If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Any partner of a partnership holding Shares is urged to consult its tax advisors regarding the U.S. federal income tax consequences of the acquisition, ownership and disposition (including by reason of a repurchase) of the Fund’s Shares, as well as the effect of state, local and foreign tax laws, and the effect of any possible changes in tax laws.

Tax matters are complicated and the tax consequences to a Shareholder of an investment in the Fund’s Shares will depend on the facts of such Shareholder’s particular situation.

Election to be Taxed as a Regulated Investment Company

As soon as practicable, the Fund intends to elect to be treated, and to continuously qualify each year thereafter, as a RIC for U.S. federal income tax purposes under Subchapter M of the Code. As a RIC, the Fund generally will not pay corporate-level U.S. federal income taxes on any net ordinary income or capital gains that the Fund timely distributes (or is deemed to timely distribute) to its Shareholders as dividends. Instead, dividends the Fund distributes (or is deemed to timely distribute) to Shareholders generally will be taxable to Shareholders, and any net operating losses, foreign tax credits and most other tax attributes generally will not pass through to Shareholders. The Fund will be subject to U.S. federal corporate-level income tax on any undistributed income and gains. To qualify as a RIC, the Fund must, among other things, meet certain source-of-income and asset diversification requirements (as described below). In addition, the Fund must distribute to its Shareholders, for each taxable year, at least 90% of its investment company taxable income (which generally is the Fund’s net ordinary taxable income and realized net short-term capital gains in excess of realized net long-term capital losses, determined without regard to the dividends paid deduction) (the “Annual Distribution Requirement”) for any taxable year. The following discussion assumes that the Fund qualifies as a RIC.

The Fund’s qualification and taxation as a RIC depends upon the Fund’s ability to satisfy on a continuing basis, through actual, annual operating results, distribution, income and asset, and other requirements imposed under the Code. However, no assurance can be given that the Fund will be able to meet the complex and varied tests required to qualify as a RIC or to avoid corporate level tax. In addition, because the relevant laws may change, compliance with one or more of the RIC requirements may be impossible or impracticable.

Qualification as a Regulated Investment Company

If the Fund:

●	qualifies as a RIC; and

●	satisfies the Annual Distribution Requirement,

then the Fund will not be subject to U.S. federal or state income tax on the portion of the Fund’s taxable income and net capital gain (realized net long-term capital gain in excess of realized net short-term capital loss) the Fund timely distributes (or is deemed to distribute, except with respect to certain retained capital gains as described below) to Shareholders. The Fund will be subject to U.S. federal income tax at the regular corporate rates on any income or capital gains not distributed (or deemed distributed) to the Fund’s Shareholders.

If the Fund fails to distribute in a timely manner an amount at least equal to the sum of (1) 98% of its ordinary income for the calendar year, (2) 98.2% of its net capital gain income (both long-term and short-term) for the one-year period ending October 31 in that calendar year (or November 30 or December 31 of that year if the Fund is permitted to elect or so elects) and (3) any income realized, but not distributed, in the preceding years (to the extent that income tax was not imposed on such amounts) less certain over-distributions in prior years (the “Excise Tax Distribution Requirement”), the Fund will be subject to a 4% nondeductible federal excise tax on the portion of the undistributed amounts of such income that are less than the amounts required to be distributed based on the Excise Tax Distribution Requirements. The Fund may be liable for the excise tax only on the amount by which the Fund does not meet the foregoing distribution requirement.

For this purpose, however, any ordinary income or capital gain net income retained by the Fund that is subject to corporate income tax for the tax year ending in that calendar year will be considered to have been distributed by year end (or earlier if estimated taxes are paid). In order to meet the Excise Tax Distribution Requirement for a particular year, the Fund will need to receive certain information from its underlying investments, which it may not timely receive, in which case the Fund will need to estimate the amount of distributions it needs to make to meet the Excise Tax Distribution Requirement. If the Fund underestimates that amount, it will be subject to the excise tax. In addition, the Fund may choose to retain its net capital gains or any investment company taxable income, and pay the associated U.S. federal corporate income tax, including the U.S. federal excise tax, thereon. In either event described in the preceding two sentences, the Fund will only pay the excise tax on the amount by which the Fund does not meet the Excise Tax Distribution Requirements.

In order to qualify as a RIC for U.S. federal income tax purposes, the Fund must, among other things:

●	elect to be treated and qualify as a registered management company under the Investment Company Act at all times during each taxable year;

●	derive in each taxable year at least 90% of the Fund’s gross income from dividends, interest, payments with respect to securities loans, and gains from the sale or other disposition of stock or securities (as defined in section 2(a)(36) of the Investment Company Act of 1940, as amended) or foreign currencies, or other income (including but not limited to gains from options, futures or forward contracts) derived with respect to its business of investing in such stock, securities, or currencies, and net income derived from an interest in a qualified publicly traded partnership (the “90% Gross Income Test”); and

●	diversify its holdings so that at the close of each quarter of the taxable year:

o	at least 50 percent of the value of the Fund’s total assets is represented by cash, and cash items (including receivables), Government securities and securities of other regulated investment companies, and other securities for purposes of this calculation are limited, in respect of any one issuer to an amount not greater in value than 5 percent of the value of the total assets of the taxpayer and to not more than 10 percent of the outstanding voting securities of each issuer, and

o	not more than 25 percent of the value of its total assets is invested in (i) the securities (other than Government securities or the securities of other regulated investment companies) of any one issuer, (ii) the securities (other than the securities of other regulated investment companies) of two or more issuers which the taxpayer controls and which are determined, under regulations prescribed by the Secretary, to be engaged in the same or similar trades or businesses or related trades or businesses, or (iii) the securities of one or more qualified publicly traded partnerships.

An entity that is properly classified as a partnership, rather than an association or publicly traded partnership taxable as a corporation, is not itself subject to U.S. federal income tax. Instead, each partner of the partnership must take into account its distributive share of the partnership’s income, gains, losses, deductions and credits (including all such items allocable to that partnership from investments in other partnerships) for each taxable year of the partnership ending with or within the partner’s taxable year, without regard to whether such partner has received or will receive corresponding cash distributions from the partnership. For the purpose of determining whether the Fund satisfies the 90% Gross Income Test and the Diversification Tests, the character of the Fund’s distributive share of items of income, gain, losses, deductions and credits derived through any investments in companies that are treated as partnerships for U.S. federal income tax purposes (other than certain publicly traded partnerships), or are otherwise treated as disregarded from the Fund for U.S. federal income tax purposes, generally will be determined as if the Fund realized these tax items directly. In order to meet the 90% Gross Income Test, the Fund may structure its investments in a way that could increase the taxes imposed thereon or in respect thereof. For example, the Fund may be required to hold such investments through a subsidiary that is treated as a corporation for U.S. federal income tax purposes. In such a case, any income from such investments is generally not expected to adversely affect the Fund’s ability to meet the 90% Gross Income Test, although such income generally would be subject to U.S. corporate federal income tax (and possibly state and local taxes), which the Fund would indirectly bear through its ownership of such subsidiary.

Further, for purposes of calculating the value of the Fund’s investment in the securities of an issuer for purposes of determining the 25% requirement of the Diversification Tests, the Fund’s proper proportion of any investment in the securities of that issuer that are held by a member of the Fund’s “controlled group” must be aggregated with the Fund’s investment in that issuer. A controlled group is one or more chains of corporations connected through stock ownership with the Fund if (a) at least 20% of the total combined voting power of all classes of voting stock of each of the corporations is owned directly by one or more of the other corporations, and (b) the Fund directly owns at least 20% or more of the combined voting stock of at least one of the other corporations.

The Fund may have investments, either directly or through entities that are treated as partnerships in which the Fund invests, that require income to be included in investment company taxable income in a year prior to the year in which the Fund actually receives a corresponding amount of cash in respect of such income. For example, if the Fund holds, directly or indirectly, corporate stock with respect to which Section 305 of the Code requires inclusion in income of amounts of deemed dividends even if no cash distribution is made, the Fund must include in its taxable income in each year the full amount of its applicable share of these deemed dividends. Additionally, if the Fund holds, directly or indirectly, debt obligations that are treated under applicable U.S. federal income tax rules as having original issue discount (such as debt instruments with “payment in kind” interest or, in certain cases, that have increasing interest rates or are issued with warrants), the Fund must include in its taxable income in each year a portion of the original issue discount that accrues over the life of the obligation, regardless of whether the Fund receives cash representing such income in the same taxable year. The Fund may also have to include in its taxable income other amounts that it has not yet received in cash but has been allocated to it as a result of its investments in entities treated as partnerships for U.S. federal income tax purposes. Because any amounts accrued will be included in the Fund’s investment company taxable income for the year of accrual, the Fund may be required to make a distribution to the Fund’s Shareholders in order to satisfy the Annual Distribution Requirement, even though it will not have received the corresponding cash amount.

A portfolio company in which the Fund invests may face financial difficulty that requires it to work-out, modify or otherwise restructure our investment in the portfolio company. Any such restructuring could, depending on the specific terms of the restructuring, cause the Fund to recognize taxable income without a corresponding receipt of cash, which could affect its ability to satisfy the Annual Distribution Requirement or the Excise Tax Distribution Requirement, or result in unusable capital losses and future non-cash income. Any such reorganization could also result in the Fund receiving assets that give rise to non-qualifying income for purposes of the 90% Income Test.

A RIC is limited in its ability to deduct expenses in excess of its “investment company taxable income” (which is, generally, ordinary income plus the excess of net short-term capital gains over net long-term capital losses). If the Fund’s deductible expenses in a given year exceed investment company taxable income, the Fund would experience a net operating loss for that year. However, a RIC is not permitted to carry forward net operating losses to subsequent years, so these net operating losses generally will not pass through to Shareholders. In addition, expenses can be used only to offset investment company taxable income, and may not be used to offset net capital gain. Due to these limits on the deductibility of expenses, the Fund may, for U.S. federal income tax purposes, have aggregate taxable income for several years that it is required to distribute and that is taxable to its Shareholders even if such income is greater than the aggregate net income it actually earned during those years. As a RIC, the Fund may not use any net capital losses (that is, realized capital losses in excess of realized capital gains) to offset its investment company taxable income, but may carry forward those losses, and use them to offset future capital gains, indefinitely. Further, the Fund’s deduction of net business interest expense is generally limited to 30% of its “adjusted taxable income” plus “floor plan financing interest expense.” It is not expected that any portion of any underwriting or similar fee will be deductible for U.S. federal income tax purposes to the Fund or the Shareholders. Due to these limits on the deductibility of expenses, net capital losses and business interest expenses, the Fund may, for U.S. federal income tax purposes, have aggregate taxable income for several years that it is required to distribute and that is taxable to Unitholders even if this income is greater than the aggregate net income the Fund actually earned during those years.

In order to enable the Fund to make distributions to Shareholders that will be sufficient to enable the Fund to satisfy the Annual Distribution Requirement or the Excise Tax Distribution Requirements, the Fund may need to liquidate or sell some of its assets at times or at prices that the Fund would not consider advantageous, the Fund may need to raise additional equity or debt capital, the Fund may need to take out loans, or the Fund may need to forego new investment opportunities or otherwise take actions that are disadvantageous to the Fund’s business (or be unable to take actions that are advantageous to its business). Even if the Fund is authorized to borrow and to sell assets in order to satisfy the Annual Distribution Requirement or the Excise Tax Distribution Requirements, under the Investment Company Act, the Fund generally is not permitted to make distributions to its Shareholders while its debt obligations and senior securities are outstanding unless certain “asset coverage” tests or other financial covenants are met.

If the Fund is unable to obtain cash from other sources to enable the Fund to satisfy the Annual Distribution Requirement, the Fund may fail to qualify for the U.S. federal income tax benefits allowable to RICs and, thus, become subject to a corporate-level U.S. federal income tax (and any applicable state and local taxes). Although the Fund expects to operate in a manner so as to qualify continuously as a RIC, the Fund may decide in the future to be taxed as a “C” corporation, even if the Fund would otherwise qualify as a RIC, if the Fund determines that such treatment as a C corporation for a particular year would be in the Fund’s best interest.

Tax Consequences of a Period Prior to RIC Qualification; Failure to Qualify as a RIC

While the Fund intends to elect to be treated as a RIC as soon as practicable, there may be a period during which the Fund does not qualify as a RIC. If the Fund has net taxable income prior to the Fund’s qualification as a RIC, the Fund will be subject to U.S. federal or state income tax on such income. The Fund would not be able to deduct distributions to Shareholders, nor would they be required to be made. Distributions, including distributions of net long-term capital gain, would generally be taxable to the Fund’s Shareholders as ordinary dividend income to the extent of the Fund’s current and accumulated earnings and profits. Subject to certain limitations under the Code, corporate Shareholders would be eligible to claim a dividend received deduction with respect to such dividend; non-corporate Shareholders would generally be able to treat such dividends as “qualified dividend income,” which is subject to reduced rates of U.S. federal income tax. Distributions in excess of the Fund’s current and accumulated earnings and profits would be treated first as a return of capital to the extent of the Shareholder’s tax basis, and any remaining distributions would be treated as a capital gain. In order to qualify as a RIC, in addition to the other requirements discussed above, the Fund would be required to distribute all of the Fund’s previously undistributed earnings and profits attributable to any period prior to the Fund becoming a RIC by the end of the first year that it intends to qualify as a RIC. If the Fund has any net built-in gains in its assets (i.e., the excess of the aggregate gains, including items of income, over aggregate losses that would have been realized with respect to such assets if the Fund had been liquidated) as of the beginning of the first year that the Fund qualifies as a RIC, the Fund would be subject to a corporate-level U.S. federal income tax on such built-in gains if and when recognized over the next five years. Alternatively, the Fund may elect to recognize such built-in gains immediately prior to the Fund’s qualification as a RIC.

If the Fund has previously qualified as a RIC but fails to satisfy the 90% Gross Income Test for any taxable year or the Diversification Tests for any quarter of a taxable year, the Fund may continue to be taxed as a RIC for the relevant taxable year if certain relief provisions of the Code apply (which might, among other things, require the Fund to pay certain corporate-level U.S. federal taxes or to dispose of certain assets). If the Fund fails to qualify as a RIC for more than two consecutive taxable years and then seeks to re-qualify as a RIC, the Fund would generally be required to recognize gain to the extent of any unrealized appreciation in its assets unless the Fund elects to pay U.S. corporate income tax on any such unrealized appreciation during the succeeding 5-year period.

If, before the end of any quarter of the Fund’s taxable year, the Fund believes that it may fail the Diversification Tests, the Fund may seek to take certain actions to avert a failure. However, the action frequently taken by RICs to avert a failure, the disposition of non-diversified assets, may be difficult for the Fund to pursue because of the limited liquidity of its investments.

If the Fund has previously qualified as a RIC but fails to qualify for treatment as a RIC in any taxable year and is not eligible for relief provisions, the Fund would be subject to U.S. federal income tax on all of its taxable income at the regular corporate U.S. federal income tax rate and would be subject to any applicable state and local taxes, regardless of whether the Fund makes any distributions to Shareholders. Additionally, the Fund would not be able to deduct distributions to its Shareholders, nor would distributions to Shareholders be required to be made for U.S. federal income tax purposes. Any distributions the Fund makes generally would be taxable to Shareholders as ordinary dividend income and, subject to certain limitations under the Code, would be eligible for the current maximum rate applicable to qualifying dividend income of individuals and other non-corporate U.S. Shareholders, to the extent of the Fund’s current or accumulated earnings and profits. Subject to certain limitations under the Code, U.S. Shareholders that are corporations for U.S. federal income tax purposes would be eligible for the dividends-received deduction. Distributions in excess of the Fund’s current and accumulated earnings and profits would be treated first as a return of capital to the extent of the holder’s adjusted tax basis in the Fund’s Shares, and any remaining distributions would be treated as capital gain.

The remainder of this discussion assumes that the Fund will continuously qualify as a RIC for each taxable year and will satisfy the Annual Distribution requirement.

Taxation of the Fund’s Investments

Hedging and Derivatives Transactions

Certain of the Fund’s investment practices, including hedging and derivatives transactions, may be subject to special and complex U.S. federal income tax provisions that may, among other things: (i) disallow, suspend or otherwise limit the allowance of certain losses or deductions; (ii) convert lower taxed long-term capital gain (currently taxed at lower rates for non-corporate taxpayers) into higher taxed short-term capital gain or ordinary income; (iii) convert an ordinary loss or a deduction into a capital loss (the deductibility of which is more limited); (iv) cause the Fund to recognize income or gain without a corresponding receipt of cash; (v) adversely affect the time as to when a purchase or sale of securities is deemed to occur; (vi) adversely alter the characterization of certain complex financial transactions (vii) treat dividends that would otherwise constitute qualified dividend income as non-qualified dividend income (viii) cause the Fund to recognize income or gain without receipt of a corresponding cash payment; (ix) produce income that will not be qualifying income for purposes of the 90% Gross Income Test described above; and, (x) treat dividends that would otherwise be eligible for the corporate dividends received deduction as ineligible for such treatment. The Fund will monitor its transactions and may make certain tax decisions in order to mitigate the potential adverse effect of these provisions; however, no assurance can be given that the Fund will be eligible for any tax elections or that any elections it makes will fully mitigate the effects of these provisions.

Investments in Partnerships

Unless otherwise indicated, references in this discussion to the Fund’s investments, activities, income, gain and loss, include both the direct investments, activities, income, gain and loss of the Fund, as well as those indirectly attributable to the Fund as a result of the Fund’s investment in any partnership (or other entity) that is properly classified as a partnership or disregarded entity for U.S. federal income tax purposes (and not an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes).

Securities and other Financial Assets

Gain or loss realized by the Fund from warrants acquired by the Fund, as well as any loss attributable to the lapse of such options, warrants, or other financial assets taxed as options generally will be treated as capital gain or loss. Such gain or loss generally will be long-term or short-term, depending on how long the Fund held a particular warrant, security, or other financial asset.

The Fund may invest in securities that have been rated below investment grade by independent rating agencies or that would be rated below investment grade if they were rated. Investments in these types of instruments may present special tax issues for us. U.S. federal income tax rules are not entirely clear about issues such as when the Fund may cease to accrue interest, original issue discount or market discount, when and to what extent deductions may be taken for bad debts or worthless instruments, how payments received on obligations in default should be allocated between principal and income and whether exchanges of debt obligations in a bankruptcy or workout context are taxable. These and other issues will be addressed by the Fund to the extent necessary to seek to ensure that the Fund distributes sufficient income in order to avoid the imposition of any material U.S. federal income or excise tax liability.

The Fund and the companies the Fund invests in will be generally subject to certain leverage limitations regarding the deductibility of interest expense for federal income tax purposes.

Non-U.S. Investments, including PFICs and CFCs

The Fund’s investments in non-U.S. securities may be subject to non-U.S. income, withholding and other taxes. In that case, the yield on those securities would be decreased. Shareholders are not expected to be entitled to claim a U.S. foreign tax credit or deduction with respect to non-U.S. taxes paid by the Fund.

If the Fund purchases shares in a “passive foreign investment company,” or “PFIC,” the Fund may be subject to U.S. federal income tax on a portion of any “excess distribution” or gain from the disposition of such shares even if such income is distributed as a taxable dividend by it to its Shareholders. Additional charges in the nature of interest may be imposed on the Fund in respect of deferred taxes arising from such distributions or gains. If the Fund invests in a PFIC and elects to treat the PFIC as a “qualified electing fund” under the Code, or QEF, in lieu of the foregoing requirements, the Fund will be required to include in income each year a portion of the ordinary earnings and net capital gain of the QEF, even if such income is not distributed to it. Alternatively, the Fund can elect to mark-to-market at the end of each taxable year its shares in a PFIC; in this case, it will recognize as ordinary income any increase in the value of such shares and as ordinary loss any decrease in such value to the extent the Fund does not exceed prior increases included in income. The Fund’s ability to make either election will depend on factors beyond its control, and it is subject to restrictions that may limit the availability or benefit of these elections. Under either election, the Fund may be required to recognize in a year income in excess of the Fund’s distributions from PFICs and the Fund’s proceeds from dispositions of PFIC Shares during that year, and such income will nevertheless be subject to the Annual Distribution Requirement and will be taken into account for purposes of the 4% U.S. federal excise tax. Any inclusions in the Fund’s gross income resulting from the QEF election will be considered “good income” for purposes of the 90% Gross Income Test regardless of whether the Fund receives timely distributions of such income from the foreign corporation.

If the Fund holds more than 10% of the interests treated as equity for U.S. federal income tax purposes in a foreign corporation that is treated as a controlled foreign corporation, or CFC, the Fund may be treated as receiving a deemed distribution (taxable as ordinary income or, if eligible, the preferential rates that apply to “qualified dividend income”) each taxable year from such foreign corporation in an amount equal to its pro rata share of the corporation’s income for such taxable year (including both ordinary earnings and capital gains), whether or not the corporation makes an actual distribution during such taxable year. This deemed distribution is required to be included in the income of a U.S. shareholder of a CFC regardless of whether the shareholder has made a QEF election with respect to such CFC (as discussed above). In general, a foreign corporation will be classified as a CFC if more than 50% of the shares of the corporation, measured by reference to combined voting power or value, is owned (directly, indirectly or by attribution) by U.S. shareholders. A “U.S. shareholder,” for this purpose, is any U.S. person that possesses (actually or constructively) 10% or more of the combined value or voting power of all classes of shares of a corporation. If the Fund is treated as receiving a deemed distribution from a CFC, the Fund will be required to include such distribution in its investment company taxable income regardless of whether the Fund receives any actual distributions from such CFC, and the Fund must distribute such income to satisfy the Annual Distribution Requirement and the Excise Tax Distribution Requirement. Income inclusions from a foreign corporation that is a CFC are “good income” for purposes of the 90% Gross Income Test regardless of whether the Fund receives timely distributions of such income from the foreign corporation.

The Fund does not expect to satisfy the conditions necessary to pass through to its Shareholders their share of the non-U.S. taxes paid by the Fund, thus, Shareholders will generally not be entitled to claim a U.S. foreign tax credit or deduction with respect to non-U.S. taxes paid by the Fund.

Taxation of U.S. Shareholders

The following summary generally describes certain material U.S. federal income tax consequences of an investment in the Fund’s Shares beneficially owned by U.S. Shareholders. If you are not a U.S. Shareholder this section does not apply to you. Whether an investment in the Fund’s Shares is appropriate for a U.S. Shareholder will depend upon that person’s particular circumstances. An investment in the Fund’s Shares by a U.S. Shareholder may have adverse tax consequences. U.S. Shareholders are urged to consult tax advisors about the U.S. tax consequences of investing in the Fund’s shares.

Taxation of Distributions

The Fund’s distributions generally will be taxable to U.S. Shareholders as ordinary income or capital gains. Distributions of the Fund’s “investment company taxable income” (which is, generally, the Fund’s net ordinary income plus realized net short-term capital gains in excess of realized net long-term capital losses) will be taxable as ordinary income to U.S. Shareholders to the extent of the Fund’s current or accumulated earnings and profits, whether paid in cash or reinvested in additional shares. Federal taxes on the Fund’s distributions of capital gains are determined by how long the Fund is owned or is deemed to have owned the investments that generated the capital gains, rather than how long a Shareholder has owned the Shares. To the extent such distributions paid by the Fund to non-corporate U.S. Shareholders (including individuals) taxed at individual rates are attributable to dividends from U.S. corporations and certain qualified foreign corporations, and if certain holding period requirements are met, such distributions (“Qualifying Dividends”) may be eligible for the preferential rates applicable to long-term capital gains.

Distributions of net capital gains (that is, the excess of net long-term capital gains over net short-term capital losses, in each case determined with reference to any loss carryforwards) that are properly reported by the Fund as capital gain dividends generally will be treated as long-term capital gains includible in a Shareholder’s net capital gains and taxed to individuals at reduced rates. Distributions of net short-term capital gains in excess of net long-term capital losses generally will be taxable to you as ordinary income.

A portion of the Fund’s ordinary income dividends paid to corporate U.S. Shareholders may, if the distributions consist of qualifying distributions received by the Fund and certain other conditions are met, qualify for the 50 percent dividends received deduction to the extent that the Fund has received dividends from certain corporations during the taxable year, but only to the extent these ordinary income dividends are treated as paid out of earnings and profits of the Fund. The Fund expects only a small portion of the Fund’s dividends to qualify for this deduction. A corporate U.S. Shareholder may be required to reduce its basis in its Shares with respect to certain “extraordinary dividends,” as defined in Section 1059 of the Code. Corporate U.S. Shareholders are urged to consult tax advisors in determining the application of these rules in their particular circumstances.

In this regard, it is not expected that a significant amount of distributions paid by the Fund will generally be attributable to dividends and, therefore, generally will not qualify for the preferential rates applicable to long-term capital gains applicable to Qualifying Dividends or the dividends-received deduction available to corporations under the Code.

A distribution will be treated as paid on December 31 of any calendar year if it is declared by the Fund in October, November or December with a record date in such a month and paid by the Fund during January of the following calendar year. Such distributions will be taxable to the Shareholder in the calendar year in which the distributions are declared, rather than the calendar year in which the distributions are received. If an investor acquires Shares shortly before the record date of a distribution, the price of the Shares will include the value of the distribution and the investor will be subject to tax on the distribution even though it represents a return of their investment.

U.S. Shareholders who have not “opted-out” of the Fund’s DRIP will have their cash dividends and distributions automatically reinvested in additional Shares, rather than receiving cash dividends and distributions. Any dividends or distributions reinvested under the plan will nevertheless remain taxable to U.S. Shareholders. A U.S. Shareholder will have an adjusted basis in the additional Shares purchased through the DRIP equal to the dollar amount that would have been received if the U.S. Shareholder had received the dividend or distribution in cash, unless the Fund were to issue new Shares that are trading at or above net asset value, in which case, the U.S. Shareholder’s basis in the new Shares would generally be equal to their fair market value. The additional Shares will have a new holding period commencing on the day following the day on which the Shares are credited to the U.S. Shareholder’s account.

The Fund expects to be treated as a “publicly offered regulated investment company.” As a “publicly offered regulated investment company,” in addition to the Fund’s DRIP, the Fund may choose to pay a majority of a required dividend in Shares rather than cash. In order for the distribution to qualify for the Annual Distribution Requirement, the dividend must be payable at the election of each Shareholder in cash or Shares (or a combination of the two), but may have a “cash cap” that limits the total amount of cash paid to not less than 20% of the entire distribution. If Shareholders in the aggregate elect to receive an amount of cash greater than the Fund’s cash cap, then each Shareholder who elected to receive cash will receive a pro rata share of the cash and the rest of their distribution in Shares of the Fund. The value of the portion of the distribution made in Shares will be equal to the amount of cash for which the Shares is substituted, and the Fund’s U.S. Shareholders will be subject to tax on such amount as though they had received cash.

The Fund may elect to retain its net capital gain or a portion thereof for investment and be taxed at corporate rates on the amount retained. In such case, it may designate the retained amount as undistributed capital gains in a notice to its Shareholders, who will be treated as if each received a distribution of his pro rata share of such gain, with the result that each Shareholder will (i) be required to report its pro rata share of such gain on its tax return as long-term capital gain, (ii) receive a refundable tax credit for its pro rata share of tax paid by the Fund on the gain and (iii) increase the tax basis for its shares by an amount equal to the deemed distribution less the tax credit.

In order to utilize the deemed distribution approach, the Fund must provide written notice to the Fund’s Shareholders prior to the expiration of 60 days after the close of the relevant taxable year. The Fund cannot treat any of its investment company taxable income as a “deemed distribution.”

A U.S. Shareholder that is not subject to U.S. federal income tax or otherwise required to file a U.S. federal income tax return would be required to file a U.S. federal income tax return on the appropriate form to claim a refund with respect to the allocable share of the taxes that the Fund has paid. For U.S. federal income tax purposes, the tax basis of shares owned by a Shareholder will be increased by an amount equal to the excess of the amount of undistributed capital gains included in the Shareholder’s gross income over the tax deemed paid by the Shareholder as described in this paragraph. To utilize the deemed distribution approach, the Fund must provide written notice to Shareholders prior to the expiration of 60 days after the close of the relevant taxable year. The Fund cannot treat any of its investment company taxable income as a “deemed distribution.” The Fund may also make actual distributions to its Shareholders of some or all of realized net long-term capital gains in excess of realized net short-term capital losses.

Certain distributions reported by the Fund as Section 163(j) interest dividends may be treated as interest income by Shareholders for purposes of the tax rules applicable to interest expense limitations under Section 163(j) of the Code. Such treatment by the Shareholder is generally subject to holding period requirements and other potential limitations, although the holding period requirements are generally not applicable to dividends declared by money market funds and certain other funds that declare dividends daily and pay such dividends on a monthly or more frequent basis. The amount that the Fund is eligible to report as a Section 163(j) dividend for a tax year is generally limited to the excess of its business interest income over the sum of its (i) business interest expense and (ii) other deductions properly allocable to its business interest income.

For any period that the Fund does not qualify as a “publicly offered regulated investment company,” as defined in the Code, Stockholders will be taxed as though they received a distribution of some of our expenses. A “publicly offered regulated investment company” is a RIC whose shares are (i) continuously offered pursuant to a public offering, (ii) regularly traded on an established securities market, or (iii) held by at least 500 persons at all times during the taxable year. The Fund anticipates that it will qualify as a “publicly offered regulated investment company,” as defined in the Code, beginning with the tax year ending December 31, 2025. However, there can be no assurance that the Fund will qualify as a “publicly offered regulated investment company” for any of our taxable years. If the Fund is not a publicly offered RIC for any year, a U.S. Shareholder that is an individual, trust or estate will be treated as having received as dividend from the Fund in the amount of such U.S. Shareholder’s allocable share of the Advisory Fee and Incentive Fees paid to the Adviser and certain of our other expenses for the year, and these fees and expenses will be treated as miscellaneous itemized deductions of such U.S. Stockholder. Under current law, most miscellaneous itemized deductions are disallowed for non-corporate taxpayers for the 2018 through 2025 tax years.

The Fund (or if a U.S. Shareholder holds shares through an intermediary, such intermediary) will provide each of its U.S. Shareholders, as promptly as possible after the end of each calendar year, a notice detailing, on a per share and per distribution basis, the amounts includible in such U.S. Shareholder’s taxable income for such year as ordinary income and as long-term capital gain. In addition, the U.S. federal tax status of each calendar year’s distributions generally will be reported to the IRS. Such distributions may also be subject to additional state, local and foreign taxes depending on a U.S. Shareholder’s particular situation. Such distributions generally will not be eligible for the dividends-received deduction otherwise available to certain U.S. corporations or the lower U.S. federal income tax rates applicable to certain qualified dividends.

The Code requires reporting of adjusted cost basis information for covered securities, which generally include shares of a RIC acquired after January 1, 2012, to the IRS and to taxpayers. Shareholders should contact their financial intermediaries with respect to reporting of cost basis and available elections for their accounts.

Sale or Other Disposition of the Fund’s Shares

A U.S. Shareholder generally will recognize taxable gain or loss if the U.S. Shareholder sells or otherwise disposes of his, her or its Shares. The amount of gain or loss will be measured by the difference between such U.S. Shareholder’s adjusted tax basis in the shares sold and the amount of the proceeds received in exchange. Any gain arising from such sale or disposition generally will be treated as long-term capital gain or loss if the U.S. Shareholder has held his, her or its shares for more than one year. Otherwise, it will be classified as short-term capital gain or loss. However, any capital loss arising from the sale or disposition of Shares held for six months or less will be treated as long-term capital loss to the extent of the amount of capital gain dividends received, or undistributed capital gain deemed received, with respect to such Shares. In addition, all or a portion of any loss recognized upon a disposition of shares of the Fund’s Shares may be disallowed if substantially identical Shares or securities are purchased (whether through reinvestment of distributions or otherwise) within 30 days before or after the disposition. In such case, any disallowed loss is generally added to the U.S. Shareholder’s adjusted tax basis of the acquired Shares.

Income from Repurchase of Shares

In General

A U.S. Shareholder who participates in a repurchase of Shares will, depending on such U.S. Shareholder’s particular circumstances, and as set forth further under “Sale or Exchange Treatment” and “Distribution Treatment,” be treated either as recognizing gain or loss from the disposition of its Shares or as receiving a distribution from the Fund with respect to its Shares. Under each of these approaches, a U.S. Shareholder’s realized income and gain (if any) would be calculated differently. Under the “sale or exchange” approach, a U.S. Shareholder generally would be allowed to recognize a taxable loss (if the repurchase proceeds are less than the U.S. Shareholder’s adjusted tax basis in the Shares tendered and repurchased).

Sale or Exchange Treatment.

In general, the tender and repurchase of the Fund’s Shares should be treated as a sale or exchange of the Shares by a U.S. Shareholder if the receipt of cash:

●	results in a “complete termination” of such U.S. Shareholder’s ownership of Shares in the Fund;

●	results in a “substantially disproportionate” redemption with respect to such U.S. Shareholder; or

●	is “not essentially equivalent to a dividend” with respect to the U.S. Shareholder.

In applying each of the tests described above, a U.S. Shareholder must take account of Shares that such U.S. Shareholder constructively owns under detailed attribution rules set forth in the Code, which generally treat the U.S. Shareholder as owning Shares owned by certain related individuals and entities, and Shares that the U.S. Shareholder has the right to acquire by exercise of an option, warrant or right of conversion. U.S. Shareholders are urged to consult their tax advisors regarding the application of the constructive ownership rules to their particular circumstances.

A sale of Shares pursuant to a repurchase of Shares by the Fund generally will result in a “complete termination” if either (i) the U.S. Shareholder owns none of the Fund’s Shares, either actually or constructively, after the Shares are sold pursuant to a repurchase, or (ii) the U.S. Shareholder does not actually own any of the Fund’s Shares immediately after the sale of Shares pursuant to a repurchase and, with respect to Shares constructively owned, is eligible to waive, and effectively waives, constructive ownership of all such Shares. U.S. Shareholders wishing to satisfy the “complete termination” test through waiver of attribution are urged to consult their tax advisors.

A sale of Shares pursuant to a repurchase of Shares by the Fund will result in a “substantially disproportionate” redemption with respect to a U.S. Shareholder if the percentage of the then outstanding Shares actually and constructively owned by such U.S. Shareholder immediately after the sale is less than 80% of the percentage of the Shares actually and constructively owned by such U.S. Shareholder immediately before the sale. If a sale of Shares pursuant to a repurchase fails to satisfy the “substantially disproportionate” test, the U.S. Shareholder may nonetheless satisfy the “not essentially equivalent to a dividend” test.

A sale of Shares pursuant to a repurchase of Shares by the Fund will satisfy the “not essentially equivalent to a dividend” test if it results in a “meaningful reduction” of the U.S. Shareholder’s proportionate interest in the Fund. A sale of Shares that actually reduces the percentage of the Fund’s outstanding Shares owned, including constructively, by such Shareholder would likely be treated as a “meaningful reduction” even if the percentage reduction is relatively minor, provided that the U.S. Shareholder’s relative interest in Shares of the Fund is minimal (e.g., less than 1%) and the U.S. Shareholder does not exercise any control over or participate in the management of the Fund’s corporate affairs. Any person that has an ownership position that allows some exercise of control over or participation in the management of corporate affairs will not satisfy the meaningful reduction test unless that person’s ability to exercise control over or participate in management of corporate affairs is materially reduced or eliminated.

Substantially contemporaneous dispositions or acquisitions of Shares by a U.S. Shareholder or a related person that are part of a plan viewed as an integrated transaction with a repurchase of Shares may be taken into account in determining whether any of the tests described above are satisfied.

If a U.S. Shareholder satisfies any of the tests described above, the U.S. Shareholder will recognize gain or loss in an amount equal to the difference, if any, between the amount of cash received and such U.S. Shareholder’s tax basis in the repurchased Shares. Any such gain or loss will be capital gain or loss and will be long-term capital gain or loss if the holding period of the Shares exceeds one year as of the date of the repurchase. Specified limitations apply to the deductibility of capital losses by U.S. Shareholders. However, if a U.S. Shareholder’s tendered and repurchased Shares have previously paid a long-term capital gain distribution (including, for this purpose, amounts credited as an undistributed capital gain) and such Shares were held for six months or less, any loss realized will be treated as a long-term capital loss to the extent that it offsets the long-term capital gain distribution.

Any loss realized on a sale or exchange will be disallowed to the extent the Shares disposed of are replaced within a 61-day period beginning 30 days before and ending 30 days after the disposition of the Shares. In such a case, the basis of the Shares acquired will be increased to reflect the disallowed loss.

Distribution Treatment

If a U.S. Shareholder does not satisfy any of the tests described above, and therefore does not qualify for sale or exchange treatment, the U.S. Shareholder may be treated as having received, in whole or in part, a taxable dividend, a tax-free return of capital or taxable capital gain, depending on (i) whether the Fund has sufficient earnings and profits to support a dividend and (ii) the U.S. Shareholder’s tax basis in the relevant Shares. The amount of any distribution in excess of the Fund’s current and accumulated earnings and profits, if any, would be treated as a non-taxable return of investment to the extent, generally, of the U.S. Shareholder’s basis in the Shares remaining. If the portion not treated as a dividend exceeds the U.S. Shareholder’s basis in the Shares remaining, any such excess will be treated as capital gain from the sale or exchange of the remaining Shares. Any such gain will be capital gain and will be long-term capital gain if the holding period of the Shares exceeds one year as of the date of the exchange. If the tendering U.S. Shareholder’s tax basis in the Shares tendered and repurchased exceeds the total of any dividend and return of capital distribution with respect to those Shares, the excess amount of basis from the tendered and repurchased Shares will be reallocated pro rata among the bases of such U.S. Shareholder’s remaining Shares. The tax treatment of any amount treated as a dividend is described above under “Taxation of Distributions.”

If the sale of Shares pursuant to a repurchase of Shares by the Fund is treated as a dividend to a U.S. Shareholder rather than as an exchange, the other Shareholders, including any non-tendering Shareholders, could be deemed to have received a taxable shares distribution if such Shareholder’s interest in the Fund increases as a result of the repurchase. This deemed dividend would be treated as a dividend to the extent of current or accumulated earnings and profits allocable to it. A proportionate increase in a U.S. Shareholder’s interest in the Fund will not be treated as a taxable distribution of Shares if the distribution qualifies as an isolated redemption of Shares as described in Treasury regulations. All Shareholders are urged to consult their tax advisors about the possibility of deemed distributions resulting from a repurchase of Shares by the Fund.

Disclosure of Certain Recognized Losses

Under applicable Treasury regulations, if a U.S. Shareholder recognizes a loss with respect to shares in excess of $2 million or more for a non-corporate, individual U.S. Shareholder or $10 million or more for a corporate U.S. Shareholder in any single taxable year (or a greater loss over a combination of years), the U.S. Shareholder must file with the IRS a disclosure statement on Form 8886. Direct U.S. Shareholders of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, Shareholders of a RIC are not excepted. Future guidance may extend the current exception from this reporting requirement to U.S. Shareholders of most or all RICs. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Significant monetary penalties apply to a failure to comply with this reporting requirement. States may also have a similar reporting requirement.

Net Investment Income Tax

An additional 3.8% surtax applies to the net investment income of non-corporate U.S. Shareholders (other than certain trusts) on the lesser of (i) the U.S. Shareholder’s “net investment income” for a taxable year and (ii) the excess of the U.S. Shareholder’s modified adjusted gross income for the taxable year over $200,000 ($250,000 in the case of joint filers). For these purposes, “net investment income” generally includes interest and taxable distributions and deemed distributions paid with respect to Shares, and net gain attributable to the disposition of Shares (in each case, unless the Shares are held in connection with certain trades or businesses), but will be reduced by any deductions properly allocable to these distributions or this net gain.

Taxation of Tax-Exempt Shareholders

A U.S. Shareholder that is a tax-exempt organization for U.S. federal income tax purposes and therefore generally exempt from U.S. federal income taxation may nevertheless be subject to taxation if the Shareholder is considered to derive unrelated business taxable income (“UBTI”). The direct conduct by a tax-exempt U.S. Shareholder of the activities the Fund proposes to conduct could give rise to UBTI. However, a RIC is a corporation for U.S. federal income tax purposes and its business activities generally will not be attributed to its Shareholders for purposes of determining their treatment under current law. Therefore, a tax-exempt U.S. Shareholder generally should not be subject to U.S. taxation solely as a result of the Shareholder’s ownership of shares and receipt of dividends with respect to such shares. Moreover, under current law, if the Fund incurs indebtedness, such indebtedness will not be attributed to a tax-exempt U.S. Shareholder. Notwithstanding the foregoing, a tax-exempt Shareholder could realize UBTI by virtue of its investment in shares of the Fund if the tax-exempt Shareholder borrows to acquire its shares. A tax-exempt Shareholder may also recognize UBTI if the Fund were to recognize “excess inclusion income” derived from direct or indirect investments in residual interests in real estate mortgage investment conduits or taxable mortgage pools, if the amount of such income recognized by the Fund exceeds the Fund’s investment company taxable income (after taking into account deductions for dividends paid by the Fund).

Therefore, a tax-exempt U.S. Shareholder should not be treated as earning income from “debt-financed property” and dividends the Fund pays should not be treated as “unrelated debt-financed income” solely as a result of indebtedness that the Fund incurs.

Tax Shelter Reporting Regulations

Under U.S. Treasury regulations, if a U.S. Shareholder recognizes a loss with respect to Shares of the Fund in excess of $2 million or more for a non-corporate U.S. Shareholder or $10 million or more for a corporate U.S. Shareholder in any single taxable year, such Shareholder must file with the IRS a disclosure statement on Form 8886. Direct shareholders of “portfolio securities” in many cases are excepted from this reporting requirement, but, under current guidance, equity owners of a RIC are not excepted. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Significant monetary penalties apply to a failure to comply with this reporting requirement. States may also have a similar reporting requirement. U.S. Shareholders are urged to consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.

Taxation of Non-U.S. Shareholders

The following discussion only applies to certain Non-U.S. Shareholders. Whether an investment in the shares is appropriate for a Non-U.S. Shareholder will depend upon that person’s particular circumstances. An investment in the shares by a Non-U.S. Shareholder may have adverse tax consequences. Non-U.S. Shareholders are urged to consult their tax advisers before investing in the Fund’s Shares.

Distributions on Our Common Stock; Sales or Other Dispositions of Our Common Stock

Whether an investment in the Shares is appropriate for a Non-U.S. Shareholder will depend upon that person’s particular circumstances. An investment in the shares by a Non-U.S. Shareholder may have adverse tax consequences. Non-U.S. Shareholders are urged to consult their tax advisers before investing in the Shares. The following discussion does not apply to Non-U.S. Shareholders that are engaged in a U.S. trade or business or hold their shares in connection with a U.S. trade or business. Such Non-U.S. Shareholders are urged to consult their tax advisers to determine the consequences to them of investing in our Shares.

Distributions of the Fund’s “investment company taxable income” to Non-U.S. Shareholders (including interest income and realized net short-term capital gains in excess of realized long-term capital losses, which generally would be free of withholding if paid to Non-U.S. Shareholders directly) will be subject to withholding of U.S. federal tax at a 30% rate (or lower rate provided by an applicable treaty) to the extent of the Fund’s current and accumulated earnings and profits unless an applicable exception applies. No withholding is required with respect to certain distributions if (i) the distributions are properly reported as “interest-related dividends” or “short-term capital gain dividends,” (ii) the distributions are derived from sources specified in the Code for such dividends and (iii) certain other requirements are satisfied. No assurance can be provided as to whether any of the Fund’s distributions will be reported as eligible for this exemption. If the distributions are effectively connected with a U.S. trade or business of the Non-U.S. Shareholder, the Fund will not be required to withhold U.S. federal tax if the Non-U.S. Shareholder complies with applicable certification and disclosure requirements, although the distributions will be subject to U.S. federal income tax at the rates applicable to U.S. persons. (Special certification requirements apply to a Non-U.S. Shareholder that is a foreign trust, and to a foreign partnership and such entities are urged to consult their tax advisors.)

Actual or deemed distributions of the Fund’s net capital gains to a Non-U.S. Shareholder, and gains realized by a Non-U.S. Shareholder upon the sale of the Fund’s Shares, will generally not be subject to U.S. federal withholding tax and generally will not be subject to U.S. federal income tax unless (a) the distributions or gains, as the case may be, are effectively connected with a U.S. trade or business of the Non-U.S. Shareholder (and, if required by an applicable income tax treaty, are attributable to a permanent establishment maintained by the Non-U.S. Shareholder in the United States), in which case such distributions or gains generally will be subject to U.S. federal income tax at the rates applicable to U.S. persons or (b) the Non-U.S. Shareholder is an individual, has been present in the United States for 183 days or more during the taxable year, and certain other conditions are satisfied, in which case the distributions or gains, as the case may be, generally will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), although the distributions or gains may be offset by U.S. source capital losses, if any, of the non-U.S. Shareholder provided such holder has timely filed U.S. federal income tax returns with respect to such losses.

Under the Fund’s DRIP, if a Non-U.S. Shareholder owns the Fund’s Shares registered in its own name, the Non-U.S. Shareholder will have all cash distributions automatically reinvested in additional shares of the Fund’s common stock unless the Non-U.S. Shareholder opts out of the DRIP. See “Dividend Reinvestment Plan.” If the distribution is a distribution of the Fund’s investment company taxable income, is not reported by the Fund as a short-term capital gains dividend or interest-related dividend and it is not effectively connected with a U.S. trade or business of the Non-U.S. Shareholder (or, if required by an applicable income tax treaty, is not attributable to a U.S. permanent establishment of the Non-U.S. Shareholder), the amount distributed (to the extent of the Fund’s current or accumulated earnings and profits) will be subject to U.S. federal withholding tax at a 30% rate (or lower rate provided by an applicable treaty) and only the net after-tax amount will be reinvested in the Fund’s Shares. Non-U.S. Shareholders who have not “opted-out” of the Fund’s DRIP will have their cash dividends and distributions automatically reinvested in additional Shares, rather than receiving cash dividends and distributions. Any dividends or distributions reinvested under the plan will nevertheless remain taxable to Non-U.S. Shareholders. A Non-U.S. Shareholder will have an adjusted basis in the additional Shares purchased through the DRIP equal to the dollar amount that would have been received if the Non-U.S. Shareholder had received the dividend or distribution in cash, unless the Fund were to issue new Shares that are trading at or above net asset value, in which case, the Non-U.S. Shareholder’s basis in the new Shares would generally be equal to their fair market value. The additional Shares will have a new holding period commencing on the day following the day on which the Shares are credited to the Non-U.S. Shareholder’s account. The tax consequences to Non-U.S. Shareholders entitled to claim the benefits of an applicable tax treaty or that are individuals that are present in the U.S. for 183 days or more during a taxable year may be different from those described herein. Non-U.S. Shareholders are urged to consult their tax advisors with respect to the procedure for claiming the benefit of a lower treaty rate and the applicability of foreign taxes.

If the Fund distributes its net capital gains in the form of deemed rather than actual distributions, a Non-U.S. Shareholder will be entitled to a U.S. federal income tax credit or tax refund equal to the shareholder’s allocable share of the tax the Fund pays on the capital gains deemed to have been distributed. In order to obtain the refund, the Non-U.S. Shareholder must obtain a U.S. taxpayer identification number and file a refund claim even if the Non-U.S. Shareholder would not otherwise be required to obtain a U.S. taxpayer identification number or file a U.S. federal income tax return.

For a corporate Non-U.S. Shareholder, distributions (both actual and deemed), and gains realized upon the sale of the Fund’s Shares that are effectively connected to a U.S. trade or business may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or at a lower rate if provided for by an applicable treaty). Accordingly, investment in the shares may not be advisable for a Non-U.S. Shareholder.

A Non-U.S. Shareholder who participates in a repurchase of Shares will, depending on such Non-U.S. Shareholder’s particular circumstances be treated as either recognizing gain or loss from the disposition of its Shares or as receiving a distribution from the Fund with respect to its Shares. Non-U.S. Shareholders participating in a repurchase of Shares should review the disclosure under “Taxation of U.S. Shareholders – Income from Repurchase of Shares” for information regarding the characterization of any proceeds received on a repurchase of Shares.

The Fund must generally report to its Non-U.S. Shareholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Information reporting requirements may apply even if no withholding was required because the distributions were effectively connected with the Non-U.S. Shareholder’s conduct of a United States trade or business or withholding was reduced or eliminated by an applicable income tax treaty. This information also may be made available under a specific treaty or agreement with the tax authorities in the country in which the Non-U.S. Shareholder resides or is established. Under U.S. federal income tax law, interest, dividends and other reportable payments may, under certain circumstances, be subject to “backup withholding” at the then applicable rate. Backup withholding, however, generally will not apply to distributions to a Non-U.S. Shareholder of the Fund’s Shares, provided the Non-U.S. Shareholder furnishes to the Fund the required certification as to its non-U.S. status, such as by providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E, or IRS Form W-8ECI, or certain other requirements are met. Backup withholding is not an additional tax but can be credited against a Non-U.S. Shareholder’s federal income tax, and may be refunded to the extent it results in an overpayment of tax and the appropriate information is timely supplied to the IRS.

Non-U.S. Shareholders are urged to consult their tax advisors with respect to the U.S. federal income tax and withholding tax, and state, local and foreign tax consequences of an investment in the shares.

Foreign Account Tax Compliance Act

Legislation commonly referred to as the “Foreign Account Tax Compliance Act,” or “FATCA,” generally imposes a 30% withholding tax on payments of certain types of income to foreign financial institutions (“FFIs”) unless such FFIs either (i) enter into an agreement with the U.S. Treasury to report certain required information with respect to accounts held by U.S. persons (or held by foreign entities that have U.S. persons as substantial owners) or (ii) reside in a jurisdiction that has entered into an intergovernmental agreement (“IGA”) with the United States to collect and share such information and are in compliance with the terms of such IGA and any related laws or regulations implementing such IGA. The types of income subject to the tax include U.S. source interest and dividends. While existing U.S. Treasury regulations would also require withholding on payments of the gross proceeds from the sale of any property that could produce U.S. source interest or dividends, the U.S. Treasury Department has indicated its intent to eliminate this requirement in subsequent proposed regulations, which state that taxpayers may rely on the proposed regulations until final regulations are issued. The information required to be reported includes the identity and taxpayer identification number of each account holder that is a U.S. person and certain transaction activity within the holder’s account. In addition, subject to certain exceptions, this legislation also imposes a 30% withholding on payments to a foreign entity that is not a financial institution unless the foreign entity certifies that it does not have a greater than 10% U.S. owner or provides the withholding agent with identifying information on each greater than 10% U.S. owner. Depending on the status of a beneficial owner and the status of the intermediaries through which they hold their shares of the Fund’s Shares, beneficial owners could be subject to this 30% withholding tax with respect to distributions on their shares of the Fund’s Shares and potentially proceeds from the sale of their shares of the Fund’s Shares. Under certain circumstances, a beneficial owner might be eligible for refunds or credits of such taxes.

Information Reporting and Backup Withholding

The Fund may be required to withhold U.S. federal income tax (“backup withholding”) currently at a rate of 24% from all distributions to certain U.S. Shareholders (i) who fail to furnish the Fund with a correct taxpayer identification number or a certificate that such Shareholder is exempt from backup withholding or (ii) with respect to whom the IRS notifies the Fund that such Shareholder furnished an incorrect taxpayer identification number or failed to properly report certain interest and dividend income to the IRS and to respond to notices to that effect and is subject to backup withholding. An individual’s taxpayer identification number is his or her social security number. Certain U.S. Shareholders specified in the Code and the Treasury regulations promulgated thereunder are exempt from backup withholding but may be required to provide documentation to establish their exempt status. Backup withholding is not an additional tax. Any amount withheld under backup withholding is allowed as a credit against the U.S. Shareholder’s federal income tax liability, and may entitle such Shareholder to a refund, provided that proper information is provided to the IRS.

Other Taxation

Shareholders may be subject to state, local and foreign taxes on their distributions from the Shares. Shareholders are urged to consult tax advisors with respect to the particular tax consequences to them of an investment in the Shares.

ALL SHAREHOLDERS ARE URGED TO CONSULT TAX ADVISERS WITH RESPECT TO THE U.S. FEDERAL INCOME AND WITHHOLDING TAX CONSEQUENCES, AND STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES, OF AN INVESTMENT IN THE FUND’S SHARES.

CUSTODIAN

State Street Bank and Trust Company serves as the primary custodian of the assets of the Fund and may maintain custody of such assets with U.S. and non-U.S. sub-custodians (which may be banks and trust companies), securities depositories and clearing agencies in accordance with the requirements of Section 17(f) of the Investment Company Act and the rules thereunder. Assets of the Fund are not held by the Adviser or commingled with the assets of other accounts other than to the extent that securities are held in the name of the Custodian or U.S. or non-U.S. sub-custodians in a securities depository, clearing agency or omnibus customer account of such custodian.

The Custodian’s principal business address is One Congress Street, Boston, MA 02114-2016.

To the extent the Fund invests directly in cryptocurrency or similar digital assets in the future, it is expected that Coinbase Custody Trust Company would serve as the Fund’s custodian for those assets. It is currently expected that the Fund’s assets would be held in a segregated custody account at Coinbase Custody, where they would be maintained as custodial assets in trust for the Fund and would not be treated as general assets of Coinbase Custody. Assets would be held in an offline, cold storage environment within Coinbase’s Prime Vault, with multiple layers of security and verification controls in place to ensure their safekeeping. The Fund would retain the ability to verify its custodial balance on-chain, and Coinbase Custody would provide reporting capabilities, including post-trade analysis and customizable reports.

ADMINISTRATION AND ACCOUNTING SERVICES

The Fund has entered into an Administration and Fund Accounting Agreement with State Street Bank and Trust Company under which the Administrator performs certain administration and accounting services for the Fund, including, among other things: customary fund accounting services, including computing the Fund’s net asset values and maintaining books, records and other documents relating to the Fund’s financial and portfolio transactions, and customary fund administration services, including assisting the Fund with regulatory filings, tax compliance and other oversight activities. In consideration for these services, the Fund pays the Administrator tiered fees based on the average monthly net asset value of the Fund, subject to a minimum annual fee, as well as certain other fixed, per-account or transactional fees. The Administration Fee is paid to the Administrator out of the assets of the Fund and therefore decreases the net profits or increases the net losses of the Fund. The Fund also reimburses the Administrator for certain out-of-pocket expenses and pays the Administrator a fee for transfer agency services.

The Administrator’s principal business address is One Congress Street, Boston, Massachusetts 02114.

TRANSFER AGENT AND DIVIDEND PAYING AGENT

State Street Bank and Trust Company whose principal business address is One Congress Street, Boston, Massachusetts 02114, serves as the Fund’s transfer agent with respect to the Shares.

State Street Bank and Trust Company serves as the Fund’s dividend paying agent.

FISCAL YEAR; REPORTS TO SHAREHOLDERS

The Fund’s fiscal year is the 12-month period ending on December 31. The Fund’s taxable year is the 12-month period ending on December 31.

The Fund will provide Shareholders with an audited annual report and an unaudited semi-annual report within 60 days after the close of the reporting period for which the report is being made, or as otherwise required by the Investment Company Act. Shareholders will also receive quarterly commentary regarding the Fund’s operations and investments.

The Fund will furnish to Shareholders as soon as practicable after the end of each taxable year information on Form 1099 to assist Shareholders in preparing their tax returns.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPMG LLP serves as the independent registered public accounting firm of the Fund.

Its principal business address is 345 Park Avenue, New York, NY 10154.

LEGAL COUNSEL

Kirkland & Ellis LLP, 601 Lexington Avenue, New York, New York 10022, serves as legal counsel to the Fund. No attorney-client relationship exists, however, between Kirkland & Ellis LLP and any other person solely by reason of such other person investing in the Fund.

TABLE OF CONTENTS OF THE SAI

Additional Investment Policies	3

Investment Practices, Techniques and Risks	5

Management of the Fund	24

Portfolio Transactions	29

Certain ERISA Considerations	31

Control Persons and Principal Shareholders	33

Financial Statements	34

Data Privacy Notice	43

Appendix A – Securities Rating Descriptions	A-1

Appendix B – Proxy Voting Policies and Procedures	B-1

COATUE INNOVATION FUND

Class S Shares
Class D Shares
Class I Shares

PROSPECTUS

April 30, 2025, as revised June 10, 2025

All dealers that effect transactions in these Shares, whether or not participating in this offering, may be required to deliver a Prospectus.